                                                                  EXHIBIT 8.01


                [SHAW, PITTMAN, POTTS & TROWBRIDGE LETTERHEAD]

                             September 27, 1996


Crescent Real Estate Equities, Inc.
900 Third Avenue
Suite 1800
New York, New York 10022


Ladies and Gentlemen:

         On October 14, 1995, Crescent Real Estate Equities, Inc. ("Crescent Equities") filed a Registration Statement on Form S-3, file number 33-97794, with the Securities and Exchange Commission, which was declared effective on June 18, 1996. Such registration statement (the "Registration Statement") includes a prospectus supplement filed on September 30, 1996 (the "Prospectus Supplement") to the prospectus contained in the Registration Statement
(the "Prospectus"). In connection with the filing of the Prospectus Supplement, you have asked us to render certain opinions regarding the application of the U.S. federal income tax laws to Crescent Equities,(1) Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") and certain partnerships and limited liability companies in which the Operating
Partnership has an ownership interest (the "Subsidiary Partnerships").   The
Subsidiary Partnerships currently include Crescent Real Estate Funding I, L.P. ("Funding I"), Crescent Real Estate Funding II, L.P. ("Funding II"), Crescent Real Estate Funding III, L.P. ("Funding III"), Crescent Real Estate Funding IV, L.P. ("Funding IV"), Crescent Real Estate Funding V, L.P. ("Funding V"), Waterside Commons Limited Partnership ("Waterside"), G/C Waterside Associates LLC ("Associates"), Woodlands Office Equities - '95 Limited (the "Woodlands Partnership"), 301 Congress Avenue, L.P ("301 Congress"), Crescent/301, L.L.C. ("Crescent/301") and Spectrum Mortgage Associates, L.P. ("SMA"). All capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Prospectus Supplement, unless otherwise noted.





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(1) Unless otherwise noted, all references to Crescent Equities herein refer to Crescent Equities and its wholly owned subsidiaries, Crescent Real Estate Equities, Ltd. ("CREE"), CRE Limited
         Partner, Inc. ("CLP, Inc."), CRE Management I Corp., CRE Management II Corp., CRE Management III Corp., CRE Management IV Corp. and CRE Management V Corp.

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         We have acted as tax counsel in connection with the preparation of the Prospectus and the Prospectus Supplement. Specifically, you have requested that we render opinions addressing the following:

         1. Whether Crescent Equities qualified as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") with respect to its taxable years ending on or before December 31, 1995, whether Crescent Equities is organized in conformity the requirements for qualification as a REIT, whether its manner of operation enabled it to meet the requirements for qualification as a REIT as of the date of the Prospectus Supplement, and whether Crescent Equities' proposed manner of operation, as set forth in the Registration Statement, will enable it to meet the requirements for qualification as a REIT in the future;

         2. Whether the Residential Development Properties will be treated for federal income tax purposes as owned by the Residential Development Corporations;(2)

         3. Whether amounts derived by the Operating Partnership with respect to the stock of the Residential Development Corporations will be treated as distributions on stock (i.e., as dividends, a return of capital, or capital gain, depending upon the circumstances) for purposes of the 75 percent and 95 percent gross income tests of section 856(c) of the Code;

         4. Whether the Residential Development Property Mortgages constitute debt for federal income tax purposes;(3)

         5. Whether contingent interest derived by the Operating Partnership from the Residential Development Corporations under the terms of certain of the Residential Development Property Mortgages will be treated as being based on a fixed percentage of sales, and therefore all interest derived therefrom will qualify as interest paid on mortgages on real property for purposes of the 75 percent and 95 percent gross income tests of section 856(c) of the Code;





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(2) For purposes of this letter, the term "Residential Development Properties" will be deemed to include any assets of HBCLP, Inc. ("HBCLP"), unless otherwise noted, and the term "Residential Development Corporations" will be deemed to include HBCLP, unless otherwise noted.

(3) For purposes of this letter, the term "Residential Development Property Mortgages" will be deemed to include the $25,000,000 line of credit secured by HBCLP, Inc.'s limited partner interest in Hudson Bay Partners, L.P. (the "HBCLP Note"), unless otherwise noted.

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         6. Whether the leases of the Hotel Properties will be treated as leases for federal income tax purposes and whether the rent payable thereunder will qualify as "rents from real property" for purposes of the 75 percent and 95 percent gross income tests of section 856(c) of the Code;

         7. Whether Crescent Equities will be considered to own any of the voting securities of the Residential Development Corporations for purposes of section 856(c)(5)(B) of the Code;

         8. Whether the Operating Partnership and each of the Subsidiary Partnerships will be classified for federal income tax purposes as partnerships and not as (a) associations taxable as corporations or (b) publicly traded partnerships; and

         9. Whether the material under the heading "Federal Income Tax Considerations" in the Prospectus Supplement is accurate and summarizes the material federal income tax considerations to a prospective holder of Common Stock.

         The opinions set forth herein are based upon the existing provisions of the Code, Treasury Regulations, and the reported interpretations thereof by the Internal Revenue Service ("IRS") and by the courts in effect as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this letter. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. However, because our opinions are not binding upon the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

I.       Documents and Representations

         For the purpose of rendering these opinions, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following: (1) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc.; (2) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, as amended (the "Operating Partnership Agreement"); (3) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding I, L.P. (the "Funding I Agreement"); (4) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding II, L.P., as amended (the "Funding II Agreement"); (5) the Limited Partnership Agreement of Waterside Commons Limited Partnership, as amended by the First Amendment to the Limited Partnership Agreement of Waterside Commons Limited Partnership, dated August 23, 1995 (the "Waterside Agreement"); (6) the Articles of Organization

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of G/C Waterside Associates LLC (the "Associates Articles"); (7) the Regulations of G/C Waterside Associates, LLC (the "Associates Regulations");
(8) the Amended and Restated Agreement of Limited Partnership of Woodlands Office Equities - '95 Limited (the "Woodlands Partnership Agreement"); (9) Limited Partnership Agreement of 301 Congress Avenue, L.P. (the "301 Congress Partnership Agreement"), (10) the Limited Liability Company Agreement of Crescent/301, L.L.C. (the "Crescent/301 Agreement"), (11) the Registration Statement, as amended through the date hereof; (12) the Prospectus Supplement;
(13) copies of all existing leases (including amendments) entered into as of the date hereof with respect to property owned or probably to be acquired by the Operating Partnership or the Subsidiary Partnerships; (14) copies of the Residential Development Property Mortgages; (15) the Agreement of Limited Partnership of Crescent Real Estate Funding III, L.P. (the "Funding III Agreement"), (16) the Agreement of Limited Partnership of Crescent Real Estate Funding IV, L.P. (the "Funding IV Agreement"), (17) the Agreement of Limited Partnership of Crescent Real Estate Funding V, L.P. (the "Funding V Agreement"), (18) the Amended and Restated Agreement of Limited Partnership of Spectrum Mortgage Associates, L.P. (the "SMA Agreement") and (19) such other documents or information as we have deemed necessary for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         In addition, these opinions are conditioned upon certain representations made by Crescent Equities and the Operating Partnership as to factual and other matters as set forth in the attached letter and in the discussion of "Federal Income Tax Considerations" in the Prospectus Supplement. These opinions are also based on the assumptions that (i) the Operating Partnership will be operated in accordance with the terms and provisions of the Operating Partnership Agreement, (ii) each of the Subsidiary Partnerships will be operated in accordance with the terms and provisions of its organizational documents, (iii) Crescent Equities will be operated in accordance with the terms and provisions of its First Amended and Restated Articles of Incorporation, and (iv) the various elections, procedural steps, and other actions by Crescent Equities or the Operating Partnership described in the discussion of "Federal Income Tax Considerations" in the Prospectus Supplement will be completed in a timely fashion or otherwise carried out as so described.

         Unless facts material to the opinions expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the representations made by Crescent Equities and the Operating Partnership. We are not, however, aware of any facts or circumstances contrary to or inconsistent with the representations. To the extent the representations are with respect to matters set forth in the Code or Treasury

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Regulations, we have reviewed with the individuals making such representations the relevant provisions of the Code, the Treasury Regulations and published administrative interpretations.

II.      Opinions

         1.  Qualification of Crescent Real Estate Equities, Inc. as a REIT

         Based on the foregoing, it is our opinion that (i) Crescent Equities qualified as a REIT under sections 856 through 860 of the Code with respect to its taxable years ending on or before December 31, 1995, (ii) Crescent Equities is organized in conformity with the requirements for qualification as a REIT and its manner of operation has enabled it to meet the requirements for qualification as a REIT as of the date of the Prospectus Supplement, and (iii) Crescent Equities' proposed manner of operation will enable it to meet the requirements for qualification as a REIT in the future.

         2. Ownership of the Residential Development Properties and Treatment of Amounts Derived by the Operating Partnership with Respect to the Stock of the Residential Development Corporations


         If the Residential Development Corporations are not respected for tax purposes, then the Operating Partnership would be treated for tax purposes as directly owning certain of the Residential Development Properties. In such a case, the income from the sales of the Residential Development Properties treated as directly owned by the Operating Partnership would not qualify under the 75 percent and 95 percent gross income tests and would count as gain from the sale of assets for purposes of the 30 percent of gross income limitation. In addition, such income would be considered "net income from prohibited transactions" and thus would be subject to a 100 percent tax. Moreover, to the extent that the Operating Partnership would be treated as directly owning HBCLP's limited partner interest in Hudson Bay Partners, L.P. ("HB Partners"), the Operating Partnership would be treated as owning any securities held by HB Partners, and such deemed ownership could cause Crescent Equities to be treated as owning more than 10 percent of the voting securities of one or more issuers in violation of section 856(c)(5)(B). However, as a general rule, corporations, as long as they have a business purpose or carry on any business activity, are not disregarded for federal income tax purposes. Moline Properties, Inc. v. Commissioner, 319 U.S. 436, 438-439 (1943).

         The Residential Development Corporations are not mere formalities created for tax purposes. Crescent Equities and the Operating Partnership have represented that each of the Residential Development Companies will have their own employees (except HBCLP, which will have no employees), will act independently in owning, developing, and selling the Residential

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Development Properties, and will not act as agents of the Operating Partnership or Crescent Equities. Moreover, Mira Vista Development Corporation ("MVDC") and Houston Area Development Corporation ("HADC") should shield the Operating Partnership against any liabilities generated by their respective property development businesses, while Crescent Development Management Corporation ("CDMC") and HBCLP should shield the Operating Partnership from any liabilities generated by any future business conducted directly by CDMC and HBCLP, respectively.

         Therefore, it is our opinion that for federal income tax purposes the Operating Partnership will not be treated as owning the Residential Development Properties held directly by the Residential Development Corporations and, consequently, all amounts derived by the Operating Partnership with respect to the stock of the Residential Development Corporations will be characterized as distributions on stock (i.e., as dividends, a return of capital, or capital gain, depending on the circumstances) for purposes of the 75 percent and 95 percent gross income tests.

         3. Characterization of the Residential Development Property Mortgages as Debt and Treatment of Amounts Paid Pursuant to Residential Development Property Mortgages

                 a. Characterization as Debt. Debt instruments, especially instruments that are held by persons related to the debtor, may under certain circumstances be characterized for income tax purposes as equity, rather than as debt. The characterization of an instrument as debt or equity is a question of fact to be determined from all surrounding facts and circumstances, no one of which is conclusive. See Kingbay v. Commissioner, 46 T.C. 147 (1966); Hambuechen v. Commissioner, 43 T.C. 90 (1964). Among the criteria that have been found relevant in characterizing such instruments are: (1) the intent of the parties, (2) the extent of participation in management by the holder of the instrument, (3) the ability of the corporation to obtain funds from outside sources, (4) the "thinness" of the capital structure in relation to debt, (5) the risk involved, (6) the formal indicia of the arrangement, (7) the relative position of the obligees as to other creditors regarding payment of interest and principal, (8) the voting power of the holder of the instrument, (9) the provision of a fixed rate of interest, (10) the contingency of the obligation to repay, (11) the source of the interest payments, (12) the presence or absence of a fixed maturity date, (13) a provision for redemption by the corporation, (14) a provision for redemption at the option of the holder, and
(15) the timing of the advance with reference to the organization of the corporation. Fin Hay Realty Co. v. United States, 398 F.2d 694 (3d Cir. 1968).

         Although the Residential Development Property Mortgages are held by the Operating Partnership, which owns all of the nonvoting stock of the Residential Development Corporations, and an approximately 39 percent indirect equity interest in Whitehawk Development Group, LLC,

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these mortgages possess a number of attributes weighing in favor of debt treatment. For instance, each of the Residential Development Property Mortgages is clearly denominated as debt, has a fixed term of seven or more years (except the HBCLP Note which has a term of five years), provides for the return of a fixed principal amount plus interest, and is secured by the Residential Development Properties (or in the case of the CDMC Mortgage, secured by an interest in a limited partnership which holds indirect interests in several Residential Development Properties, or in the case of the HBCLP Note, secured by HBCLP's interest in HB Partners). The interest on the Residential Development Property Mortgages accrues at either a fixed rate or, in the case of the Whitehawk Note, at the prime rate plus one percent per annum (not including any additional interest based on gross sales proceeds). In addition, the Residential Development Property Mortgages are not subordinated to other indebtedness of the Residential Development Corporations. Crescent Equities and the Operating Partnership have represented that at the time that each of the Residential Development Property Mortgages were acquired by the Operating Partnership, the outstanding principal amount of such mortgages did not exceed 80 percent of the fair market value of the Residential Development Properties (or in the case of the HBCLP Note, Crescent Equities and the Operating Partnership have represented that at the time the HBCLP Note was acquired by the Operating Partnership the maximum amount that could be drawn under the line of credit under such note did not exceed 50 percent of the fair market value of HBCLP's interest in HB Partners) and that the interest to be charged, including any contingent interest, represents a commercially reasonable rate of interest. In addition, based on our experience and an examination of the Residential Development Property Mortgages, the interest appears to represent a commercially reasonable rate of interest.

         Based on the foregoing, it is our opinion that each of the Residential Development Property Mortgages constitutes debt for federal income tax purposes.

                 b. Treatment of Amounts Paid Pursuant to Residential Development Property Mortgages. Section 856(f) of the Code defines "interest" for the purposes of section 856(c)'s gross income tests to include contingent interest that is based on a fixed percentage of any person's receipts or sales. On the other hand, contingent interest provisions that are based on a specified portion of the gain realized on the sale of the real property securing a mortgage (or any gain which would be realized if such property were sold on a specified date) may be characterized as "shared appreciation provisions" under section 856(j) of the Code. If the properties underlying such a provision are primarily held for sale to customers in the ordinary course, any income derived from such a provision would be treated as income from prohibited transactions. Such income would not satisfy the 75 percent and 95 percent gross income tests and would be subject to a 100 percent tax on "net income from prohibited transactions."

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         Any contingent interest payable under the terms of the mortgage in the principal amount of $14.4 million secured by the Mira Vista Residential Development Property (the "Mira Vista Mortgage") will qualify as interest on an obligation secured by a mortgage on real property, rather than income derived from a shared appreciation provision, because such contingent interest will be based on a percentage of the gross receipts derived from any sale of portions of the Mira Vista Residential Development Property, as opposed to a portion of the gain realized on such sales. Similarly, any contingent interest payable under the terms of the mortgages in the aggregate principal amount of $14.4 million secured by the Falcon Point Residential Development Property and the Spring Lakes Residential Development Property (the "Houston Area Mortgages") will qualify as interest on obligations secured by mortgages on real property, rather than income derived from shared appreciation provisions, because such contingent interest will be based on a percentage of the gross receipts derived from any sale of portions of the Falcon Point and the Spring Lakes Residential Development Properties, as opposed to a portion of the gain realized on such sales.

         The fact that the contingent interest provided for by the Mira Vista Mortgage and the Houston Area Mortgages is based on gross receipts, rather than gain, could have economic significance with respect to the return received by a holder of such mortgages. For example, if the value of the Falcon Point Residential Development Property were to increase, but few lots were sold, the Operating Partnership, as holder of the Houston Area Mortgages would not accrue any contingent interest. On the other hand, the Operating Partnership would accrue contingent interest if numerous lot sales were made at the Falcon Point Residential Development Property, even if such sales were made at a loss.

         Based on the foregoing, it is our opinion that any contingent interest derived from the Mira Vista Mortgage and the Houston Area Mortgages will be treated as being based on a fixed percentage of sales and therefore such interest will constitute interest received from real estate mortgages for purposes of the 75 percent and 95 percent gross income tests, and that, consequently, all amounts derived by the Operating Partnership from the Residential Development Corporations under the terms of the Residential Development Property Mortgages (other than the HBCLP Note) will be characterized as interest or principal, as the case may be, paid on mortgages on real property for purposes of the 75 percent and 95 percent gross income tests. It is our opinion that all amounts derived by the Operating Partnership from the HBCLP Note will be characterized as interest or principal, as the case may be for purposes of the 95 percent gross income test.

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         4. Characterization of the Leases of the Hotel Properties and the Treatment of Amounts Paid Pursuant To Such Leases as "Rents From Real Property"

         On January 3, 1995, we provided the Operating Partnership with a memorandum (a copy of which is attached hereto) in which we expressed our opinion that, based on certain assumptions, that the lease of the Hyatt Regency Beaver Creek would be treated as a lease for federal income tax purposes and that the rent payable thereunder would qualify as "rents from real property." On April 1, 1996, we provided the Operating Partnership with a letter (a copy of which is attached hereto) in which we updated the facts relating to the lease of the Hyatt Regency Beaver Creek as expressed in our January 3, 1995 memorandum and affirmed the opinions expressed in that memorandum.

         On June 30, 1995, we provided the Operating Partnership with a memorandum (a copy of which is attached hereto) in which we expressed our opinion that, based on certain assumptions, that the lease of the Denver Marriott City Center would be treated as a lease for federal income tax purposes and that the rent payable thereunder would qualify as "rents from real property." On September 27, 1996, we provided the Operating Partnership with a letter (a copy of which is attached hereto) in which we affirmed the opinions expressed in our June 30, 1995 memorandum.

         On December 19, 1995, we provided the Operating Partnership with a memorandum (a copy of which is attached hereto) in which we expressed our opinion that, based on certain assumptions, that the lease of the Hyatt Regency Albuquerque Plaza would be treated as a lease for federal income tax purposes and that the rent payable thereunder would qualify as "rents from real property." On April 1, 1996, we provided the Operating Partnership with a letter (a copy of which is attached hereto) in which we updated the facts relating to the lease of the Hyatt Regency Albuquerque Plaza as expressed in our December 19, 1995 memorandum and affirmed the opinions expressed in that memorandum.

         On July 26, 1996, we provided the Operating Partnership with a memorandum (a copy of which is attached hereto) in which we expressed our opinion that, based on certain assumptions, that the lease of the Canyon Ranch resort would be treated as a lease for federal income tax purposes and that the rent payable thereunder would qualify as "rents from real property."

         We hereby affirm the opinions expressed in our January 3, 1995, June 30, 1995, December 19, 1995 and July 26, 1996 memoranda, as updated by our letters dated April 1, 1996 and September 27, 1996, and authorize you to rely upon those opinions in connection with the preparation of the Registration Statement.

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         5.  Ownership of Residential Development Company Voting Stock

         Section 856(c)(5) restricts the types of assets that can be held by an entity seeking to qualify as a REIT. Specifically, section 856(c)(5)(B) provides that at the close of each quarter of the taxable year, a REIT must hold no more than 10 percent of the outstanding voting securities of any one issuer.

         The term "voting securities" as used in section 856(c)(5)(B) is not defined in the Code. However, section 856(c)(6)(F) provides that terms not defined in sections 856 through 859 shall have the same meaning as when used in the Investment Company Act of 1940, as amended (the "ICA"). The ICA defines "voting security" as "any security presently entitling the owner or holder thereof to vote for the election of directors of a company."(4)

         The Internal Revenue Service (the "Service") has not issued any revenue rulings discussing what constitutes "voting securities" for purposes of section 856(c)(5)(B). However, the Service has issued one revenue ruling discussing what constitutes "voting securities" for the purposes of section 851(b), which provides rules for qualification as a regulated investment company (a "RIC"). (The RIC qualification provisions, like section 856(c)(5)(B), incorporate the definition of "voting securities" found in the ICA.(5)) In Rev. Rul. 66-339,(6) the Service held that a shareholders' voting agreement was not a voting security for purposes of section 851(b)(4). The taxpayer in the ruling was a small business investment company which had made a loan to a corporation. Under the terms of the loan agreement, a shareholders' agreement was executed, which required the election of one director designated by the taxpayer during the term of the loan and, thereafter, as long as the taxpayer owned or had the right to acquire at least 10 percent of the outstanding stock of the corporation. The Service held that the shareholders' agreement was not a voting security because the enforceability the taxpayer's rights under the agreement depended upon the taxpayer's status as a party to the agreement, rather than as a shareholder.

         However, the Service has not been entirely comfortable with Rev. Rul. 66-339. In G.C.M. 36823,(7) which dealt with the definition of "voting securities" for purposes of the REIT provisions, the Service recommended that Rev. Rul. 66-339 be modified to reflect the interpretation of the term "voting security" as expressed in an opinion of the chief counsel of the





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(4)      ICA Section 2(a)(42).

(5)      Section 851(c)(5).

(6)      1966-2 C.B. 274.

(7)      1976 IRS GCM Lexis 114 (Aug. 24, 1976).

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Securities and Exchange Commission ("SEC"). This opinion held that "unless there are compelling considerations to the contrary in a particular case, the definition of 'voting security' in the ICA should generally be interpreted to include not only the formal legal right to vote for the election of directors pursuant to the provisions of the law of the state of incorporation and the corporation's charter and by-laws but also the de facto power, based on all the surrounding facts and circumstances, to determine, or influence the determination of, the identity of a corporation's directors."(8) Despite this recommendation of G.C.M. 36823, however, Rev. Rul. 66-339 has never been modified and would therefore continue to constitute good authority.

         Since the issuance of G.C.M. 36823, the Service has issued several private rulings in which it has not treated a REIT as owning "voting securities" of other corporations for purposes of section 856(c)(5)(B), despite the fact that such securities were actually owned either by officers or shareholders of the REIT.(9) In each of these rulings, the REIT either directly or indirectly held substantial amounts of the other corporation's nonvoting stock. None of these rulings makes any mention of either Rev. Rul. 66-339 or the de facto voting power issue raised by the Service in G.C.M. 36823.

         Although private rulings like those mentioned above were issued by the Service until June 8, 1994, the Service subsequently announced that, for the indefinite future, it would no longer issue private letter rulings with regard to fact situations involving corporations whose voting stock is held by relatives of principal REIT shareholders and/or REIT employees. The Service has not provided an explanation for this "no ruling" policy. Nonetheless, it could indicate that the Service is reconsidering its position on the treatment of fact situations similar to those involving Crescent Equities and the Residential Development Corporations.

         Crescent Equities does not directly or indirectly own any of the voting stock of any of the Residential Development Corporations. In the case of MVDC, the voting stock is owned by James Bartlett, Nick Hackstock, Tom Nezworski, John C. Goff and Gerald W. Haddock (together, the "MVDC Voting Shareholders"). In the case of HADC, the voting stock is owned by Sam Yager, John C. Goff and Gerald W. Haddock (together, the "HADC Voting Shareholders"). In the case of CDMC, the voting stock is owned by Harry Frampton, John C. Goff and Gerald W. Haddock (together, the "CDMC Voting Shareholders"). In the case of HBCLP, such stock is owned by K-Holdings Co. and David Lesser (together, the "HBCLP Voting Shareholders" and together with the MVDC Voting Shareholders, the HADC Voting Shareholders and the CDMC Voting Shareholders, the "Voting Shareholders"). Moreover, the





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(8)      Id.

(9)      P.L.R. 8825112 (Mar. 30, 1988); P.L.R. 9340056 (July 13, 1993); P.L.R.
         9428033 (April 20, 1994); P.L.R. 9436025 (June 8, 1994).

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voting stock of the Residential Development Corporations owned by the Voting Shareholders is registered in the names of such Voting Shareholders, and all dividends accruing on stock are delivered to the addresses of such Voting Shareholders. Therefore, unless Crescent Equities is deemed to own some of the shares of voting stock of the Residential Development Corporations actually held by the Voting Shareholders, it will not own more than 10 percent of the voting securities of any of the Residential Development Corporations in violation of section 856(c)(5)(B).

         The Service could argue that the ownership of some or all of the voting stock actually held by the Voting Shareholders should be attributed to Crescent Equities under two possible theories: (1) a "nominee" or "de facto ownership" theory or (2) a constructive ownership theory. However, there is no authority indicating that the Service could successfully assert either of these theories in a fact situation similar to that involving Crescent Equities and the Residential Development Corporations. Therefore, it is our opinion that Crescent Equities will not be deemed to be the owner of the voting stock of the Residential Development Corporations held by the Voting Shareholders for purposes of section 856(c)(5)(B). In connection with this opinion we note that both John C. Goff and Gerald W. Haddock are presently officers and directors of Crescent Equities and officers of some of Crescent Equities' subsidiaries, while David H. Lesser was an employee of Crescent Equities prior to his acquiring voting stock in HBCLP.

                 a. "Nominee" or "De Facto Ownership" Theory. Under a "nominee" or "de facto ownership" theory, the Service could attribute ownership of the Residential Development Company voting stock from the Voting Shareholders to Crescent Equities for tax purposes, based on the "effective control" that Crescent Equities exercises over the Voting Shareholders. However, the Service has only applied a "nominee" or "de facto ownership" theory in situations where there was a written or oral agreement transferring "effective control" of the stock away from the record owner. No such agreement exists between Crescent Equities and the Voting Shareholders.

         For example, in G.C.M. 36823, discussed above, the Service based its determination that a taxpayer was the "true owner" of another corporation's voting stock for purposes of section 856(c)(5)(B) on the fact that the actual owner of such stock had executed a written agreement giving the taxpayer a proxy to vote the stock in a number of key situations. Under the agreement, the taxpayer was given a proxy to vote all of the borrower's voting stock in the event the borrower proposed (1) a merger or reorganization, (2) a liquidation and dissolution, (3) any substantial change in business, (4) a sale or disposition of all or substantially all of its assets, (5) any amendment to the certificate of incorporation, (6) the organization of any significant subsidiary, or (7) any substantial investment in any other corporation, partnership, or joint venture. However, the proxy did not give the taxpayer the right to vote for the borrower's

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directors. Nonetheless, the Service concluded that the taxpayer should be deemed to own the borrower's voting stock for purposes of section 856(c)(5)(B), because the agreement with the actual owner of the borrower's voting stock provided the taxpayer "with the type of control over directors' decisions that is usually reserved to those having the power to elect directors, that is, the owners of voting stock."(10)

         In contrast, the Service has never attributed ownership of voting securities to a taxpayer for purposes of section 856(c)(5)(B) in situations where there was no agreement between the taxpayer and the actual owners of the securities regarding how such securities were to be voted. For example, in a series of private letter rulings issued after the issuance of G.C.M. 36823, the Service ignored the "effective control" that taxpayers might exercise over voting stock in situations where such stock was held by the taxpayer's officers and shareholders.(11)

         Similarly, outside the context of section 856(c)(5)(B), the Service has treated the actual owners of corporate stock as mere nominees only in situations where there was a written or oral agreement that provided another party with effective control over such stock. For example, in Rev. Rul. 84-79,(12) the Service found that the grantor and sole beneficiary of a revocable voting trust "directly" owned stock for purposes of section 1504(a), despite the fact that it had transferred the stock to the voting trust. The Service reached this conclusion because the voting trust agreement effectively allowed the grantor to retain control over the stock, permitting it to revoke
the trust or replace the trustee without cause at any time.(13)   In contrast,
the Service has not found that corporations retained effective control of stock for purposes of section 1504(a)(4) in situations where they transferred such stock to their shareholders, in the absence of a voting trust agreement.(14)

         The Service has also refused to treat purchasers of corporate stock as mere nominees when applying the "solely for voting stock" requirement for section 368(a)(1)(B) reorganizations. For example, in Rev. Rul. 68-562,(15) the Service found that an acquisition of all the stock of one corporation ("Y") by another corporation ("X"), in exchange for X corporation voting stock





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(10)     G.C.M. 36823; 1976 IRS GCM Lexis 114.

(11)     See footnote 7 supra.

(12)     1984-1 C.B., 190.

(13) See also, Rev. Rul. 70-469, 1970-2 C.B. 179; Miami National Bank v. Commissioner, 67 T.C. 793 (1977).

(14)     See, e.g., T.A.M. 9206005 (Oct. 24, 1991); T.A.M. 9137003 (May 20,
         1991).

(15)     1968-2 C.B. 157.

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Page 14

qualified as a section 368(a)(1)(B) reorganization. The Service reached this conclusion despite the fact that an individual who owned 90 percent of X's voting stock had purchased 50 percent of Y's stock for cash two months before the such acquisition. The Service did not attribute this purchase of Y stock to X, because the actual purchaser, even though he was X's principal
shareholder, was under no obligation to surrender such stock to X.(16)   In
contrast, the Service has attributed third-party purchases of corporate stock to the acquiring party in a 368(a)(1)(B) reorganization in situations where a third-party purchaser had previously agreed to transfer the purchased stock to the acquiring party.(17)

         Moreover, under the three-factor test for nominee status set forth by the Supreme Court in Commissioner v. Bollinger, none of the Voting Shareholders qualifies as a nominee of Crescent with respect to the Residential Development Corporation voting stock.(18) Bollinger involved partnerships that developed apartment complexes in Kentucky. In order to avoid Kentucky's usury laws, which limited the annual interest rate for noncorporate borrowers, the partnerships entered into agreements with a corporation wholly owned by an individual that was a partner in each of the partnerships. Pursuant to the agreements, the corporation was to hold title to the apartment complexes as the partnerships' nominee and agent solely to secure financing. The agreements also provided that the partnerships were to have sole control of and responsibility for the complexes, and the partnerships were to be the principal and owner of the property during financing, construction, and operation. All parties who had contact with the complexes, if they were aware of the corporation at all, regarded the partnerships as the owners and knew the corporation was merely the partnerships' agent. Income and losses from the complexes were reported on the partnerships' tax returns, and the partners each reported their distributive share of such income and losses on their individual returns. The Service challenged the inclusion of the complexes' losses on the partners' individual returns on the ground that the losses were attributable to the corporation as the record owner of the complexes. The Service argued that in order for the partners to demonstrate that the corporation was acting merely as an agent or nominee, they must give evidence of arms-length dealing between the partnerships and the corporation and the payment of an agency fee.
However, the Supreme Court held that only three factors needed to be present to assure the genuineness of an agency relationship: (1) the corporation must execute a written agreement at the time the asset is acquired setting forth the corporation's agency with respect to the asset, (2) the corporation must function as an agent and





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(16)     Id.  See also, Rev. Rul. 72-354, 1972-2 C.B. 216 (Acquiring corporation satisfied "solely for voting stock" requirement for a section 368(a)(1)(B) reorganization when it sold stock in the target corporation that it had recently purchased for cash to a third party with no commitment on the part of the third party to surrender such stock in subsequent reorganization).

(17)     See, e.g., G.C.M. 36041, 1974 IRS GCM Lexis 73.

(18)     485 U.S. 340 (1988).

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Page 15

not as a principal with respect to the asset for all purposes, and (3) the corporation must be held out to be an agent and not a principal in all dealings with third parties relating to the asset.(19)

         Although Bollinger expressly dealt with situations where corporations were acting as nominees for their shareholders, its three-factor test appears to be relevant in determining the genuineness of all purported agency relationships for federal income tax purposes. Therefore, if the Service were to assert that the Voting Shareholders are holding the voting stock of the Residential Development Corporations as mere nominees of Crescent Equities, Bollinger's three-factor test should apply in evaluating the relationship between Crescent Equities and the Voting Shareholders.

         When Bollinger's three-factor test is applied to Crescent Equities' relationship to the Voting Shareholders, it becomes apparent that the Voting Shareholders are not acting as Crescent Equities' nominees with respect to their ownership of the voting stock of the Residential Development Corporations. First, in contrast to the situation in Bollinger, where there was a written agreement between the corporation and the partnerships setting forth the corporation's rights and duties as agent, here there is and will be no written (or oral) agreement between Crescent and the Voting Shareholders regarding the Voting Shareholders' rights and duties with respect to the voting stock of the Residential Development Corporations. Crescent Equities has no control over the ability of the Voting Shareholders to alienate the voting stock and vote such stock as they choose. Second, unlike the situation in Bollinger, where the corporation functioned as an agent rather than a principal with respect to the apartment complexes, here the Voting Shareholders function as principals with respect to the voting stock. As noted above, the Voting Shareholders make their own decisions about alienating the voting stock and how to exercise their voting power, and they are independently obligated to make their shares of any additional capital contributions. Third, unlike the situation in Bollinger, where the corporation was clearly held out to all third parties as a mere agent of the partnerships, here the Voting Shareholders have been and will be held out to third parties as the true owners of the voting stock in all respects. For example, the voting stock is registered in the name of the Voting Shareholders, and all corporate notices and dividends (if any) are delivered to the addresses of the Voting Shareholders.

                 b. Constructive Ownership Theory. Under a "constructive ownership theory," the Service could attempt to attribute ownership of the voting stock of the Residential Development Corporations from the Voting Shareholders to Crescent Equities for purposes of applying section 856(c)(5)(B). However, the absence of any relevant constructive ownership provision should defeat such a position.





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(19)     Id.

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         Although the Code contains several constructive ownership provisions,(20) section 318(a) is the only one that could possibly operate to attribute ownership of the voting stock of the Residential Development Corporations from the Voting Shareholders to Crescent. This is because section 318(a) is the only constructive ownership provision that provides for attribution of stock ownership to corporations. All of the other constructive ownership provisions provide only for attribution of stock ownership away from corporations.

         The Service should not be successful in attributing ownership of the voting stock of the Residential Development Corporations to Crescent Equities under section 318(a), because that section applies only to other Code sections that expressly provide for its application. There is no indication anywhere in the Code or Treasury regulations that taxpayers are to apply the constructive ownership rules of section 318(a) in determining ownership of voting securities for purposes of section 856(c)(5)(B).

         Furthermore, the Service and the courts have rejected all attempts to apply section 318(a) to Code sections other than those to which it is expressly
made applicable.   Thus, for example, in Brams v. Commissioner,(21) the Sixth
Circuit affirmed a decision of the Tax Court holding that a transfer of property by a taxpayer to a corporation did not qualify for nonrecognition treatment under section 351. Section 351 offers nonrecognition treatment to persons who transfer property to corporations in exchange for stock, only if such persons are in control of the corporation immediately after the exchange.
Section 368(c) defines "control" for this purpose as ownership of 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock. In Brams, the Sixth Circuit determined that the taxpayer directly owned only
31.6 percent of the outstanding stock of the corporation immediately after the transaction, and it refused to apply section 318(a) to attribute to the taxpayer the ownership of an additional 52.6 percent of the outstanding stock of the corporation held by the taxpayer's sons.(22)

         Similarly, the Service has refused to apply any attribution rules in interpreting "control" for the purposes of interpreting the reorganization
provisions of section 368.   For example, in Rev. Rul. 56-613, the Service did
not treat a corporation as satisfying the control requirement of section 368(a)(1)(B) of the Code when it acquired 100 percent of one class of shares of a target





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(20)     See, e.g., Sections 267(c), 318(a), 544(a), 554(a) and 1563(e).

(21)     734 F.2d 290 (6 Cir. 1984).

(22) Id. See also Yamamoto v. Commissioner, 51 T.C.M. 1560 (1986) (Section 351 does not apply to a transfer where the taxpayer owned part of the transferee's stock directly and owned 100% of the stock of a second corporation which owned the balance of the transferee corporation's stock).

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corporation, despite the fact that all the other shares of the target corporation were owned by the acquiring corporation's wholly owned subsidiary.(23)

         Moreover, even if section 318(a) of the Code were applicable to the determination of ownership of voting securities for purposes of section 856(c)(5)(B), it would not operate to attribute ownership of the voting stock of the Residential Development Corporations from the Voting Shareholders to Crescent Equities. Section 318(a)(3)(C) provides that stock ownership is to be attributed from a shareholder to a corporation only if the shareholder owns, directly or indirectly, 50 percent or more of the value of the stock of such corporation. Crescent Equities' charter currently contains limitations on stock ownership that will prevent any shareholder, other than Richard E. Rainwater, from owning, actually or constructively, more than 8.0 percent of the value of Crescent Equities common stock. Crescent Equities' charter also prevents Richard E. Rainwater from owning, actually or constructively, more than 17.9 percent of the value of Crescent Equities' common stock. Therefore, unless these ownership limitations are waived, no person can possibly own, actually or constructively, the 50 percent of the value Crescent Equities' common stock required for the application of section 318(a)(3)(C). Consequently, it is our opinion that Crescent Equities will not be treated for federal income tax purposes as owning any of the voting stock of any of the Residential Development Corporations.

         6. Characterization of the Operating Partnership for U.S. Federal Income Tax Purposes

                 a. In General. Section 301.7701-2(a) of the Treasury Regulations provides that an entity which has associates and an objective to carry on a business for joint profit will be treated as a partnership, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management; (iii) limited liability; and (iv) free transferability of interests. The entity must also have no other characteristics which are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics. See Rev. Rul. 79-106, 1979-1 C.B. 448.

         The IRS has issued Rev. Proc. 89-12, 1989-1 C.B. 798, which specifies the conditions which must be satisfied for an entity to receive a favorable advanced ruling that it will be classified as a partnership for federal income tax purposes. The Operating Partnership may not meet all of the requirements necessary to obtain such a ruling. However, such requirements are applicable only in determining whether rulings will be issued and are not intended as substantive rules for the determination of partnership status.





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(23) Rev. Rul. 56-613, 1956-2 C.B. 212. See also Berghash v. Commissioner, 43 T.C. 743 (1965), aff'd, 361 F.2d 257 (2d Cir. 1966) (the
         option attribution rules of section 318(a) do not apply in determining whether the control requirement of section 368(a)(1)(D) is satisfied); Rev. Rul. 76-36, 1976-1 C.B. 105 (section 318(a) has no application in determining "changes in ownership" under pre-1987 section 382).

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                 b. Limited Liability. Under section 301.7701-2(d) of the Treasury Regulations, an entity lacks the corporate characteristic of limited liability if there is at least one member who is personally liable for the debts of or claims against the partnership. In the case of a limited partnership, a general partner of a limited partnership is personally liable under the Treasury Regulations if (i) it has substantial assets other than its interest in the partnership or (ii) it is not a dummy acting as the agent of the limited partners. As general partner of the Operating Partnership, Crescent Real Estate Equities, Ltd. ("CREE") is personally liable for all the debts and obligations of the Operating Partnership and owns a general partnership interest therein of approximately one percent. However, section 856(i) of the Code provides that qualified REIT subsidiaries are treated as the same entity as their REIT parent for federal income tax purposes. Therefore, Crescent Equities will be treated as directly owning CREE's one percent general
partnership interest in the Operating Partnership.   Crescent Equities will
also be treated as directly owning a 82 percent limited partnership interest in the Operating Partnership through its interest in CRE Limited Partner, Inc. ("CLP, Inc."). Furthermore, Crescent Equities and the Operating Partnership have represented that CREE will act independently of the Operating Partnership's limited partners other than CLP, Inc. Therefore, the Operating Partnership may lack the corporate characteristic of limited liability.

                 c. Continuity of Life. Section 301.7701-2(b) of the Treasury Regulations provides that if the bankruptcy, retirement, resignation, expulsion, or other event of withdrawal of a general partner of a limited partnership causes a dissolution of the partnership, continuity of life does not exist, even if dissolution may be avoided by the remaining general partners or by at least a majority in interest of all remaining partners agreeing to continue the partnership. Under Section 13.1.B of the Operating Partnership Agreement, the withdrawal of CREE. and the bankruptcy of Crescent Equities cause the Operating Partnership to terminate, unless a majority in interest of the remaining partners consent to continue the Partnership and appoint a new general partner. Accordingly, the Operating Partnership will lack the corporate characteristic of continuity of life.

                 d. Centralization of Management. Section 301.7701-2(c)(4) of the Treasury Regulations provides that centralization of management ordinarily will be found to exist in a limited partnership in which substantially all of the partnership interests are held by the limited partners, and that it may exist where the limited partners have a substantially unrestricted right to remove the general partner. As noted above, under section 856(i) of the Code, Crescent Equities will be treated as owning a one percent general partner interest and an approximately 80 percent limited partnership interest in the Operating Partnership. Furthermore, Section 7.1.A of the Operating Partnership Agreement provides that the limited partners may not remove CREE as general partner. Therefore, the Operating Partnership will lack the corporate characteristic of centralization of management.

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                 e. Free Transferability of Interests. Section 301.7701-2(e) of the Treasury Regulations provides that free transferability of interests exists if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization. Section 11.4.A of the Operating Partnership Agreement provides that if a limited partner other than CLP, Inc. transfers its interest in the Operating Partnership, the transferee (unless it falls within certain enumerated categories of transferees) will not become a substituted limited partner without the prior consent of CREE. Accordingly, the Operating Partnership may lack the corporate characteristic of free transferability of interests.

                 f. Summary. In sum, the Operating Partnership lacks continuity of life and centralization of management and may lack limited liability and free transferability. Based on the foregoing, it is our opinion that the Operating Partnership will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation.

                 g. Publicly Traded Partnerships. Section 7704 of the Code provides that certain publicly traded partnerships may be taxed as regular corporations even though they otherwise meet all of the relevant tests for treatment as a partnership for federal income tax purposes. A partnership is considered to be a publicly traded partnership if interests in the partnership are (or become) (i) traded on an established securities market or (ii) readily tradable on a secondary market or the substantial equivalent thereof. In Notice 88-75, 1988-2 C.B. 386, the IRS provided guidance as to the meaning of "readily tradable on a secondary market or the substantial equivalent thereof." Notice 88-75 states that interests in a partnership issued in a private placement will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if all interests in the partnership were issued in a transaction that was not registered under the Securities Act of 1933 and either (i) the partnership does not have more than 500 partners or (ii) interests in the partnership may not be sold in units whose initial offering price would not have been at least $20,000.

         On December 4, 1995, final regulations under section 7704(b) were published in the Federal Register that modify the exclusion set forth in Notice 88-75 for partnership interests issued in a private placement. The relevant modifications are as follows. First, under section 1.7704-1(h)(1)(ii) of the Treasury Regulations, the exclusion will not apply if a partnership has more than 100 partners at any time during the taxable year. Second, under section 1.7704-1(h)(3) of the Treasury Regulations, for purposes of determining whether a partnership satisfies the 100 partner requirement, persons owning interests in the partnership (the "lower-tier partnership") through another partnership, an S corporation or a grantor trust (a "flow-through entity") will be treated as partners in the lower-tier partnership if (i) substantially all the value of the flow-through

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entity is attributable to the lower-tier partnership, and (ii) a principal purpose for the tiered arrangement is to permit the partnership to satisfy the 100 partner requirement. For partnerships that were actively engaging in an activity before December 4, 1995 the final regulations will be effective for taxable years beginning after December 31, 2005 (or such earlier date when the partnership adds a substantial new line of business). Until such date, the provisions of Notice 88-75 will continue to apply.

         Based upon the structure and capitalization of the Operating Partnership, representations of the Operating Partnership regarding its current ownership, and Section 11.4.A of the Operating Partnership Agreement which provides that if a limited partner other than CLP, Inc. transfers its interest in the Operating Partnership, the transferee (unless it falls within certain enumerated categories of transferees) will not become a substituted limited partner without the prior consent of CREE, it is our opinion that the Operating Partnership will qualify for the "private placement" exclusion contained in Notice 88-75, and as a result, will not constitute a publicly traded partnership for purposes of section 7704 for taxable years beginning before January 1, 2006.

         Moreover, based upon the structure and capitalization of the Operating Partnership, representations of the Operating Partnership regarding its current ownership, and Section 11.4.A of the Operating Partnership Agreement cited above, it is our opinion that the Operating Partnership qualifies for the "private placement" exclusion contained in section 1.7704-1(h) of the Treasury Regulations, and as a result, the Operating Partnership will not constitute a publicly traded partnership for purposes of section 7704 for taxable years beginning after December 31, 2005.

         7. Characterization of the Subsidiary Partnerships for U.S. Federal Income Tax Purposes

                 a. Funding I. The Operating Partnership owns a 99.6 percent interest in Funding I as a limited partner, while the remaining 0.4 percent general partner's interest is owned by CRE Management I Corp., a wholly owned subsidiary of CREE. (However, with respect to the Waterside Commons property, which is held by Funding I, Waterside Commons Limited Partnership owns a 99 percent interest in Funding I as a limited partner, while the remaining 1 percent general partner's interest is owned by CRE Management I Corp.)

         The Funding I Agreement provides in Sections 13.1.B and 13.1.D that the dissolution, insolvency, bankruptcy or other event of withdrawal of the general partner will cause the partnership to terminate, unless a majority in interest of the remaining partners consent to continue the partnership and appoint a new general partner. Accordingly, Funding I will lack the corporate characteristic of continuity of life.

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         In addition, the Funding I Agreement provides in Section 11.1.B that no partner may transfer all or any portion of its interest in the partnership. Accordingly, Funding I will lack the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of Funding I in accordance with its partnership agreement and the Delaware Revised Uniform Limited Partnership Act (the "Act"), Funding I will lack the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that Funding I will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation.

         In addition, based upon the structure and capitalization of Funding I, its current ownership, and Section 11.1.B of the Funding I Agreement which provides that no partner may transfer all or any portion of its interest in Funding I, it is our opinion that Funding I qualifies for (a) the "private placement" exclusion contained in Notice 88-75 and (b) the "private placement" exclusion contained in section 1.7704-1(h) of the Treasury Regulations.(24) As a result, it is our opinion that Funding I will not constitute a publicly traded partnership for purposes of section 7704.

                 b. Funding II. The Operating Partnership owns a 99.8 percent interest in Funding II as a limited partner, while the remaining 0.2 percent general partner's interest is owned by CRE Management II Corp., a wholly owned subsidiary of CREE.

         The Funding II Agreement provides in Sections 13.1.B and 13.1.D that the dissolution, insolvency, bankruptcy or other event of withdrawal of the general partner will cause Funding II to terminate, unless a majority in interest of the remaining partners consent to continue the partnership and appoint a new general partner. Accordingly, Funding II will lack the corporate characteristic of continuity of life.

         In addition, the Funding II Agreement provides in Section 11.1.B that no partner may transfer all or any portion of its interest in the partnership. Accordingly, Funding II will lack the corporate characteristic of free transferability of interests.





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(24) For purposes of this opinion, we have assumed that Funding I will not be treated as having more than four partners (CRE Management I, Corp., the Operating Partnership, Gerald Haddock and CW #1 Limited Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership and CW #1 Limited Partnership are flow-through entities for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership and CW #1 Limited Partnership will not be treated as partners in Funding I for purposes of the 100 partner requirement, based upon your representation that Funding I will not represent substantially all of the assets of either the Operating Partnership or CW #1 Limited Partnership.

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         Based on the continued organization and operation of Funding II in accordance with its partnership agreement and the Act, Funding II will lack the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that Funding II will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation.

         In addition, based upon the structure and capitalization of Funding II, its current ownership, and Section 11.1.B of the Funding II Agreement which provides that no partner may transfer all or any portion of its interest in Funding II, it is our opinion that Funding II qualifies for (a) the "private placement" exclusion contained in Notice 88-75 and (b) the "private placement" exclusion contained in section 1.7704-1(h) of the Treasury Regulations.(25) As a result, it is our opinion that Funding II will not constitute a publicly traded partnership for purposes of section 7704.

                 c. Funding III, Funding IV and Funding V. The Operating Partnership owns a 99 percent interest in each of Funding III, Funding IV and Funding V as a limited partner. The remaining 1 percent general partner's interest in Funding III is owned by CRE Management III Corp., CRE Management IV Corp. owns a 1 percent general partner interest in Funding IV, and CRE Management V Corp. owns a 1 percent general partner interest in Funding V. CRE Management III Corp., CRE Management IV Corp. and CRE Management V Corp. are
each wholly owned subsidiaries of CREE.   The Funding III Agreement, the
Funding IV Agreement and the Funding V Agreement (together, the "Funding Agreements") are substantially identical with respect to the terms discussed herein.

         Each of the Funding Agreements provides in Paragraph 18 that the partnership shall dissolve and be wound up upon the occurrence of any of the following events: (i) the expiration of the term of the partnership on December 31, 2096 (unless terminated earlier); (ii) the sale or disposition of substantially all of the assets of the partnership; (iii) the written election of all of the partners to dissolve the partnership; and (iv) unless, the limited partner elects within ninety days to continue the partnership, upon the dissolution of the general partner or if the general partner (a) makes a general assignment for the benefit of creditors, (b) is adjudicated bankrupt or insolvent, or (c) files a voluntary petition in bankruptcy or in the event there is an order for relief entered against the general partner under the Federal Bankruptcy Code of 1978, as amended (or a similar





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(25) For purposes of this opinion, we have assumed that Funding II will not be treated as having more than two partners (CRE Management II, Corp. and the Operating Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in Funding II for purposes of the 100 partner requirement, based upon your representation that Funding II will not represent substantially all of the assets of the Operating Partnership.

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order under a successor statute). Accordingly, Funding III, Funding IV and Funding V will each lack the corporate characteristic of continuity of life.

         In addition, each of the Funding Agreements provides in Paragraph 14 that no partner may transfer all or any portion of its interest in the partnership and that any purported transfer of a partnership interest will be null and void. Accordingly, Funding III, Funding IV and Funding V will each lack the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of each of Funding III, Funding IV and Funding V in accordance with its partnership agreement and the Act, Funding III, Funding IV and Funding V will each lack the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that Funding III, Funding IV and Funding V will each be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation.

         In addition, based upon the structure and capitalization of each of Funding III, Funding IV and Funding V, the current ownership of Funding III, Funding IV and Funding V, and Section 14 of each of the Funding Agreements, which provides that no partner may transfer all or any portion of its interest in the partnership, it is our opinion that each of Funding III, Funding IV, and Funding V qualifies for (a) the "private placement" exclusion contained in Notice 88-75 and (b) the "private placement" exclusion contained in section 1.7704-1(h) of the Treasury Regulations.(26) As a result, it is our opinion that Funding III, Funding IV and Funding V will not constitute publicly traded partnerships for purposes of section 7704.

                 d. Waterside. The Operating Partnership owns an 89 percent interest in Waterside as a general partner, while the remaining 11 percent limited partner's interest is owned by Associates (1 percent) and CW #1 Limited Partnership (10 percent).

         The Waterside Agreement provides in Section 7.1(c) that the bankruptcy or other event of withdrawal of the general partner will cause the partnership to terminate. Accordingly, Waterside will lack the corporate characteristic of continuity of life.





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(26) For purposes of this opinion, we have assumed that each of Funding III, Funding IV and Funding V will be treated as having no more than two partners for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in Funding III, Funding IV or Funding V for purposes of the 100 partner requirement, based upon your representation that neither Funding III, Funding IV nor Funding V will represent substantially all of the assets of the Operating Partnership.

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         As the general partner of Waterside, the Operating Partnership will be personally liable for all the debts and obligations of Waterside and, as noted above, the Operating Partnership will own an 89 percent interest in Waterside. In addition, the Operating Partnership has represented that it will act independently of CW #1 Limited Partnership in managing Waterside. Therefore, Waterside will lack the corporate characteristics of limited liability and centralization of management.

         Based on the continued organization and operation of Waterside in accordance with its partnership agreement and the Act, Waterside will lack the corporate characteristics of continuity of life, limited liability and centralization of management. Accordingly, it is our opinion that Waterside will be treated as partnerships as defined in sections 7701(a)(2) and 761(e) and not as an association taxable as a corporation.

         In addition, based upon the structure and capitalization of Waterside, its current ownership, and Article 6.1 of the Waterside Agreement prohibiting all transfers of interests in Waterside by its limited partners without the consent of the general partner, it is our opinion that Waterside qualifies for
(a) the "private placement" exclusion contained in Notice 88-75 and (b) the "private placement" exclusion contained in section 1.7704-1(h) of the Treasury Regulations.(27) As a result, it is our opinion that Funding II will not constitute a publicly traded partnership for purposes of section 7704.

                 e. Associates. The Operating Partnership owns a 90 percent interest in Associates, while the remaining 10 percent interest is owned by CREE, Ltd.. The IRS has applied the same four-factor test, described above, in determining whether limited liability companies, like Associates, which have been formed under the Texas Limited Liability Company Act, are treated as partnerships for federal income tax purposes.(28)

         The IRS has issued Rev. Proc. 95-10, 1995-3 I.R.B. 20, which specifies conditions which must be satisfied for a limited liability company to receive a favorable advanced ruling that it will be classified as a partnership for federal income tax purposes. Associates should satisfy these





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(27) For purposes of this opinion, we have assumed that Waterside will not be treated as having more than three partners (CW #1 Limited Partnership, CREE, Ltd. and the Operating Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership and CW #1 Limited Partnership are flow-through entities for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership and CW #1 Limited Partnership will not be treated as partners in Waterside for purposes of the 100 partner requirement, based upon your representation that Waterside will not represent substantially all of the assets of either the Operating Partnership or CW #1 Limited Partnership.

(28)     See, e.g., P.L.R. 9242025 (July 22, 1992) and P.L.R. 9218078 (January
         31, 1992).

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conditions. However, such conditions are applicable only in determining whether rulings will be issued and are not intended as substantive rules for determination of partnership status.

         Under section 301.7701-2(b)(3) of the Treasury Regulations, an organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time. Article 6.01 of the Texas Limited Liability Company Act provides, in part, that except as otherwise provided in the company's regulations, a limited liability company shall be dissolved upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless there is at least one remaining member and the business of the limited liability company is continued by the consent by the number of members or class thereof stated in the articles of organization or regulations of the limited liability company or of not so stated, by all remaining members. Article 2 of the Associates Articles provides that the duration of Associates is until the close of business on December 31, 2014, or until its earlier dissolution in accordance with the provisions of the Act or the Associates Regulations.
Article 10.2(a)(iii) of the Associates Regulations provides, in part, that Associates shall be dissolved upon the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, unless the business of Associates is continued by the consent of all the remaining members within ninety days. Accordingly, Associates will lack the corporate characteristic of continuity of life.

         Article 4.05 of the Texas Limited Liability Company Act provides, in part, that unless otherwise provided by the company's regulations, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to become, or to exercise rights or powers of a member; and until the assignee becomes a member, the assignor member continues to be a member and to have the power to exercise any rights or powers of a member, except to the extent those rights or powers are assigned.
Article 4.07 of the Texas Limited Liability Company Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's regulations so provide, or all members consent. Article 9.1 of the Associates Regulations, as amended by the First Amendment to the Associates Regulations, provides that no member shall have the right to withdraw from Associates or transfer all or any portion of its interest in Associates. Accordingly, Associates will lack the corporate characteristic of free transferability of interests. Because Associates will lack the corporate characteristics of continuity of life and free transferability of interests, it will be treated as partnership for federal income tax purposes.

         Based upon the structure and capitalization of Associates, its current ownership, and the provision contained in Article 9.1 of the Associates Regulations, as amended, that restricts the

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right of members of Associates to transfer interests in Associates without the consent of the other members, it is our opinion that Associates qualifies for
(a) the "private placement" exclusion contained in Notice 88-75 and (b) the "private placement" exclusion contained in section 1.7704-1(h) of the Treasury Regulations.(29) As a result, it is our opinion that Associates will not constitute a publicly traded partnership for purposes of section 7704.

                 f. Woodlands Partnership. The Operating Partnership owns a 75 percent interest in the Woodlands Partnership as a limited partner, while the remaining 25 percent general partner's interest is owned by The Woodlands Office Equities, Inc., a wholly owned subsidiary of The Woodlands Corporation ("TWC Sub").

         The Woodlands Partnership Agreement provides in Articles 10.1 and 10.2 that the Woodlands Partnership will terminate upon any event affecting the general partner that would cause the dissolution of a limited partnership under the Texas Revised Limited Partnership Act, unless the limited partner consents to continue the partnership and appoint a new general partner. Accordingly, the Woodlands Partnership will lack the corporate characteristic of continuity of life.

         Article 7.2.1 of the Woodlands Partnership Agreement provides for certain circumstances in which a partner may transfer their interest in the Woodlands Partnership beginning after the eighth anniversary of the Contribution Date. However, Article 7.2.2 of the Woodlands Partnership Agreement provides that a person to whom an interest in the Woodlands Partnership is transferred shall not be admitted to the Woodlands Partnership without the prior written consent of the other partner, which consent may be granted or withheld at the sole discretion of the other partner. Accordingly, the Woodlands Partnership lacks the corporate characteristic of free transferability of interests.

         As noted above, the general partner of the Woodlands Partnership, TWC Sub, owns a 25 percent interest in the Woodlands Partnership. Furthermore,
Article 9.3 of the Woodlands Partnership Agreement provides that the limited partner may not remove TWC Sub as general partner, except upon the occurrence of specified events of default. Accordingly, the Woodlands Partnership will lack the corporate characteristic of centralization of management.

         Based on the continued organization and operation of the Woodlands Partnership in accordance with the Woodlands Partnership Agreement and the Texas Revised Limited





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(29) For purposes of this opinion, we have assumed that Associates will not be treated as having more than two partners for purposes of section 1.7704-1(h) of the Treasury Regulations (CREE, Ltd. and the Operating Partnership). Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in Associates for purposes of the 100 partner requirement, based upon your representation that Associates will not represent substantially all of the assets of the Operating Partnership.

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Partnership Act, the Woodlands Partnership will lack the corporate characteristics of continuity of life, free transferability of interests and centralized management. Accordingly, it is our opinion that the Woodlands Partnership will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) and not as an association taxable as a corporation.

         Based upon the structure and capitalization of the Woodlands Partnership, its current ownership, and the provisions contained in Article 7.2 of the Woodlands Partnership Agreement (i) prohibiting all transfers of interests in the Woodlands Partnership by either partner for eight years following the contribution of the Woodlands Properties, (ii) requiring written consent of the other partner before the admission to the Woodlands Partnership of any transferee of an interest in the Woodlands Partnership, and (iii) requiring that each partner offer the other a right of first refusal with respect to any proposed disposition of any portion of their interest in the Woodlands Partnership, it is our opinion that the Woodlands Partnership qualifies for (a) the "private placement" exclusion contained in Notice 88-75 and (b) the "private placement" exclusion contained in section 1.7704-1(h) of the Treasury Regulations.(30) As a result, it is our opinion that the Woodlands Partnership will not constitute a publicly traded partnership for purposes of section 7704.

                 g. 301 Congress. The Operating Partnership owns a 49 percent limited partner interest in 301 Congress, a Delaware limited partnership. The one percent general partner interest in 301 Congress is owned by Crescent/301, a Delaware limited liability company that is wholly owned by Operating Partnership and CREE, Ltd., and the remaining 50 percent limited partner interest in 301 Congress is owned by Aetna Life Insurance Company ("Aetna").

         The 301 Congress Partnership Agreement provides in Section 2.6 that 301 Congress will terminate seven years from the effective date of the 301 Congress Partnership Agreement, unless dissolved earlier under Article X of such agreement. Article X of the 301 Congress Partnership Agreement provides that 301 Congress will be dissolved upon the first to occur of the following:
(1) the expiration of seven years from the effective date of the 301 Congress Partnership Agreement; (2) the sale, transfer or other disposition of the 301 Congress assets; (3) the acquisition by one partner of all of the interests in 301 Congress; (4) the occurrence of any "Event of Withdrawal" with respect to the general partner under the Delaware Limited Partnership Act, unless a majority of the remaining partners consent within 90 days to continue the partnership and





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(30) For purposes of this opinion, we have assumed that the Woodlands Partnership will not be treated as having more than two partners (TWC Sub and the Operating Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in the Woodlands Partnership for purposes of the 100 partner requirement, based upon your representation that the Woodlands Partnership will not represent substantially all of the assets of the Operating Partnership.

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appoint a new general partner, effective as of the date of the Event of Withdrawal; (5) the decision of all partners to dissolve 301 Congress; (6) the election of a non-defaulting partner to dissolve 301 Congress upon a default of another partner under Section 9.5 of the 301 Congress Partnership Agreement; or
(7) the entry of a judicial decree of dissolution. Accordingly, 301 Congress will lack the corporate characteristic of continuity of life.

         Section 9.2 of the 301 Congress Partnership Agreement provides that no partner shall have the right, without the express written consent of each other partner, to transfer an interest in 301 Congress Avenue, with the exception of certain transfers between Aetna, Crescent/301 and the Operating Partnership and their respective affiliates. However, in the case of transfers between Aetna, Crescent/301 and the Operating Partnership and their respective affiliates,
Section 9.2 of the 301 Congress Partnership Agreement provides that the transferee shall not be admitted as a substitute partner without the consent of all other partners. Accordingly, 301 Congress lacks the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of 301 Congress Avenue, L.P. in accordance with the 301 Congress Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act, 301 Congress will lack the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that 301 Congress will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) and not as an association taxable as a corporation.

         Based upon the structure and capitalization of 301 Congress, its current ownership, and the provisions contained in Section 9.2 of the 301 Congress Partnership Agreement requiring written consent of the other partners before the admission to 301 Congress of any transferee of an interest in 301 Congress (other than certain transfers between Aetna, Crescent/301 and the Operating Partnership and their respective affiliates), it is our opinion that 301 Congress qualifies for (a) the "private placement" exclusion contained in Notice 88-75 and (b) the "private placement" exclusion contained in section 1.7704-1(h) of the Treasury Regulations.(31) As a result, it is our opinion that 301 Congress will not constitute a publicly traded partnership for purposes of section 7704.





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(31) For purposes of this opinion, we have assumed that 301 Congress will not be treated as having more than three partners (CREE, Ltd., the Operating Partnership and Aetna) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Crescent/301 is a flow-through entity for purposes of section 1.7704-1(h)(3), we have treated Crescent/301 as having only two members, CREE, Ltd. and the Operating Partnership. The partners in the Operating Partnership will not be treated as members of Crescent/301 for purposes of the 100 partner requirement, based upon your representation that the Operating Partnership's investment in 301 Congress, through Crescent/301, will not represent substantially all of the assets of the Operating Partnership.

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                 h. Crescent/301. As noted above, the Operating Partnership owns its general partner interest in 301 Congress through Crescent/301, a Delaware limited liability company that is wholly owned by Operating Partnership and CREE, Ltd. The IRS has applied the same four-factor test, described above, in determining whether limited liability companies, like Crescent/301, which have been formed under the Delaware Limited Liability Company Act, are treated as partnerships for federal income tax purposes.(32)

         As noted above, under section 301.7701-2(b)(3) of the Treasury Regulations, an organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time. Section 18-801 of the Delaware Limited Liability Company Act provides that a limited liability company dissolves upon the first to occur of the following: (1) at the time specified in an LLC agreement or 30 years from the date of formation of the LLC if no time is set forth in the LLC agreement, (2) upon the happening of events specified in an LLC agreement, (3) by the written consent of all members, (4) by the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the LLC, unless the business of the LLC is continued by the consent of all the remaining members within 90 days following the occurrence of any terminating event or pursuant to a right to continue stated in the LLC agreement, or (5) by the entry of a decree of judicial dissolution under the Delaware Limited Liability Company Act. Section
1.04 of the Crescent/301 Agreement provides that the duration of Crescent/301 is until the close of business on December 31, 2050, or until its earlier dissolution upon an "Event of Dissolution" in accordance with Section 12.01 of the Crescent 301/Agreement. Section 12.01 of the Crescent/301 Agreement provides that Crescent/301 shall be dissolved prior to December 31, 2050 upon the following "Events of Dissolution": (1) the mutual consent of all members,
(2) the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, (3) a sale by Crescent/301 of its assets, or (4) a decree of judicial dissolution. However, Section 12.05 of the Crescent/301 Agreement provides that if any Event of Dissolution occurs with respect to CREE, Ltd., the business of Crescent/301 will be continued if, within ninety days, the remaining members unanimously decide to continue the business and to approve the admission of a new member, effective immediately before the dissolution event. Accordingly, Crescent/301 will lack the corporate characteristic of continuity of life.

         Section 18-702(a) of the Delaware Limited Liability Company Act provides, in part, that unless otherwise provided by the company's LLC agreement, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to





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(32)     See, e.g., Rev. Rul. 93-38, 1993-21 I.R.B. 4, P.L.R. 9602012 (October
         6, 1995) and P.L.R. 9507004 (November 8, 1994).

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participate in the management of the business and affairs of the LLC. Section 18-704(a) of the Delaware Limited Liability Company Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's LLC agreement so provides, or all members consent. Section
10.02 of the Crescent/301 Agreement provides that no member may withdraw from Crescent/301 or transfer all or any part of its interest in Crescent/301 and that any purported transfer of an interest in Crescent/301 shall be null and void. Accordingly, Crescent/301 will lack the corporate characteristic of free transferability of interests. Because Crescent/301 will lack the corporate characteristics of continuity of life and free transferability of interests, it will be treated as a partnership for federal income tax purposes.

         Based upon the structure and capitalization of Crescent/301, its current ownership, and the provision contained in Section 10.02 of the Crescent/301 Agreement that prevents members of Crescent/301 from transferring interests in Crescent/301, it is our opinion that Crescent/301 qualifies for
(a) the "private placement" exclusion contained in Notice 88-75 and (b) the "private placement" exclusion contained in section 1.7704-1(h) of the Treasury Regulations.(33) As a result, it is our opinion that Crescent/301 will not constitute a publicly traded partnership for purposes of section 7704.

                 i. SMA. The Operating Partnership owns an interest in SMA as a general partner. Section 9.1 of the SMA Agreement provides that the dissolution or adjudication of bankruptcy or any other occurrence which would constitute an event of withdrawal by the Operating Partnership as general partner (or, if there is more than one general partner, by the last remaining general partner) causes a dissolution of SMA. Section 9.2 of the SMA Agreement provides that in the event of a dissolution under section 9.1, SMA may be reconstituted and its business continued only if Spectrum Dallas Associates, L.P. ("SDA") and other limited partners with partnership interests totaling more than 50% of the partnership interests of all limited partners affirmatively elect to reconstitute SMA, agree on the identity of a new general partner and execute an instrument affirming such facts. Accordingly, SMA will lack the corporate characteristic of continuity of life.

         The Operating Partnership, as general partner of SMA, owns a large majority of the partnership interests in SMA and therefore should be viewed as managing SMA on its own behalf. Moreover, section 7.1 of the SMA Agreement provides that the limited partners have no power or authority with respect to SMA except as specifically provided in the SMA Agreement, which





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(33) For purposes of this opinion, we have assumed that Crescent/301 will not be treated as having more than two partners for purposes of section 1.7704-1(h) of the Treasury Regulations (CREE, Ltd. and the Operating Partnership). Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as members of Crescent/301 for purposes of the 100 partner requirement, based upon your representation that Crescent/301 will not represent substantially all of the assets of the Operating Partnership.

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does not provide the limited partners with the power to remove the general partner of SMA. Therefore, SMA will lack the corporate characteristic of centralization of management.

         As the general partner of SMA, the Operating Partnership will be personally liable for all the debts and obligations of SMA. Moreover, the Operating Partnership has substantial assets other than its general partner interest in SMA. Furthermore, Crescent Equities has represented that the Operating Partnership will act independently of the limited partners in SMA. Therefore, SMA will lack the corporate characteristic of limited liability.

         In sum, SMA will lack the corporate characteristics of limited liability, continuity of life and centralization of management. Based on the foregoing, it is our opinion that SMA will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation.

         In addition, we believe that SMA should not be classified as a publicly traded partnership under section 7704, Notice 88-75 and the final regulations. Interests in SMA are not listed or traded on any established securities market. The Operating Partnership has represented that (i) it has not and will not take, and is not aware of any person taking, any action that could cause interests in SMA to be treated as "readily tradable" on a secondary market or the substantial equivalent thereof under the standards set forth in Treas. Reg. Section 1.7704-1(c), and (ii) if it becomes aware of any such market (or the substantial equivalent thereof), then to the maximum extent permitted under the SMA Agreement (including exercising the general partner's right to withhold consent to a transfer of a limited partner interest under section 7.5 of the SMA Agreement), it will cause SMA to not recognize transfers made on such market (or the substantial equivalent thereof) within the meaning of Treas. Reg. Section 1.7704-1(d). Furthermore, we believe that the option arrangement set forth in section 7.9 of the SMA Agreement should not cause the interests in SMA to be treated as "readily tradable on a secondary market or the substantial equivalent thereof" because this arrangement (i) is available only to the partners of SDA and not directly available to the partners of SMA,
(ii) is subject to a variety of significant conditions, (iii) is available on a one-time basis only, and (iv) more closely resembles a redemption, put or other contract right rather than trading on the equivalent of a secondary market. We are aware of no other arrangements or understandings relating to changes in the ownership of SMA.

         Moreover, SMA may be able to avoid being classified as a publicly traded partnership on the basis of the 500 person "safe harbor" set forth in Notice 88-75 or the 100 person "safe harbor" in the final regulations. Under the final regulations, SMA may rely on Notice 88-75 for ten years (assuming it does not add a new line of business). Section 7.11 of the SMA Agreement specifically provides that the general partner "shall operate the Partnership so that in no event will the Partnership have more than 500 partners at any time during a taxable year of the Partnership,

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within the meaning of Notice 88-75, 1988-2 C.B. 368." Currently, SMA has approximately eighty partners, all but seven of whom are individuals. As noted above, section 7.5 of the SMA Agreement provides in part that the general partner's prior written consent is required for a limited partner to sell or otherwise transfer an interest in SMA, giving the Operating Partnership the ability to prohibit direct transfers in SMA that might increase the number of partners in SMA. However, because in addition to the Operating Partnership there are six other partnerships (including SDA) with partnership interests in SMA, and the Operating Partnership does not have the ability to limit transfers of interests in those partnerships, it is possible that there may be more than five hundred holders of interests in SMA within the meaning of Notice 88-75.

         For purposes of applying the 100 person "safe harbor" of the final regulations, however, indirect beneficial owners are treated as partners only if "substantially all" of the value of the indirect interest is attributable the underlying partnership and "a principal purpose" of the arrangement is to satisfy the 100 partner limit. Each of the partnerships owning interests in SMA also own other assets. Moreover, the tiered ownership of SMA was established before the final regulations were issued. Finally, all of the partnerships have been in existence for years and should not be viewed as having "a principal purpose" of satisfying the 100 partner rule. Thus, SMA may be able to satisfy the 100 person "safe harbor" of the final regulations.

         Based upon the above, section 7704 of the Code and the final regulations, Notice 88-75, the representations of the Operating Partnership, and the structure and ownership of SMA, it is our opinion that SMA will not be treated as a publicly traded partnership subject to tax under section 7704(a) of the Code.

         8. Accuracy of the Matters Described under the Heading "Federal Income Tax Considerations" in the Prospectus Supplement.

         It is our opinion that the description of the federal income tax considerations discussed under the heading "Federal Income Tax Considerations" in the Prospectus Supplement is accurate and fairly summarizes the federal income tax considerations that are likely to be material to a holder of Common Stock.

III.     Additional Limitations

         The foregoing opinions are limited to the specific matters covered thereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter. Moreover, Crescent Equities' ability to achieve and maintain qualification and taxation as a REIT depends upon Crescent Equities' ability to meet certain diversity of stock ownership requirements and, through actual annual operating results, certain requirements under the Code regarding its

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Page 33

income, assets and distribution levels. No assurance can be given that the actual ownership of Crescent Equities' stock and its actual operating results and distributions for any taxable year will satisfy the tests necessary to achieve and maintain its status as a REIT.

IV.      Consent to Filing

         These opinions are furnished to you solely for use in connection with the Registration Statement. We hereby consent to the incorporation by reference of this letter as an exhibit to the Registration Statement and to the use of our name under the captions "Tax Status" and "Federal Income Tax Considerations" in the Prospectus Supplement.

                                        Very truly yours,



                                        SHAW, PITTMAN, POTTS & TROWBRIDGE



                                        By:   /s/ Charles B. Temkin, P.C.
                                           -----------------------------------
                                                  Charles B. Temkin, P.C.

Attachments

                                   MEMORANDUM

TO:              David Dean

FROM:            Charles B. Temkin
                 Michael A. Jacobs

DATE:            January  3, 1995

RE:              Characterization of Income Derived from Hyatt Regency Beaver
Creek

I.        OVERVIEW

          Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") is about to purchase the Hyatt Regency Beaver Creek (the "Hotel Property") from East West Properties (the "Current Owner"). Crescent Real Estate Equities, Inc. (the "Company") is currently the sole shareholder of two corporations, one of which is the sole general partner of and one of which is a limited partner of the Operating Partnership. These two corporations constitute qualified REIT subsidiaries within the meaning of section 856(i).(1)

          This memorandum analyzes the impact that a purchase of the Hotel Property will have on the ability of the Company to continue to qualify as a
real estate investment trust (a "REIT") under section 856(c).   More
specifically, it analyzes whether the income the Operating Partnership will derive from the Hotel Property will be treated as "qualifying income" for purposes of the 75 percent and 95 percent gross income tests for REIT qualification. This memorandum concludes that, subject to certain assumptions, in our opinion (i) all of the income that the Operating Partnership derives from the Hotel Property will be treated as "qualifying income" for purposes of the 95 percent test and (ii) all of the income the Operating Partnership derives from the Hotel Property, with the exception of certain interest income, will be treated as "qualifying income" for purposes of the 75 percent test.

II.       FACTS AND ASSUMPTIONS





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(1) All section references herein are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

          The Current Owner has contracted with Hyatt Corporation ("Hyatt") to operate the Hotel Property. Under the terms of the agreement between the Current Owner and Hyatt dated December 11, 1987, as amended on September 12, 1988, February 15, 1990 and October 1, 1994 (the "Management Agreement"), Hyatt is obligated to provide all services in relation to the operation of the Hotel Property and collect all hotel receipts. In exchange for these services, Hyatt is reimbursed for the costs of operating the Hotel Property and paid a management fee. This fee is paid out of hotel receipts; it is based in part on the gross hotel receipts and in part on the profits, if any, from operation of the Hotel Property.

          Section 15.2 of the Management Agreement requires that all assignments of the Management Agreement be approved by Hyatt and that any assignees expressly assume the obligations of the Current Owner under the Management Agreement. Therefore, in connection with its purchase of the Hotel Property, the Operating Partnership will assume all of the obligations of the Current Owner under the Management Agreement.

         When the Operating Partnership purchases the Hotel Property, it will immediately lease it to Mogul Management LLC ("Mogul") pursuant to a Lease Agreement dated January 3, 1995 (the "Lease"). Pursuant to Article 2 of the Lease, the Operating Partnership will assign its interest in the Management Agreement to Mogul; and pursuant to Section 15.2 of the Management Agreement, Mogul will assume all of the Operating Partnership's obligations thereunder. However, as a condition of its approval of the Lease, Hyatt will require that the Operating Partnership remain liable for all obligations of the Operating Partnership under the Management Agreement assumed by Mogul.

         Currently, Walter P. Sprunt and Richard W. Adkisson each own a 45.5 percent interest in the assets and net profits of Mogul, while Gerald W. Haddock and John C. Goff, the managers of Mogul, each own a 4.5 percent interest in its assets and net profits.

         For purposes of this memorandum, we have examined and relied upon (1) the Management Agreement, (2) the Lease, (3) the Articles of Organization of Mogul Management LLC (the "Mogul Articles"), (4) the Regulations of Mogul Management LLC (the "Mogul Regulations"), (5) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (the "Crescent Articles"), (6) the Contract of Sale between the Current Owner and the Operating Partnership, (7) the Consent and Assumption Agreement between Hyatt and the Operating Partnership, and (8) such other documents or information as we deemed necessary for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         This memorandum is based upon existing provisions of the Code, Treasury regulations, and the reported interpretations thereof by the Internal Revenue Service ("IRS") and by the courts in effect (or, in the case of certain proposed regulations, proposed) as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this memorandum. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. However, because our opinions are not binding upon the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

         In addition, this memorandum is based on various assumptions and is conditioned upon certain representations made by the Operating Partnership and its sole general partner, Crescent Real Estate Equities, Ltd., as to factual and other matters as set forth in the attached letter.

III.     LEGAL BACKGROUND

         A.      75 Percent and 95 Percent Tests

         In order to qualify as a REIT for tax purposes, the Company must satisfy certain tests with respect to the composition of its gross income on an annual basis. First, at least 75 percent of the Company's gross income (excluding gross income from certain prohibited transactions) for each taxable year must consist of temporary investment income or of certain defined categories of income derived directly or indirectly from investments relating to real property or mortgages on real property. These categories include, subject to various limitations, rents from real property, interest on mortgages on real property, gains from the sale or other disposition of real property (including interests in real property and mortgages on real property) not primarily held for sale to customers in the ordinary course of business, income from foreclosure property, and amounts received as consideration for entering into either loans secured by real property or purchases or leases of real property.(2) Second, at least 95 percent of the Company's gross income (excluding gross income from certain prohibited transactions) for each taxable year must be derived from income qualifying under the 75 percent test and from dividends, other types of interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.(3)

         In applying these income tests, REITs that are partners in a partnership are required to include in their gross income their proportionate share of the partnership's gross income. In addition, such REITs are to treat this partnership gross income as retaining the same character as the items of gross income of the partnership for purposes of section 856.(4) Thus, the character of any





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(2) Section 856(c)(3).

(3) Section 856(c)(2).

(4) Treas. Reg. Section 1.856-3(g).

income derived by the Operating Partnership from the Hotel Property will affect the ability of the Company to qualify as a REIT.

         B.      Rents from Real Property

         Rents from real property satisfy both the 75 percent and 95 percent tests for REIT qualification only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.(5) Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10 percent or more of the REIT, directly or constructively, owns 10 percent or more of such tenant (a "Related Party Tenant").(6) Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15 percent of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."(7) Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. However, rents will be qualified as "rents from real property" if a REIT directly performs services in connection with the lease of the property, if those services are "usually or customarily rendered" in connection with the rental of space for occupancy, and such services are not considered to be rendered to the occupant of the property.(8)

         C.      Income from Foreclosure Property

         Income from foreclosure property is treated as "qualifying income" for purposes of the 75 percent and 95 percent tests (although any net income from foreclosure property is taxed at the maximum corporate rate). Foreclosure property is any real property, and any personal property incident to such real property, acquired by a REIT through default under a mortgage or a lease. A REIT may elect to treat such property as foreclosure property for a grace period of up to two years.(9) However, such property will cease to qualify as foreclosure property if it is used by the REIT in a trade or business more than 90 days after it is acquired and it is not operated through





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(5) Section 856(d)(2)(A).

(6) Section 856(d)(2)(B).

(7) Section 856(d)(1)(C).

(8) Sections 856(d)(1)(B), 856(d)(2)(C).

(9) Section 856(e).

an independent contractor from whom the REIT does not derive or receive any income.(10) Moreover, property is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(11)

I.       DISCUSSION

        A.      Lease Will be Treated as a Lease for Federal Income Tax Purposes

         In order for any income derived by the Operating Partnership from the Hotel Property to constitute either "rents from real property," or in the case of a default under the Lease, "gross income from foreclosure property," the Lease must be treated as a lease for federal income tax purposes and not be treated as a service contract, management contract or other type of arrangement. This determination depends on an analysis of all the surrounding facts and circumstances. In making this determination, courts have considered a variety of factors, including the following: (i) the intent of the parties,
(ii) the form of the agreement, (iii) the degree of control over the business conducted at the property that is provided to the lessee (e.g., whether the lessee has substantial rights of control over the operation of the property and its business), (iv) the extent to which the lessee has the risk of loss from operations of the business conducted as the property (e.g., whether the lessee bears the risk of increases in operating expenses and of decreases in revenues), and (v) the extent to which the lessee has the opportunity to benefit from operations of the business conducted at the property (e.g., whether the lessee benefits from decreased operating expenses or increased revenues).(12)

         In addition, section 7701(e) provides that a contract that purports to be a service contract, partnership agreement, or another type of arrangement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in any savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant





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(10) Section 856(e)(4).

(11) Treas. Reg. Section 1.856-6(b)(3).

(12) See, e.g., Xerox Corp. v. U.S., 80-2 USTC Paragraph 9530 (Ct. Cl. Tr. Div.
1980), aff'd per curiam, 656 F.2d 659 (Ct. Cl. 1981).

services to entities unrelated to the service recipient and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract, partnership agreement, or some other type of arrangement should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.(13)

         We have concluded that the Lease will be treated as a lease for Federal income tax purposes, rather than a service contract, management contract or other type of arrangement. This conclusion is based, in part, on the following facts: (i) the Operating Partnership and Mogul intend their relationship to be that of lessor and lessee (as evidenced by the terms of the Lease), (ii) Mogul will have the right to exclusive possession, use and quiet enjoyment of the Hotel Property during the term of the Lease and the right to uninterrupted control in the operation of and business conducted at the Hotel Property (subject to its assumption of the Management Agreement), (iii) Mogul will bear the cost of, and be responsible for, capital expenditures, including maintenance and repair of the Hotel Property, and will dictate how the Hotel Property is maintained and improved, (iv) Mogul will bear all the costs and expenses of operating the Hotel Property, (v) Mogul will benefit from any savings in the costs of operating the Hotel Property during the term of the Lease, (vi) in the event of damage or destruction to the Hotel Property, Mogul will be at economic risk because its obligation to make rental payments will not abate, (vii) Mogul will indemnify the Operating Partnership against all liabilities imposed on the Operating Partnership during the term of the Lease by reason of injury to persons or damage to property occurring at the Hotel Property or Mogul's use, management, maintenance or repair of the Hotel Property, (viii) Mogul is obligated to pay substantial fixed rent for the period of use of the Hotel Property, regardless of whether its revenues exceed its costs and expenses, and (ix) Mogul stands to incur substantial losses (or derive substantial profits) depending on how successfully it operates the Hotel Property.

         We do not believe that our conclusion that the Lease of the Hotel Property will be treated as a lease for Federal income tax purposes is affected by the fact that Mogul will enter the Lease subject to its assumption of the Operating Partnership's obligations under the preexisting Management Agreement. The Management Agreement gives Hyatt control over the day-to-day operation of the Hotel Property and will allow Hyatt to share with Mogul in the benefits of any increases in revenues or cost savings in the operation of the Hotel Property. However, Hyatt's operation of the Hotel Property will not be controlled by the Operating Partnership, and the Management Agreement does not affect the fact that Mogul bears most of the risk of loss if the Hotel Property is not successful. Moreover, the IRS has issued a private letter ruling in which it treated leases of several hotel properties as producing "rents from real property" in a situation where the lessees had contracted with a third party to conduct the day-to-day operations of the hotels.(14) This ruling





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(13) P.L.R. 8918012 (January 24, 1989).

(14) See, P.L.R. 8117036 (January 27, 1981).

suggests that the IRS will respect a lease of a hotel for federal income tax purposes even if the hotel is operated by an independent contractor rather than by the lessee.

         B.      Percentage Rent Provision is not Profit-Based

         Pursuant to the Lease, Mogul will be obligated to pay the Operating Partnership base rent and percentage rent. Under the regulations, percentage rent based on a percentage of gross receipts or sales in excess of a floor amount, which is how the percentage rent is structured under the Lease, will not qualify as "rents from real property" unless (i) such floor amount does not depend in whole or in part on the income or profits of the lessee, (ii) the percentage and the floor amount are fixed at the time the lease is entered into, (iii) the percentage and the floor amount are not renegotiated during the term of the lease in a manner that has the effect of basing the percentage rent on income or profits, and (iv) the percentage and the floor amount conform with normal business practice.(15)

         Under the terms of Article 4.2 of the Lease, Mogul will pay percentage rent equal on an annual basis to the sum of (i) 17.5 percent of the excess of annual gross receipts from room rentals over $9,300,000 and (ii) 2.5 percent of the excess of annual gross receipts from the food and beverage facilities at the Hotel Property over $3,000,000. This formula will effectively reward Mogul for any increases in gross receipts from rooms and from other sources over the threshold amounts. This type of formula does not base the percentage rent on Mogul's income or profits, and similar formulas have been treated by the IRS as generating "rents from real property."(16) Moreover, the Operating Partnership has represented that (i) the floor amounts used to compute the percentage rent under the Lease will not depend in whole or in part on the income or profits of any person, (ii) the percentage rent provision of the Lease will not be renegotiated during the term of the Lease or at the expiration or earlier termination of the Lease in a manner that has the effect of basing the rent on income or profits, and (iii) the percentage rent provision of the Lease conforms with normal business practice. In addition, based on our experience and an examination of the Lease and the Hotel Property projections, the Lease appears to conform with normal business practice.





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(15) Treas. Reg. Section 1.866-4(b)(3).

(16) See, e.g., P.L.R. 8803007 (September 23, 1987) (percentage rent based on gross revenues in excess of gross revenues for a base year treated as "rents from real property"); cf. P.L.R. 9104018 (October 26, 1990) (interest based on gross revenues in excess of a floor amount treated as qualifying interest under section 856(f)).

         C.      Mogul is not a "Related Party Tenant"

         Rents received from Mogul will not qualify as "rents from real property" if Mogul is a "related party tenant." Mogul will be a "related party tenant" if the Company, or an owner of 10 percent or more of the Company, directly or constructively owns 10 percent or more of the assets or net profits of Mogul.(17) Constructive ownership is determined for purposes of this test by applying the rules of section 318(a) as modified by section 856(d)(5).
Those rules generally provide that if 10 percent or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person.

         Mogul will not be treated as a "related party tenant" because two individuals, Walter P. Sprunt and Richard W. Adkisson, currently each own a
45.5 percent interest in its assets and net profits. In reaching this conclusion we recognize that Mr. Sprunt and Mr. Adkisson are the owners of Greenbriar Associates, Inc., which is a 10 percent member of G/C Waterside Associates, LLC, which is a 1 percent partner of Waterside Commons Limited Partnership, a partnership whose 89 percent partner is the Operating Partnership.(18) The Operating Partnership has represented that (i) neither Mr. Sprunt nor Mr. Adkisson owns more than 10 percent of the value of the Company's stock, (ii) neither Mr. Sprunt nor Mr. Adkisson is expected to own more than 10 percent of the value of the Company's stock in the future and
(iii) neither the Operating Partnership nor the Company intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of Mogul at any time in the future. Moreover, Article 37.5 of the Lease limits the ability of Mogul and its members and managers to acquire, directly or constructively, a 10 percent stock interest in the Company, and
Section 6.4 of the First Amended and Restated Articles of Incorporation of the Company prevents Mogul and its members and managers from acquiring more than 8 percent of the Company's stock.

         The conclusion that Mogul will not be treated as a "related party tenant" is based on the assumption that Mogul will be treated as a partnership for federal income tax purposes. If Mogul is not treated as a partnership for federal income tax purposes, but is instead treated as an association taxable as a corporation, then it is likely that Mogul will be treated as a "related party tenant" and the rents derived under the terms of the Lease will not be treated as "rents from real property." This is because, if Mogul were treated as a corporation for federal income tax purposes, Gerald W. Haddock and John C. Goff would likely be deemed to own all of its voting stock, because of the extensive powers that they are granted as managers under the Mogul





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(17) Section 856(d)(2)(B)(ii).

(18) See Rev. Rul. 73-194, 1973-1 C.B. 355 (management company treated as an independent contractor with respect to a REIT, where an affiliate of the management company and the REIT were partners).

Regulations. If this were the case, the ownership of such voting stock would be attributed to the Company under the constructive ownership rules described above.(19)

         An entity which has associates and an objective to carry on a business for joint profit will be treated as a partnership for federal income tax purposes, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management; (iii) limited liability; and (iv) free transferability of interests.(20) The entity must also have no other characteristics which are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics.(21) The IRS has applied this four-factor test in determining whether limited liability companies formed under the Texas Limited Liability Company Act (the "Act") are partnerships for federal income tax purposes.(22)

         The IRS has issued Rev. Proc. 95-10, which specifies conditions which must be satisfied for a limited liability company to receive a favorable advanced ruling that it will be classified as a partnership for federal income tax purposes.(23) Mogul should satisfy these conditions. However, such conditions are applicable only in determining whether rulings will be issued and are not intended as substantive rules for determination of partnership status.

         An organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time.(24)
Article 6.01 of the Act provides, in part, that except as otherwise provided in the company's regulations, a limited liability company shall be dissolved upon the death, retirement, resignation, expulsion,





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(19) Richard Rainwater, Gerald Haddock and John Goff are each partners in FW-Irving Partners, Ltd. (and apparently they are partners in other partnerships as well). Richard Rainwater also owns more than 10 percent of the value of the stock of the Company. Thus, assuming that the ownership interests in Mogul held by Gerald Haddock and John Goff constitute stock, such interests, along with Richard Rainwater's stock interest in the Company, will be attributed to FW-Irving Partners, Ltd. pursuant to section 318(a)(3)(A), which provides that stock owned, directly or indirectly, by or for a partners shall be considered as owned by the partnership. Then, FW-Irving Partners, Ltd.'s deemed interest in Mogul would be attributed to the Company pursuant to section 318(a)(3)(C) (as modified by section 856(d)(5)), which provides that stock owned by any person that owns 10 percent or more of the value of the stock in a corporation shall be considered owned by the corporation.

(20) Treas. Reg. Section 301.7701-2(a).

(21) See Rev. Rul. 79-106, 1979-1 C.B. 448.

(22) See, e.g., P.L.R. 9242025 (July 22, 1992) and P.L.R. 9218078 (January 31,
1992).

(23) 1995-3 I.R.B [  ] .

(24) Treas. Reg. Section 301.7701-2(b)(3).

bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless there is at least one remaining member and the business of the limited liability company is continued by the consent by the number of members or class thereof stated in the articles of organization or regulations of the limited liability company or of not so stated, by all remaining members.
Article 2 of the Mogul Articles provides that the duration of Mogul is until the close of business on December 31, 2015, or until its earlier dissolution in accordance with the provisions of the Act or the Regulations. Article 10.2 of the Mogul Regulations provides, in part, that Mogul shall be dissolved upon the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, unless the business of Mogul is continued by the consent of all the remaining members within ninety days. Accordingly, Mogul will lack the corporate characteristic of continuity of life.

         An organization will be treated as possessing the corporate characteristic of free transferability of interests if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization.(25) Article 4.05 of the Act provides, in part, that unless otherwise provided by the company's regulations, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to become, or to exercise rights or powers of a member; and until the assignee becomes a member, the assignor member continues to be a member and to have the power to exercise any rights or powers of a member, except to the extent those rights or powers are assigned.
Article 4.07 of the Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's regulations so provide, or all members consent. Article 9.3 of the Mogul Regulations provides, in part, that no member shall have the right to substitute in its place a transferee unless consent is given by the Managers and a majority of the other members, which consent may be withheld in the discretion of the Managers or the other members. Accordingly, Mogul will lack the corporate characteristic of free transferability of interests. Because Mogul will lack the corporate characteristics of continuity of life and free transferability of interests, it will be treated as partnership for federal income tax purposes.

         D.      Incidental Personal Property

         1. Rents Attributable to Personal Property Will Be Treated as "Rents from Real Property"

         As noted above, the rents attributable to the Operating Partnership's personal property leased under or in connection with the Lease must not be greater than 15 percent of the rents received under the Lease. The rent attributable to personal property leased under or in connection with a lease of real property is the amount that bears the same ratio to total rent for the taxable





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(25) Treas. Reg. Section 301.7701-2(e).

year as (i) the average of the adjusted bases of the personal property leased under or in connection with a lease of real property at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of the real and personal property subject to the lease at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio").(26) The Operating Partnership has represented that the adjusted tax basis of the personal property leased under or in connection with the Lease will not represent more than 15 percent of the aggregate adjusted tax basis of the Hotel Property at any time.

         2. Payments Attributable to Mogul's Acquisition of Certain Personal Property Will Not Be Treated as "Rents from Real Property"

         Article 4.7 of the Lease provides that Mogul will be deemed to have acquired all of the furniture, fixtures and operating equipment associated with the Hotel Property (the "FF & E") with the proceeds of a loan from the Operating Partnership. It further provides that Mogul is to make payments of principal and interest on this deemed loan.

         The payments that the Operating Partnership receives with regard to the FF & E under the terms of Article 4.7 of the Lease will not qualify as "rents from real property." Instead, such payments will be treated for federal income tax purposes as payments of principal and interest resulting from the Operating Partnership's deemed financing of Mogul's purchase of the FF & E. In reaching this conclusion we have relied on the representations of the Operating Partnership that (i) the useful life of the FF & E will be less than the term of the Lease, (ii) the residual value of the FF & E at the end of the term of the Lease will generally be less than 20 percent of the value of the FF & E at the beginning of the term of the Lease, and (iii) the Operating Partnership and Mogul will treat Mogul as the owner of the FF & E for federal income tax purposes.

         The payments pursuant to this "deemed financing," to the extent they constitute interest, will be "qualifying income" for purposes of the 75 percent test. However, because the deemed financing will be secured by personal, rather than real property, such interest will not be qualifying income for purposes of the 95 percent test.

         E.      Provision of Services by the Operating Partnership

         1.      Income Derived under the Terms of the Lease

         Although the Operating Partnership may treat charges for services customarily furnished or rendered in connection with the rental of the Hotel Property as "rents from real property," any services rendered to the occupants of the Hotel Property must be furnished or rendered by an





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(26) Section 856(d)(1)(C).

independent contractor from whom the Company does not derive or receive any income.(27) Moreover, to the extent that any independent contractors provide noncustomary services to the occupants of the Hotel Property, the cost of such services must not be borne by the Operating Partnership.(28)

         Under the terms of the Lease, the Operating Partnership will not be required to provide any services, customary or noncustomary, in connection with
the rental of the Hotel Property.   Instead, all services relating to the
operation of the Hotel Property will be provided by Hyatt under the terms of the Management Agreement. The Operating Partnership has represented that Hyatt is an independent contractor within the meaning of section 856(d)(3), from which the Company and the Operating Partnership will not derive or receive any income. The Operating Partnership will not bear the cost of any of the services provided by Hyatt. Instead, such costs will be borne by Mogul when it assumes the Operating Partnership's Obligations under the Management Agreement.

         Based on the foregoing, we believe that the provision of any noncustomary services to the occupants of the Hotel Property by Hyatt will have no effect on the qualification of the income derived from the Hotel Property as "rents from real property." In fact, the IRS has issued a private letter ruling in which it has treated the income derived from several leases of hotel properties as "rents from real property" in a situation where the lessees had contracted with a third-party to conduct the day to day operations of the hotels.(29) Our conclusion is not altered by the fact that the Operating Partnership will remain liable for any obligations arising under the Management Agreement, to the extent that they are not satisfied by the Tenant. The Operating Partnership should not be treated as bearing the cost of the services provided by Hyatt merely because it is liable for Mogul's obligations under the Management Agreement. The Operating Partnership is not retaining this liability in an attempt to provide services to Mogul. Instead, it is retaining this liability only as an accommodation, in order to gain Hyatt's consent to its
purchase of the Hotel Property.   Moreover, the Operating Partnership believes
that it is highly unlikely that it will ever be required to reimburse Hyatt for the costs and expenses of operating the Hotel Property. This is because (i) the Hotel Property is projected to generate enough gross income to cover the payments to Hyatt under the Management Agreement, (ii) in connection with the Lease, Mogul will represent that it has a net worth of at least $400,000 , and
(iii) in the view of the Operating Partnership, Mogul's capitalization is adequate to allow Mogul to assume Mogul's obligations under the Lease.





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(27) Sections 856(d)(1), 856(d)(2)(C); Treas. Reg. Section 1.512(b)-1(c)(5).

(28) Treas. Reg. Section 1.856-4(b)(5).

(29) See, P.L.R. 8117036 (January 27, 1981).

         2.      Income Derived in the Case of a Default under the Lease

         If the Operating Partnership were required to reimburse Hyatt for the costs of operating the Hotel Property because of a default by Mogul under the terms of the Management Agreement, we have concluded that the income derived by the Operating Partnership from the Hotel Property would be treated as "qualifying income" for purposes of the 75 percent and 95 percent tests. This is because, if the Operating Partnership were required to reimburse Hyatt for the cost of operating the Hotel Property, this would constitute an event of default under Article 16.1(c) of the Lease, allowing the Operating Partnership to terminate Mogul's leasehold interest in the Hotel Property. As a result of such a termination of the Lease, any income derived by the Operating Partnership from the Hotel Property after the default would be treated as income from foreclosure property.

         The Operating Partnership would be able to continue to operate the Hotel Property after any default under the Lease, without affecting its status as foreclosure property, because Hyatt, an independent contractor, from whom the Company will not derive any income, will provide all services relating to its operation. As noted above, a REIT can use foreclosure property in the conduct of an active trade or business, as long as this is done through the use of an independent contractor, from whom the REIT does not derive or receive any income.(30)

         As noted above, real property acquired upon default under a lease is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(31) This is not the case in the present situation because (i) the Hotel Property is projected to generate enough gross income to produce a profit for Mogul, (ii) in connection with the Lease, Mogul will represent that it has a net worth of at $400,000, and (iii) in the view of the Operating Partnership, Mogul's capitalization is adequate to allow Mogul to assume Mogul's obligations under the Lease.

         The Hotel Property would in any event qualify as foreclosure property only for a period of up to two years, beginning of the date of its acquisition by the Operating Partnership, unless the Operating Partnership obtains an extension of the grace period from the IRS.(32) Therefore, in the event the Operating Partnership takes possession of the Hotel Property as a result of a default under the lease, presumably the Operating Partnership will sell the Hotel Property or within two years rent it to another tenant under a lease that will produce "rents from real property."





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(30) Section 856(e)(4)(C). (The IRS clearly intended for REITs to be able to treat hotels operated by independent contractors as foreclosure property. For instance, the Treasury regulations defining foreclosure property refer to hotel properties twice. See, Treas. Reg. Sections 1.856-6(b)(2), 1.856-6(d)(2). In addition, the IRS has also recently issued a private letter ruling in which it treated income received from hotels acquired pursuant to a bankruptcy petition as income from foreclosure property, where the hotels were operated by third party managers. P.L.R. 9420013 (2/15/94).)

(31) Treas. Reg. Section 1.856-6(b)(3).

(32) Section 856(e)(2).

         CONCLUSION

         Based on the assumptions stated above, it is our opinion that (i) all of the income that the Operating Partnership derives from the Hotel Property will be treated as "qualifying income" for purposes of the 95 percent test and
(ii) all of the income the Operating Partnership derives from the Hotel Property, with the exception of the interest income attributable to the deemed financing of Mogul's acquisition of the FF & E, will be treated as "qualifying income" for purposes of the 75 percent test.

                                 April 1, 1996

Crescent Real Estate Equities, Inc.
900 Third Avenue, Suite 1800
New York New York  10022

Ladies and Gentlemen:

         On January 3, 1995 we provided you with a memorandum analyzing the impact of the purchase of the Hyatt Regency Beaver Creek (the "Hotel Property") by Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") would have on the ability of Crescent Real Estate Equities, Inc. (the "Company") to continue to qualify as a real estate investment trust (a "REIT") under section 856(c).(1) That memorandum concluded that, subject to certain assumptions, in our opinion (i) all of the income that the Operating Partnership derived from the Hotel Property would be treated as "qualifying income" for purposes of the 95 percent gross income test for REIT qualification under section 856(c)(2) (the "95 percent test") and (ii) all of the income that the Operating Partnership derived from the Hotel Property, with the exception of certain interest income, would be treated as "qualifying income" for purposes of the 75 percent gross income test for REIT qualification under section 856(c)(3) (the "75 percent test"). The January 3, 1995 memorandum was based upon, among other items, our review of a Lease Agreement between dated January 3, 1995 between the Operating Partnership, as lessor, and Mogul Management LLC ("Mogul"), as lessee, dated January 3, 1995 (the "Original Lease").

         On October 6, 1995, the Original Lease was amended to provide for the subordination of the leasehold estate created by the Original Lease to any lien or encumbrance placed against all or any part of the Hotel Property and to provide for the approval by the Operating Partnership of a proposed merger of Mogul into RoseStar Management, LLC, a Texas limited liability company ("RoseStar"). Currently, Sanjay Varma owns a 91 percent interest in the assets and net profits of RoseStar, while Gerald W. Haddock and John C. Goff, the managers of RoseStar, each own a 4.5 percent interest in its assets and net profits.

         Also on October 6, 1995, the Operating Partnership conveyed all of its interest as lessor under the Original Lease to Crescent Real Estate Funding II, L.P., a Delaware limited





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(1) All section references are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 2

Partnership ("Funding II"). Funding II assumed all of the Operating Partnership's liabilities and obligations under the Original Lease.

         On January 1, 1996, the Funding II, Mogul and Rose Star executed an Amended and Restated Lease Agreement for the Hotel Property (hereinafter the Original Lease as amended and restated is referred to as the "Lease").

         On February 9, 1996, Mogul was merged with and into RoseStar and RoseStar succeeded Mogul as lessee under the Lease.

         On March 29, 1996, pursuant to an Assignment and Assumption of Leasehold Estate, RoseStar sold and assigned all of its interest and estate as lessee under the Lease to RoseStar Southwest, LLC, a Delaware limited liability company ("Southwest"). RoseStar owns a 99 percent interest in Southwest, while the remaining one percent interest is owned by RSSW Corp., a Delaware corporation.

         On April 1, 1996, the Lease was amended to provide that, among other things, (1) at all times during the term of the Lease, Southwest and RoseStar would maintain a cumulative net worth equal to $200,000; and (2) Southwest would retain all of the income it earned with respect to the Hotel Property (except distributions to its beneficial owners in an amount sufficient to pay their federal and state income taxes on the income) until such time as Southwest and any affiliate of Southwest (including RoseStar) which has entered into a long-term lease of a hotel with Funding II or any affiliate of Funding II (including the Operating Partnership) have accumulated and are holding in reserve funds in the aggregate which are sufficient to enable Southwest and any affiliated entities to pay at least one monthly payment of base rent under each lease between Southwest (or any affiliated entities) and Funding II or an affiliate of Funding II.

         This letter is intended to update the opinions expressed in our January 3, 1995 memorandum to reflect the changes in the Lease Agreement and the substitution of new parties as lessor and lessee of the Hotel Property.
The opinions set forth herein are based upon the existing provisions of the Code, and the reported interpretations thereof by the IRS and by the courts in effect as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this letter. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. However, because our opinions are not binding upon the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 3


   I.    Documents and Representations

         For the purpose of rendering this opinion, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following: (1) the Original Lease; (2) the Amendment to Lease Agreement between the Operating Partnership and Mogul dated October 6, 1995; (3) the Lease; (4) the Assignment and Assumption of Leasehold Estate by and between RoseStar and Southwest dated March 29, 1996; (5) the First Amendment to the Lease dated April 1, 1996; (6) the Limited Guaranty Agreement by Gerald Haddock, John Goff and Sanjay Varma, as guarantors in favor of Funding II (the "Guaranty); (7) the Articles of Organization of RoseStar Management, LLC (the "RoseStar Articles"); (8) the Regulations of RoseStar Management, LLC (the "RoseStar Regulations"); (9) the Operating Agreement of RoseStar Southwest, LLC; (10) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (the "Crescent Articles"); and (11) such other documents or information as we have deemed necessary for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         For the purpose of rendering this opinion, we have also assumed that all statements of facts and assumptions described in our January 3, 1995 memorandum remain correct, unless otherwise noted.

   II.   Opinions

         A.     Lease Will be Treated as a Lease for Federal Income Tax Purposes

         In order for any income derived by Funding II from the Hotel Property to constitute either "rents from real property," or in the case of a default under the Lease, "gross income from foreclosure property," the Lease must be treated as a lease for federal income tax purposes and not be treated as a service contract, management contract or other type of arrangement. This determination depends on an analysis of all the surrounding facts and circumstances. In making this determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the business conducted at the property that is provided to the lessee (e.g., whether the lessee has substantial rights of control over the operation of the property and its business), (iv) the extent to which the lessee has the risk of loss from operations of the business conducted as the property (e.g., whether the lessee bears the risk of increases in operating expenses and of decreases in revenues), and (v) the extent to which the lessee has

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 4

the opportunity to benefit from operations of the business conducted at the property (e.g., whether the lessee benefits from decreased operating expenses or increased revenues).(2)

         In addition, section 7701(e) provides that a contract that purports to be a service contract, partnership agreement, or another type of arrangement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in any savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract, partnership agreement, or some other type of arrangement should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.(3)

         We have concluded that the Lease will be treated as a lease for Federal income tax purposes, rather than a service contract, management contract or other type of arrangement. This conclusion is based, in part, on the following facts: (i) Funding II and Southwest intend their relationship to be that of lessor and lessee (as evidenced by the terms of the Lease), (ii) Southwest has the right to exclusive possession, use and quiet enjoyment of the Hotel Property during the term of the Lease and the right to uninterrupted control in the operation of and business conducted at the Hotel Property (subject to its assumption of the Management Agreement), (iii) Southwest will bear the cost of, and be responsible for, capital expenditures, including maintenance and repair of the Hotel Property, and will dictate how the Hotel Property is maintained and improved (with the exception that Funding II, as lessor, is responsible for the cost of certain capital expenditures in situations where the funds available to Southwest are insufficient for such expenditures), (iv) Southwest will bear all the costs and expenses of operating the Hotel Property (with the exception of the costs of replacing certain





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(2) See, e.g., Xerox Corp. v. U.S., 80-2 USTC Paragraph 9530 (Ct. Cl. Tr. Div. 1980), aff'd per curiam, 656 F.2d 659 (Ct. Cl. 1981).

(3)      P.L.R. 8918012 (January 24, 1989).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 5

FF & E associated with the Hotel Property, which is to be funded by Funding
II), (v) Southwest will benefit from any savings in the costs of operating the Hotel Property during the term of the Lease, (vi) in the event of damage or destruction to the Hotel Property, Southwest will be at economic risk because its obligation to make rental payments will not abate, (vii) Southwest will indemnify Funding II against all liabilities imposed on Funding II during the term of the Lease by reason of injury to persons or damage to property occurring at the Hotel Property or Southwest's use, management, maintenance or repair of the Hotel Property, (viii) Southwest is obligated to pay substantial fixed rent for the period of use of the Hotel Property, regardless of whether its revenues exceed its costs and expenses, and (ix) Southwest stands to incur substantial losses (or derive substantial profits) depending on how successfully it operates the Hotel Property.

         We do not believe that our conclusion that the Lease of the Hotel Property will be treated as a lease for Federal income tax purposes is affected by the fact that Southwest assumed RoseStar's rights and obligations as lessor under the Lease subject to its assumption of Funding II's obligations under the preexisting Management Agreement. The Management Agreement gives Hyatt control over the day-to-day operation of the Hotel Property and will allow Hyatt to share with Southwest in the benefits of any increases in revenues or cost savings in the operation of the Hotel Property. However, Hyatt's operation of the Hotel Property is not controlled by Funding II, and the Management Agreement does not affect the fact that Southwest bears most of the risk of loss if the Hotel Property is not successful. Moreover, the IRS has issued a private letter ruling in which it treated leases of several hotel properties as producing "rents from real property" in a situation where the lessees had contracted with a third party to conduct the day-to-day operations of the hotels.(4) This ruling suggests that the IRS will respect a lease of a hotel for federal income tax purposes even if the hotel is operated by an independent contractor rather than by the lessee.

         The Lease is currently structured in form so that Funding II retains ownership of all the personal property leased to Southwest in connection with Southwest's lease of the Hotel Property (the "FF&E"). However, if the term of the Lease equals or exceeds the useful life of some or all of the FF&E, it is possible that the Lease could be treated for federal income tax purposes as a financing arrangement. In such a case, Southwest would be treated as having acquired ownership of the FF&E for federal income tax purposes in exchange for an obligation to make future payments of principal and interest to Funding II. Nonetheless, we do not believe that the recharacterization of the Lease as a financing arrangement with respect to the FF&E would have a material effect on the ability of the Company to satisfy the requirements for taxation as a REIT. We reach this conclusion on the basis that, if a portion of the payments made by Southwest under the Lease were characterized as interest on





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(4)      See, P.L.R. 8117036 (January 27, 1981).

Crescent Real Estate Equities, Inc.
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Page 6

indebtedness secured by the FF&E, rather than rents from real property, that portion would still satisfy the 95 percent gross income test (although it would not satisfy the 75% gross income test).(5)

         B.      Percentage Rent Provision is not Profit-Based

         Pursuant to the Lease, Southwest will be obligated to pay Funding II base rent and percentage rent. Under the regulations, percentage rent based on a percentage of gross receipts or sales in excess of a floor amount, which is how the percentage rent is structured under the Lease, will not qualify as "rents from real property" unless (i) such floor amount does not depend in whole or in part on the income or profits of the lessee, (ii) the percentage and the floor amount are fixed at the time the lease is entered into, (iii) the percentage and the floor amount are not renegotiated during the term of the lease in a manner that has the effect of basing the percentage rent on income or profits, and (iv) the percentage and the floor amount conform with normal business practice.(6)

         Under the terms of Article 4.2 of the Lease, Southwest will pay percentage rent equal on an annual basis to the sum of (i) 17.5 percent of the excess of annual gross receipts from room rentals over $9,300,000 and (ii) 2.5 percent of the excess of annual gross receipts from the food and beverage facilities at the Hotel Property over $3,000,000. This formula is unchanged from the formula in the Original Lease between the Operating Partnership and Mogul. It will effectively reward Southwest for any increases in gross receipts from rooms and from other sources over the threshold amounts. This type of formula does not base the percentage rent on Southwest's income or profits, and similar formulas have been treated by the IRS as generating "rents from real property."(7) Moreover, Funding II has represented that (i) the floor amounts used to compute the percentage rent under the Lease do not depend in whole or in part on the income or profits of any person, (ii) the percentage rent provision of the Lease has not been and will not be renegotiated during the term of the Lease or at the expiration or earlier termination of the Lease in a manner that has the effect of basing the rent





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(5) If the Lease were recharacterized as a financing arrangement with respect to the FF&E, it also might result in some minor timing differences with respect to the Company's recognition of income. These differences would result from (a) the recharacterization of a portion Soutwest's payments under the Lease as a return of principal and (b) the Company's loss of any depreciation deductions attributable to the FF&E.

(6)      Treas. Reg. Section 1.866-4(b)(3).

(7) See, e.g., P.L.R. 8803007 (September 23, 1987) (percentage rent based on gross revenues in excess of gross revenues for a base year treated as "rents from real property"); cf. P.L.R. 9104018 (October 26, 1990) (interest based on gross revenues in excess of a floor amount treated as qualifying interest under section 856(f)).

Crescent Real Estate Equities, Inc.
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on income or profits, and (iii) the percentage rent provision of the Lease conforms with normal business practice. In addition, based on our experience and an examination of the Lease and the Hotel Property projections, the Lease appears to conform with normal business practice.

         C.      Southwest is not a "Related Party Tenant"

         Rents received from Southwest will not qualify as "rents from real property" if Southwest is a "related party tenant." Southwest will be a "related party tenant" if the Company, or an owner of 10 percent or more of the Company, directly or constructively owns 10 percent or more of the assets or net profits of Southwest.(8) Constructive ownership is determined for purposes of this test by applying the rules of section 318(a) as modified by section 856(d)(5). Those rules generally provide that if 10 percent or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person.

         Southwest will not be treated as a "related party tenant" because a 99 percent interest in Southwest's assets and net profits will be owned by RoseStar, with the remaining one percent interest owned by RSSW Corp. An individual, Sanjay Varma, currently owns a 91 percent interest in the assets and net profits of RoseStar and RSSW Corp. In reaching this conclusion, we recognize that Sanjay Varma owns certain Units of the Operating Partnership.(9) Funding II has represented that (i) Sanjay Varma does not own more than 10 percent of the value of the Company's stock, (ii) Sanjay Varma is not expected to own more than 10 percent of the value of the Company's stock in the future, and (iii) neither the Funding II nor the Company intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of RoseStar at any time in the future. Moreover, Article 7.8 of the Lease limits the ability of Southwest or any person owning an interest in Southwest (including RoseStar) to acquire, directly or constructively, a 6 percent stock interest in the Company, and Section 6.4 of the First Amended and Restated Articles of Incorporation of the Company prevents RoseStar and its members and managers from acquiring more than 8 percent of the Company's stock.

         The conclusion that Southwest will not be treated as a "related party tenant" is based on the assumption that its member RoseStar will be treated as a partnership for federal income tax purposes. If RoseStar is not treated as a partnership for federal income tax purposes, but





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(8)      Section 856(d)(2)(B)(ii).

(9) See Rev. Rul. 73-194, 1973-1 C.B. 355 (management company treated as an independent contractor with respect to a REIT, where an affiliate of the management company and the REIT were partners).

Crescent Real Estate Equities, Inc.
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Page 8

is instead treated as an association taxable as a corporation, then it is possible that Southwest would be treated as a "related party tenant" and the rents derived under the terms of the Lease would not be treated as "rents from real property." This is because, if RoseStar were treated as a corporation for federal income tax purposes, Gerald W. Haddock and John C. Goff would likely be deemed to own all of its voting stock, because of the extensive powers that they are granted as managers under the RoseStar Regulations. If this were the case, the ownership of such voting stock (and ownership of Southwest) might be attributed to the Company under a literal reading of the constructive ownership rules described above.(10)

         An entity which has associates and an objective to carry on a business for joint profit will be treated as a partnership for federal income tax purposes, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management; (iii) limited liability; and (iv) free transferability of interests.(11) The entity must also have no other characteristics which are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics.(12) The IRS has applied this four-factor test in determining whether limited liability companies formed under the Texas Limited Liability Company Act (the "Act") are partnerships for federal income tax purposes.(13) The IRS has issued Rev. Proc. 95-10, which specifies conditions which must be satisfied for a limited liability company to receive a favorable advanced ruling that it will be classified as a partnership for federal income tax purposes.(14) RoseStar should satisfy these conditions. However, such conditions are


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(10) Richard Rainwater, Gerald Haddock and John Goff are each partners in FW-Irving Partners, Ltd. (and apparently they are partners in other partnerships as well). Richard Rainwater also owns more than 10 percent of the value of the stock of the Company. Thus, assuming that the ownership interests in RoseStar held by Gerald Haddock and John Goff constitute stock, such interests, along with Richard Rainwater's stock interest in the Company, will be attributed to FW-Irving Partners, Ltd. pursuant to section 318(a)(3)(A), which provides that stock owned, directly or indirectly, by or for a partners shall be considered as owned by the partnership. Then, FW-Irving Partners, Ltd.'s deemed interest in RoseStar would be attributed to the Company pursuant to section 318(a)(3)(C) (as modified by section 856(d)(5)), which provides that stock owned by any person that owns 10 percent or more of the value of the stock in a corporation shall be considered owned by the corporation. As you are aware, however, we have opined to you in a similar context that we do not believe that these attribution rules should be read literally.

(11)     Treas. Reg. Section 301.7701-2(a).

(12)     See Rev. Rul. 79-106, 1979-1 C.B. 448.

(13)     See, e.g., P.L.R. 9242025 (July 22, 1992) and P.L.R. 9218078 (January
         31, 1992).

(14)     1995-3 I.R.B. 20.

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applicable only in determining whether rulings will be issued and are not intended as substantive rules for determination of partnership status.

         An organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time.(15)
Article 6.01 of the Act provides, in part, that except as otherwise provided in the company's regulations, a limited liability company shall be dissolved upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless there is at least one remaining member and the business of the limited liability company is continued by the consent by the number of members or class thereof stated in the articles of organization or regulations of the limited liability company or of not so stated, by all remaining members. Article 2 of the RoseStar Articles provides that the duration of RoseStar is until the close of business on December 31, 2015, or until its earlier dissolution in accordance with the provisions of the Act or the Regulations. Article 10.2 of the RoseStar Regulations provides, in part, that RoseStar shall be dissolved upon the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, unless the business of RoseStar is continued by the consent of all the remaining members within ninety days. Accordingly, RoseStar will lack the corporate characteristic of continuity of life.

         An organization will be treated as possessing the corporate characteristic of free transferability of interests if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization.(16) Article 4.05 of the Act provides, in part, that unless otherwise provided by the company's regulations, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to become, or to exercise rights or powers of a member; and until the assignee becomes a member, the assignor member continues to be a member and to have the power to exercise any rights or powers of a member, except to the extent those rights or powers are assigned.
Article 4.07 of the Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's regulations so provide, or all members consent. Article 9.3 of the RoseStar Regulations provides, in part, that no member shall have the right to substitute in its place a transferee unless consent is given by the Managers and a majority of the other members, which consent may be withheld in the discretion of the Managers or the





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(15)     Treas. Reg. Section 301.7701-2(b)(3).

(16)     Treas. Reg. Section 301.7701-2(e).

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Page 10

other members. Accordingly, RoseStar will lack the corporate characteristic of free transferability of interests. Because RoseStar will lack the corporate characteristics of continuity of life and free transferability of interests, in our opinion it will be treated as partnership for federal income tax purposes.

         D.      Incidental Personal Property

         1. Rents Attributable to Personal Property Will Be Treated as "Rents from Real Property"

         The rents attributable to Funding II's personal property leased under or in connection with the Lease must not be greater than 15 percent of the rents received under the Lease. The rent attributable to personal property leased under or in connection with a lease of real property is the amount that bears the same ratio to total rent for the taxable year as (i) the average of the adjusted bases of the personal property leased under or in connection with a lease of real property at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of the real and personal property subject to the lease at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio").(17) Funding II has represented that the adjusted tax basis of the personal property leased under or in connection with the Lease (including, for the period beginning on January 1, 1996, any furniture, fixtures or equipment formerly treated as owned by Mogul, as described below) has not represented and will not represent more than 15 percent of the aggregate adjusted tax basis of the Hotel Property at any time.

         2. Payments Attributable to Mogul's Deemed Acquisition of Certain Personal Property Will Not Be Treated as "Rents from Real Property"

         Article 4.7 of the Original Lease provided that Mogul was to be deemed to have acquired all of the furniture, fixtures and operating equipment associated with the Hotel Property (the "FF & E") with the proceeds of a loan from the Operating Partnership. It further provided that Mogul was to make payments of principal and interest on this deemed loan. Pursuant to Funding II's assumption of all of the Operating Partnership's liabilities and obligations under the Original Lease, after October 6, 1995, all payments of principal and interest on this deemed loan were accrued by Funding II. On January 1, 1996, in connection with the execution of the Lease, Article 4.7 of the Original Lease ceased to be effective and the parties ceased to treat the FF & E as owned by Mogul. Instead, beginning on January 1, 1996, the FF & E has been treated by all parties as if it had been conveyed by Mogul to





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(17)     Section 856(d)(1)(C).

Crescent Real Estate Equities, Inc.
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Funding II in exchange for the cancellation the balance owed by Mogul under the deemed financing arrangement established under the Original Lease.

         The payments that the Operating Partnership and Funding II received with regard to the FF & E under the terms of Article 4.7 of the Original Lease prior to January 1, 1996 did not qualify as "rents from real property." Instead, such payments were treated for federal income tax purposes as payments of principal and interest resulting from a deemed financing of Mogul's purchase of the FF & E.

         The payments pursuant to this "deemed financing," to the extent they constituted interest, were "qualifying income" for purposes of the 75 percent test. However, because the deemed financing was secured by personal, rather than real property, such interest was not qualifying income for purposes of the 95 percent test.

         E.      Provision of Services by the Funding II

         1.      Income Derived under the Terms of the Lease

         Although Funding II may treat charges for services customarily furnished or rendered in connection with the rental of the Hotel Property as "rents from real property," any services rendered to the occupants of the Hotel Property must be furnished or rendered by an independent contractor from whom the Company does not derive or receive any income.(18) Moreover, to the extent that any independent contractors provide noncustomary services to the occupants of the Hotel Property, the cost of such services must not be borne by Funding II.(19)

         Under the terms of the Lease, Funding II will not be required to provide any services, customary or noncustomary, in connection with the rental of the Hotel Property. Instead, all services relating to the operation of the Hotel Property will be provided by Hyatt under the terms of the Management Agreement. Funding II has represented that Hyatt is an independent contractor within the meaning of section 856(d)(3), from which the Company and Funding II will not derive or receive any income. Funding II will not bear the cost of any of the services provided by Hyatt. Instead, such costs are borne by Southwest, because it has assumed Funding II's obligations, as owner, under the Management Agreement.





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(18)     Sections 856(d)(1), 856(d)(2)(C); Treas. Reg. Section 1.512(b)-1(c)(5).

(19)     Treas. Reg. Section 1.856-4(b)(5).

Crescent Real Estate Equities, Inc.
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                 Based on the foregoing, we believe that the provision of any noncustomary services to the occupants of the Hotel Property by Hyatt will have no effect on the qualification of the income derived from the Hotel Property as "rents from real property." In fact, the IRS has issued a private letter ruling in which it has treated the income derived from several leases of hotel properties as "rents from real property" in a situation where the lessees had contracted with a third-party to conduct the day to day operations of the hotels.(20) Our conclusion is not altered by the fact that Funding II will remain liable for any obligations arising under the Management Agreement, to the extent that they are not satisfied by Southwest. Funding II should not be treated as bearing the cost of the services provided by Hyatt merely because it is liable for Southwest's obligations under the Management Agreement. Funding II is not retaining this liability in an attempt to provide services to Southwest. Instead, it is retaining this liability only as an accommodation to
Hyatt.   Moreover, Funding II believes that it is highly unlikely that it will ever be required to reimburse Hyatt for the costs and expenses of operating the Hotel Property. This is because (i) the Hotel Property is projected to generate enough gross income to cover the payments to Hyatt under the Management Agreement, (ii) in connection with Section 7.7 the Lease, as amended, Southwest has represented that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, as amended, Southwest has agreed to retain all of the income it earns from the Hotel Property (except distributions to its beneficial owners in an amount sufficient to pay their federal and state income taxes on such income) until such time as Southwest and any affiliate of Southwest (including RoseStar) which has entered into a long-term lease of a hotel with Funding II or any affiliate of Funding II (including the Operating Partnership) have accumulated and are holding in reserve funds in the aggregate which are sufficient to enable Southwest and any affiliated entities to pay at least one monthly payment of base rent under each lease between Southwest and any such affiliated entities and Funding II or an affiliate of Funding II, (iv) pursuant to the Guaranty, RoseStar's individual members have guaranteed RoseStar's obligations under the Lease, and (v) in the view of Funding II, Southwest's capitalization is adequate to allow Southwest to assume its obligations as lessee under the Lease.

         2.      Income Derived in the Case of a Default under the Lease

         If Funding II were required to reimburse Hyatt for the costs of operating the Hotel Property because of a default by Southwest under the terms of the Management Agreement, we have concluded that the income derived by Funding II from the Hotel Property would be treated as "qualifying income" for purposes of the 75 percent and 95 percent tests. This is because, if Funding II were required to reimburse Hyatt for the cost of operating the Hotel Property, this would constitute an event of default under Article 16.1(c) of the Lease, allowing Funding II to terminate Southwest's leasehold interest in the Hotel Property. As a





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(20)     See, P.L.R. 8117036 (January 27, 1981).

Crescent Real Estate Equities, Inc.
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Page 13

result of such a termination of the Lease, any income derived by Funding II from the Hotel Property after the default would be treated as income from foreclosure property.

         Funding II would be able to continue to operate the Hotel Property after any default under the Lease, without affecting its status as foreclosure property, because Hyatt, an independent contractor, from whom the Company will not derive any income, will provide all services relating to its operation. A REIT can use foreclosure property in the conduct of an active trade or business, as long as this is done through the use of an independent contractor, from whom the REIT does not derive or receive any income.(21)

         Real property acquired upon default under a lease is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(22) This is not the case in the present situation because (i) the Hotel Property is projected to generate enough gross income to cover the payments to Hyatt under the Management Agreement, (ii) in connection with
Section 7.7 the Lease, as amended, Southwest has represented that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, as amended, Southwest has agreed to retain all of the income it earns from the Hotel Property (except distributions to its beneficial owners in an amount sufficient to pay their federal and state income taxes on such income) until such time as Southwest and any affiliate of Southwest (including RoseStar) which has entered into a long-term lease of a hotel with Funding II or any affiliate of Funding II (including the Operating Partnership) have accumulated and are holding in reserve funds in the aggregate which are sufficient to enable Southwest and any affiliated entities to pay at least one monthly payment of base rent under each lease between Southwest and any such affiliated entities and Funding II or an affiliate of Funding II, (iv) pursuant to the Guaranty, RoseStar's individual members have guaranteed RoseStar's obligations under the Lease, and (v) in the view of Funding II, Southwest's capitalization is adequate to allow Southwest to assume its obligations as lessee under the Lease.

         The Hotel Property would in any event qualify as foreclosure property only for a period of up to two years, beginning of the date of its acquisition by Funding II, unless





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(21) Section 856(e)(4)(C). (The IRS clearly intended for REITs to be able to treat hotels operated by independent contractors as foreclosure property. For instance, the Treasury regulations defining foreclosure property refer to hotel properties twice. See, Treas. Reg. Sections 1.856-6(b)(2), 1.856-6(d)(2). In addition, the IRS has also recently issued a private letter ruling in which it treated income received from hotels acquired pursuant to a bankruptcy petition as income from foreclosure property, where the hotels were operated by third party managers. P.L.R. 9420013 (2/15/94).)

(22)     Treas. Reg. Section 1.856-6(b)(3).

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Funding II obtains an extension of the grace period from the IRS.(23) Therefore, in the event Funding II takes possession of the Hotel Property as a result of a default under the Lease, presumably Funding II will sell the Hotel Property or, within two years, rent it to another tenant under a lease that will produce "rents from real property."

         F.      Conclusions

         Based on the assumptions and representations stated above, it is our opinion that (i) all of the income that Funding II derives from the Hotel Property will be treated as "qualifying income" for purposes of the 95 percent test and (ii) all of the income that Funding II derives from the Hotel Property, will be treated as "qualifying income" for purposes of the 75 percent test. However, we note that certain interest income accrued prior to January 1, 1996 and attributable to the deemed financing of Mogul's acquisition of the FF & E under Section 4.7 of the Original Lease has properly been treated by the Operating Partnership and Funding II as qualifying income for purposes of the 95 percent test, but not for purposes of the 75 percent test.

  III.   Additional Limitations

         The foregoing opinions are limited to the specific matters covered thereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter.

                                        Very truly yours,



                                        SHAW, PITTMAN, POTTS & TROWBRIDGE



                                        By:
                                            --------------------------------
                                                  Charles B. Temkin, P.C.





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(23)     Section 856(e)(2).

                                   MEMORANDUM
TO:              David Dean

FROM:            Charles B. Temkin
                 Michael A. Jacobs

DATE:            June 30, 1995

RE:              Characterization of Income Derived from Denver Marriott City
                 Center

I.        OVERVIEW

          Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") is scheduled to purchase the Denver Marriott City Center (the "Denver Marriott") from the Prudential Insurance Company of America ("Prudential"), the successor to the Denver Energy Center Hotel Partnership (the "Original Owner"), on June 30, 1995. Crescent Real Estate Equities, Inc. (the "Company") is currently the sole shareholder of two corporations, one of which is the sole general partner of and one of which is a limited partner of the Operating Partnership. These two corporations constitute qualified REIT subsidiaries within the meaning of section 856(i).(1)

          This memorandum analyzes the impact that the purchase of the Denver Marriott will have on the ability of the Company to continue to qualify as a
real estate investment trust (a "REIT") under section 856(c).   More
specifically, it analyzes whether the income the Operating Partnership will derive from the Denver Marriott will be "qualifying income" for purposes of the 75 percent and 95 percent gross income tests for REIT qualification. This memorandum concludes that, subject to certain assumptions, in our opinion (i) all of the income that the Operating Partnership will derive from the Denver Marriott will be treated as "qualifying income" for purposes of the 95 percent test and (ii) all of the income the Operating Partnership will derive from the Denver Marriott, with the exception of certain interest income, will be treated as "qualifying income" for purposes of the 75 percent test.


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(1)All section references herein are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

II.       FACTS AND ASSUMPTIONS

          The Original Owner contracted with Marriott Corporation to operate the Denver Marriott. Under the terms of the agreement between the Original Owner and Marriott Corporation dated January 10, 1979, as amended on January 10, 1979, February 16, 1979, May 11, 1979, July 27, 1979, March 25, 1980,
December 18, 1980, July 15, 1981, January 4, 1982, and November 19, 1993. (the "Management Agreement"), Marriott Corporation is obligated to provide all services in relation to the operation of the Denver Marriott and collect all hotel receipts. In exchange for these services, Marriott Corporation is to be reimbursed for the costs of operating the Denver Marriott and paid a management fee. This fee is paid out of hotel receipts; it is based on the profits, if any, from operation of the Denver Marriott. Marriott International, Inc. ("Marriott") is currently operating the Denver Marriott as the successor to Marriott Corporation.

          Article 18.01 of the Management Agreement requires that all assignments of the Management Agreement be approved by Marriott and that any assignees expressly assume the obligations of the owner under the Management Agreement. Therefore, in connection with its purchase of the Denver Marriott, the Operating Partnership will assume all of the obligations of Prudential under the Management Agreement.

         When the Operating Partnership purchases the Denver Marriott, it will lease it to RoseStar Management, LLC ("RoseStar") pursuant to a Lease Agreement dated June 30, 1995, as amended and restated by an Amended and Restated Lease Agreement dated June 30, 1995 (as amended and restated, the "Lease"). Pursuant to Article 2 of the Lease, the Operating Partnership will assign its interest in the Management Agreement to RoseStar; and pursuant to Article 18.01 of the Management Agreement, RoseStar will assume all of the Operating Partnership's obligations thereunder. However, as a condition of its approval of the Lease, Marriott will require that the Operating Partnership remain liable for all obligations of the Operating Partnership under the Management Agreement that will be assumed by RoseStar.

         Currently, Sanjay Varma owns a 91 percent interest in the assets and net profits of RoseStar, while Gerald W. Haddock and John C. Goff, the managers of RoseStar, each own a 4.5 percent interest in its assets and net profits.

         For purposes of this memorandum, we have examined and relied upon (1) the Management Agreement, (2) the Lease, (3) the Articles of Organization of RoseStar Management, LLC (the "RoseStar Articles"), (4) the Regulations of RoseStar Management, LLC (the "RoseStar Regulations"), (5) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (the "Crescent Articles"), (6) the Purchase and Sale Agreement between Prudential and the Operating Partnership, (7) the Consent Agreement between Marriott and the Operating Partnership, and (8) such other documents or information as we deemed necessary for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         This memorandum is based upon existing provisions of the Code, Treasury regulations, and the reported interpretations thereof by the Internal Revenue Service ("IRS") and by the courts in effect (or, in the case of certain proposed regulations, proposed) as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this memorandum. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. However, because our opinions are not binding upon the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

         In addition, this memorandum is based on various assumptions and is conditioned upon certain representations made by the Operating Partnership and its sole general partner, Crescent Real Estate Equities, Ltd., as to factual and other matters as set forth in the attached letter.

III.     LEGAL BACKGROUND

         A.      75 Percent and 95 Percent Tests

         In order to qualify as a REIT for tax purposes, the Company must satisfy certain tests with respect to the composition of its gross income on an annual basis. First, at least 75 percent of the Company's gross income (excluding gross income from certain prohibited transactions) for each taxable year must consist of temporary investment income or of certain defined categories of income derived directly or indirectly from investments relating to real property or mortgages on real property. These categories include, subject to various limitations, rents from real property, interest on mortgages on real property, gains from the sale or other disposition of real property (including interests in real property and mortgages on real property) not primarily held for sale to customers in the ordinary course of business, income from foreclosure property, and amounts received as consideration for entering into either loans secured by real property or purchases or leases of real property.(2) Second, at least 95 percent of the Company's gross income (excluding gross income from certain prohibited transactions) for each taxable year must be derived from income qualifying under the 75 percent test and from dividends, other types of interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.(3)

         In applying these income tests, REITs that are partners in a partnership are required to include in their gross income their proportionate share of the partnership's gross income. In





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(2)Section 856(c)(3).

(3)Section 856(c)(2).

addition, such REITs are to treat this partnership gross income as retaining the same character as the items of gross income of the partnership for purposes of section 856.(4) Thus, the character of any income derived by the Operating Partnership from the Denver Marriott will affect the ability of the Company to qualify as a REIT.

         B.      Rents from Real Property

         Rents from real property satisfy both the 75 percent and 95 percent tests for REIT qualification only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.(5) Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10 percent or more of the REIT, directly or constructively, owns 10 percent or more of such tenant (a "Related Party Tenant").(6) Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15 percent of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."(7) Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. However, rents will be qualified as "rents from real property" if a REIT directly performs services in connection with the lease of the property, if those services are "usually or customarily rendered" in connection with the rental of space for occupancy, and such services are not considered to be rendered to the occupant of the property.(8)

         C.      Income from Foreclosure Property

         Income from foreclosure property is treated as "qualifying income" for purposes of the 75 percent and 95 percent tests (although any net income from foreclosure property is taxed at the maximum corporate rate). Foreclosure property is any real property, and any personal property incident to such real property, acquired by a REIT through default under a mortgage or a lease. A REIT may elect to treat such property as foreclosure property for a grace period of up to two





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(4)Treas. Reg. Section 1.856-3(g).

(5)Section 856(d)(2)(A).

(6)Section 856(d)(2)(B).

(7)Section 856(d)(1)(C).

(8)Sections 856(d)(1)(B), 856(d)(2)(C).

years.(9) However, such property will cease to qualify as foreclosure property if it is used by the REIT in a trade or business more than 90 days after it is acquired and it is not operated through an independent contractor from whom the REIT does not derive or receive any income.(10) Moreover, property is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(11)

IV.      DISCUSSION

        A.      Lease Will be Treated as a Lease for Federal Income Tax Purposes

         In order for any income derived by the Operating Partnership from the Denver Marriott to constitute either "rents from real property," or in the case of a default under the Lease, "gross income from foreclosure property," the Lease must be treated as a lease for federal income tax purposes and not be treated as a service contract, management contract or other type of arrangement. This determination depends on an analysis of all the surrounding facts and circumstances. In making this determination, courts have considered a variety of factors, including the following: (i) the intent of the parties,
(ii) the form of the agreement, (iii) the degree of control over the business conducted at the property that is provided to the lessee (e.g., whether the lessee has substantial rights of control over the operation of the property and its business), (iv) the extent to which the lessee has the risk of loss from operations of the business conducted as the property (e.g., whether the lessee bears the risk of increases in operating expenses and of decreases in revenues), and (v) the extent to which the lessee has the opportunity to benefit from operations of the business conducted at the property (e.g., whether the lessee benefits from decreased operating expenses or increased revenues).(12)

         In addition, section 7701(e) provides that a contract that purports to be a service contract, partnership agreement, or another type of arrangement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the




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(9)Section 856(e).

(10)Section 856(e)(4).

(11)Treas. Reg. Section 1.856-6(b)(3).

(12)See, e.g., Xerox Corp. v. U.S., 80-2 USTC Paragraph 9530 (Ct. Cl. Tr. Div.
1980), aff'd per curiam, 656 F.2d 659 (Ct. Cl. 1981).

recipient shares in any savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient and
(vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract, partnership agreement, or some other type of arrangement should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.(13)

         We have concluded that the Lease will be treated as a lease for Federal income tax purposes, rather than a service contract, management contract or other type of arrangement. This conclusion is based, in part, on the following facts: (i) the Operating Partnership and RoseStar intend their relationship to be that of lessor and lessee (as evidenced by the terms of the Lease), (ii) RoseStar will have the right to exclusive possession, use and quiet enjoyment of the Denver Marriott during the term of the Lease and the right to uninterrupted control in the operation of the business conducted at the Denver Marriott (subject to its assumption of the Management Agreement),
(iii) RoseStar will dictate how the Denver Marriott is maintained and improved,
(iv) Rose-Star will bear all the costs and expenses of operating the Denver Marriott (with the exception of the cost of replacing certain FF & E, which is to be funded by the Operating Partnership pursuant to Article 7.5 of the Lease), (v) RoseStar will benefit from any savings in the costs of operating the Denver Marriott during the term of the Lease, (vi) in the event of damage or destruction to the Denver Marriott, RoseStar will be at economic risk because its obligation to make rental payments will not abate, (vii) RoseStar will indemnify the Operating Partnership against all liabilities imposed on the Operating Partnership during the term of the Lease by reason of injury to persons or damage to property occurring at the Denver Marriott or RoseStar's use, management, maintenance or repair of the Denver Marriott, (viii) RoseStar is obligated to pay substantial fixed rent for the period of use of the Denver Marriott, regardless of whether its revenues exceed its costs and expenses, and
(ix) RoseStar stands to incur substantial losses (or derive substantial profits) depending on how successfully it operates the Denver Marriott.

         We do not believe that our conclusion that the Lease of the Denver Marriott will be treated as a lease for Federal income tax purposes is affected by the fact that RoseStar entered the Lease subject to its assumption of the Operating Partnership's obligations under the preexisting Management Agreement. The Management Agreement gives Marriott control over the d ay-to-day operation of the Denver Marriott and allows Marriott to share with RoseStar in the benefits of any increases in revenues or cost savings in the operation of the Denver Marriott. However, Marriott's operation of the Denver Marriott will not be controlled by the Operating Partnership, and the Management Agreement does not affect the fact that RoseStar bears most of the risk of loss if the Denver Marriott is not successful. Moreover, the IRS has issued a private letter ruling





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(13)P.L.R. 8918012 (January 24, 1989).

in which it treated leases of several hotel properties as producing "rents from real property" in a situation where the lessees had contracted with a third party to conduct the d ay-to-day operations of the hotels.(14) This ruling suggests that the IRS will respect a lease of a hotel for federal income tax purposes even if the hotel is operated by an independent contractor rather than by the lessee.

         The Lease is structured in form so that the Operating Partnership retains ownership of all the personal property leased to RoseStar in connection with RoseStar's lease of the Denver Marriott (the "FF&E"). However, if the term of the Lease equals or exceeds the useful life of some or all of the FF&E, it is possible that the Lease could be treated for federal income tax purposes as a financing arrangement. In such a case, RoseStar would be treated as having acquired ownership of the FF&E for federal income tax purposes in exchange for an obligation to make future payments of principal and interest to the Operating Partnership. Nonetheless, we do not believe that the recharacterization of the Lease as a financing arrangement with respect to the FF&E would have a material effect on the ability of the Company to satisfy the requirements for taxation as a REIT. This is because, if a portion the of the payments made by RoseStar under the Lease were characterized as interest on indebtedness secured by the FF&E, rather than rents from real property, that portion would still satisfy the 95 percent gross income test (although it would not satisfy the 75% gross income test).(15)

         B.      Percentage Rent Provision is not Profit-Based

         Pursuant to the Lease, RoseStar will be obligated to pay the Operating Partnership base rent and percentage rent. Under the regulations, percentage rent based on a percentage of gross receipts or sales in excess of a floor amount, which is how the percentage rent is structured under the Lease, will not qualify as "rents from real property" unless (i) such floor amount does not depend in whole or in part on the income or profits of the lessee, (ii) the percentage and the floor amount are fixed at the time the lease is entered into, (iii) the percentage and the floor amount are not renegotiated during the term of the lease in a manner that has the effect of basing the percentage rent on income or profits, and (iv) the percentage and the floor amount conform with normal business practice.(16)

         Under the terms of Article 4.2 of the Lease, RoseStar will pay percentage rent equal on an annual basis to the sum of (i) 22.5 percent of the excess of annual gross receipts from room rentals over $9,800,000 and (ii) 4.0 percent of the excess of annual gross receipts from the food and





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(14)See, P.L.R. 8117036 (January 27, 1981).

(15)If the Lease were recharacterized as a financing arrangement with respect to the FF&E, it also might result in some minor timing differences with respect to the Company's recognition of income. These differences would result from
(a) the recharacterization of a portion RoseStar's payments under the Lease as a return of principal and (b) the Company's loss of any depreciation deductions attributable to the FF&E.

(16)Treas. Reg. Section 1.856-4(b)(3).

beverage facilities at the Denver Marriott over $4,000,000. This formula effectively rewards RoseStar for any increases in gross receipts from rooms and from other sources over the threshold amounts. This type of formula does not base the percentage rent on RoseStar's income or profits, and similar formulas have been treated by the IRS as generating "rents from real property."(17) Moreover, the Operating Partnership has represented that (i) the floor amounts used to compute the percentage rent under the Lease do not depend in whole or in part on the income or profits of any person, (ii) the percentage rent provision of the Lease will not be renegotiated during the term of the Lease or at the expiration or earlier termination of the Lease in a manner that has the effect of basing the rent on income or profits, and (iii) the percentage rent provision of the Lease conforms with normal business practice. In addition, based on our experience and an examination of the Lease and the Denver Marriott projections, the Lease appears to conform with normal business practice.

         C.      RoseStar is not a "Related Party Tenant"

         Rents received from RoseStar will not qualify as "rents from real property" if RoseStar is a "related party tenant." RoseStar will be a "related party tenant" if the Company, or an owner of 10 percent or more of the Company, directly or constructively owns 10 percent or more of the assets or net profits of RoseStar.(18) Constructive ownership is determined for purposes of this test by applying the rules of section 318(a) as modified by section 856(d)(5).
Those rules generally provide that if 10 percent or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person.

         RoseStar will not be treated as a "related party tenant" because an individual, Sanjay Varma, currently owns a 91 percent interest in its assets and net profits. In reaching this conclusion, we recognize that Sanjay Varma owns certain Units of the Operating Partnership.(19) The Operating Partnership has represented that (i) Sanjay Varma does not own more than 10 percent of the value of the Company's stock, (ii) Sanjay Varma is not expected to own more than 10 percent of the value of the Company's stock in the future, and (iii) neither the Operating Partnership nor the Company intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of RoseStar at any time in the future. Moreover, Article 7.8 of the Lease limits the ability of RoseStar and its members and managers to acquire, directly or constructively, a 6 percent stock interest in the Company, and
Section 6.4 of the First Amended and





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(17)See, e.g., P.L.R. 8803007 (September 23, 1987) (percentage rent based on gross revenues in excess of gross revenues for a base year treated as "rents from real property"); cf. P.L.R. 9104018 (October 26, 1990) (interest based on gross revenues in excess of a floor amount treated as qualifying interest under section 856(f)).

(18)Section 856(d)(2)(B)(ii).

(19)See Rev. Rul. 73-194, 1973-1 C.B. 355 (management company treated as an independent contractor with respect to a REIT, where an affiliate of the management company and the REIT were partners).

Restated Articles of Incorporation of the Company prevents RoseStar and its members and managers from acquiring more than 8 percent of the Company's stock.

         In concluding that RoseStar will not be treated as a "related party tenant," we have applied the definition of related party tenant set forth in section 856(d)(2)(B)(ii), which applies to tenants which are not corporations. If RoseStar is not treated as a partnership for federal income tax purposes, but is instead treated as an association taxable as a corporation, then the applicable definition of related party tenant is the one set forth in section 856(d)(2)(B)(i), which looks to control over voting securities. If RoseStar were treated as a corporation for federal income tax purposes, Gerald W. Haddock and John C. Goff would likely be deemed to own all of its voting stock, because of the extensive powers that they are granted as managers under the RoseStar Regulations. If this were the case, it would be necessary to consider whether the ownership of such voting stock could possibly be attributed to the Company under the constructive ownership rules described above or otherwise.

         An entity which has associates and an objective to carry on a business for joint profit will be treated as a partnership for federal income tax purposes, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management; (iii) limited liability; and (iv) free transferability of interests.(20) The entity must also have no other characteristics which are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics.(21) The IRS has applied this four-factor test in determining whether limited liability companies formed under the Texas Limited Liability Company Act (the "Act") are partnerships for federal income tax purposes.(22) The IRS has issued Rev. Proc. 95-10, which specifies conditions which must be satisfied for a limited liability company to receive a favorable advanced ruling that it will be classified as a partnership for federal income tax purposes.(23) RoseStar should satisfy these conditions. However, such conditions are applicable only in determining whether rulings will be issued and are not intended as substantive rules for determination of partnership status.

         An organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time.(24)
Article 6.01





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(20)Treas. Reg. Section 301.7701-2(a).

(21)See Rev. Rul. 79-106, 1979-1 C.B. 448.

(22)See, e.g., P.L.R. 9242025 (July 22, 1992) and P.L.R. 9218078 (January 31,
1992).

(23)1995-3 I.R.B. 20.

(24)Treas. Reg. Section 301.7701-2(b)(3).

of the Act provides, in part, that except as otherwise provided in the company's regulations, a limited liability company shall be dissolved upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless there is at least one remaining member and the business of the limited liability company is continued by the consent by the number of members or class thereof stated in the articles of organization or regulations of the limited liability company or of not so stated, by all remaining members. Article 2 of the RoseStar Articles provides that the duration of RoseStar is until the close of business on December 31, 2015, or until its earlier dissolution in accordance with the provisions of the Act or the Regulations. Article 10.2 of the RoseStar Regulations provides, in part, that RoseStar shall be dissolved upon the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, unless the business of RoseStar is continued by the consent of all the remaining members within ninety days. Accordingly, RoseStar will lack the corporate characteristic of continuity of life.

         An organization will be treated as possessing the corporate characteristic of free transferability of interests if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization.(25) Article 4.05 of the Act provides, in part, that unless otherwise provided by the company's regulations, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to become, or to exercise rights or powers of a member; and until the assignee becomes a member, the assignor member continues to be a member and to have the power to exercise any rights or powers of a member, except to the extent those rights or powers are assigned. Article 4.07 of the Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's regulations so provide, or all members consent. Article 9.3 of the RoseStar Regulations provides, in part, that no member shall have the right to substitute in its place a transferee unless consent is given by the Managers and a majority of the other members, which consent may be withheld in the discretion of the Managers or the other members. Accordingly, RoseStar will lack the corporate characteristic of free transferability of interests. Because RoseStar will lack the corporate characteristics of continuity of life and free transferability of interests, in our opinion it will be treated as partnership for federal income tax purposes.

         D.      Incidental Personal Property

         As noted above, in order for the rent under the Lease to be treated as "rents from real property," the rents attributable to the Operating Partnership's personal property leased under or in connection with the Lease must not be greater than 15 percent of the rents received under the Lease. The rent attributable to personal property leased under or in connection with a lease of real property is the amount that bears the same ratio to total rent for the taxable year as (i) the





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(25)Treas. Reg. Section 301.7701-2(e).

average of the adjusted bases of the personal property leased under or in connection with a lease of real property at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of the real and personal property subject to the lease at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio").(26) The Operating Partnership has represented that the adjusted tax basis of the personal property leased under or in connection with the Lease will not represent more than 15 percent of the aggregate adjusted tax basis of the Denver Marriott at any time. Moreover, in Article 36.2 of the Lease, the parties agreed that the adjusted tax basis of the personal property leased under or in connection with the Lease will not represent more than 15 percent of the aggregate adjusted tax basis of the Denver Marriott at any time.

         E.      Provision of Services by the Operating Partnership

                 1.       Income Derived under the Terms of the Lease

         Although the Operating Partnership may treat charges for services customarily furnished or rendered in connection with the rental of the Denver Marriott as "rents from real property," any services rendered to the occupants of the Denver Marriott must be furnished or rendered by an independent contractor from whom the Company does not derive or receive any income.(27) Moreover, to the extent that any independent contractors provide noncustomary services to the occupants of the Denver Marriott, the cost of such services must not be borne by the Operating Partnership.(28) Under the terms of the Lease, the Operating Partnership will not be required to provide any services, customary or noncustomary, in connection with the rental of the Denver
Marriott.   Instead, all services relating to the operation of the Denver
Marriott will be provided by Marriott to RoseStar under the terms of the Management Agreement. The Operating Partnership will not bear the cost of any of the services provided by Marriott to RoseStar. Instead, such costs will be borne by RoseStar pursuant to its assumption of the Operating Partnership's obligations under the Management Agreement.

         Based on the foregoing, we believe that the provision of any noncustomary services to the occupants of the Denver Marriott by Marriott will have no effect on the qualification of the income derived from the Denver Marriott as "rents from real property." In fact, the IRS has issued a private letter ruling in which it has treated the income derived from several leases of hotel properties as "rents from real property" in a situation where the lessees had contracted with a third-party to conduct the day-to-day operations of the hotels.(29) Our conclusion is not altered by the





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(26)Section 856(d)(1)(C).

(27)Sections 856(d)(1), 856(d)(2)(C); Treas. Reg. Section 1.512(b)-1(c)(5).

(28)Treas. Reg. Section 1.856-4(b)(5).

(29)See, P.L.R. 8117036 (January 27, 1981).

fact that the Operating Partnership will remain liable for any obligations arising under the Management Agreement, to the extent that they are not satisfied by the Tenant. The Operating Partnership should not be treated as bearing the cost of the services provided by Marriott merely because it will be liable for RoseStar's obligations under the Management Agreement. The Operating Partnership will not be retaining this liability in an attempt to provide services to RoseStar. Instead, it will be retaining this liability only as an accommodation, in order to gain Marriott's consent to its purchase of the
Denver Marriott.   Moreover, the Operating Partnership believes that it is
highly unlikely that it will ever be required to reimburse Marriott for the costs and expenses of operating the Denver Marriott because of a default by RoseStar under the Management Agreement. This is because (i) the Denver Marriott is projected to generate enough gross income to cover the payments to Marriott under the Management Agreement, (ii) in connection with Section 7.7 of the Lease, RoseStar represents that it has a net worth of at least $200,000,
(iii) in connection with Section 7.9 of the Lease, RoseStar covenants that it will retain all of the income it earns from the Denver Marriott and shall not distribute any earnings to its beneficial owners, except as needed for federal and state income taxes payable on taxable income from the Denver Marriott, until it has accumulated and is holding in reserve funds which are sufficient to pay at least one monthly payment of Base Rent under the Lease, plus at least one monthly payment of Base Rent under all other leases between it and the Operating Partnership, and (iv) in the view of the Operating Partnership, RoseStar's capitalization is adequate to allow RoseStar to assume RoseStar's obligations under the Lease.

         2.      Income Derived in the Case of a Default under the Lease

         If the Operating Partnership were required to reimburse Marriott for the costs of operating the Denver Marriott because of a default by RoseStar under the terms of the Management Agreement, we have concluded that the income derived by the Operating Partnership from the Denver Marriott would be treated as "qualifying income" for purposes of the 75 percent and 95 percent tests, assuming that such default does not occur before May 1, 1996. This is because, if the Operating Partnership were required to reimburse Marriott for the cost of operating the Denver Marriott, this would constitute an event of default under Article 16.1 of the Lease, allowing the Operating Partnership to terminate RoseStar's leasehold interest in the Denver Marriott. As a result of such a termination of the Lease, any income derived by the Operating Partnership from the Denver Marriott after the default would be treated as income from foreclosure property.

         The Operating Partnership would be able to continue to operate the Denver Marriott after any default under the Lease, without affecting its status as foreclosure property, assuming that any such default does not occur before May 1, 1996. This is because Marriott will provide all services relating to the operation of the Denver Marriott and starting on May 1, 1996, Marriott will qualify as an independent contractor from whom the Company will not derive any income . As noted above, a REIT can use foreclosure property in the conduct of an active trade or business, as long as this is done through the use of an independent contractor, from whom the REIT does not derive or receive any income.(30)

         As noted above, real property acquired upon default under a lease is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(31) This is not the case in the present situation because (i) the Denver Marriott is projected to generate enough gross income to produce a profit for RoseStar, (ii) in connection with Section 7.7 of the Lease, RoseStar will represent that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, RoseStar covenants that it will retain all of the income it earns from the Denver Marriott and shall not distribute any earnings to its beneficial owners, except as needed for federal and state income taxes payable on taxable income from the Denver Marriott, until it has accumulated and is holding in reserve funds which are sufficient to pay at least one monthly payment of Base Rent under the Lease, plus at least one monthly payment of Base Rent under all other leases between it and the Operating Partnership, and (iv) in the view of the Operating Partnership, RoseStar's capitalization is adequate to allow RoseStar to assume RoseStar's obligations under the Lease.

         The Denver Marriott would in any event qualify as foreclosure property only for a period of up to two years, beginning on the date of its acquisition by the Operating Partnership, unless the Operating Partnership obtains an extension of the grace period from the IRS.(32) Therefore, in the event the Operating Partnership takes possession of the Denver Marriott as a result of a default under the lease, presumably the Operating Partnership will sell the Denver Marriott or within two years rent it to another tenant under a lease that will produce "rents from real property."

         Prior to May 1, 1996, Crescent may be treated as deriving income from Marriott, because on April 24, 1995 the Operating Partnership received a payment of $600,000 and a note in the principal amount of $1,800,000 from Marriott in connection with its sale of certain contract rights and investments rights to Marriott. The principal balance of the note and all accrued interest thereon are to be paid by Marriott in a single payment on April 30, 1996. As a consequence, prior to May 1, 1996 the Operating Partnership will be treated as deriving interest income and capital





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(30)Section 856(e)(4)(C). The IRS clearly intended for REITs to be able to treat hotels operated by independent contractors as foreclosure property. For instance, the Treasury regulations defining foreclosure property refer to hotel properties twice. See, Treas. Reg. Sections 1.856-6(b)(2), 1.856-6(d)(2). In addition, the IRS has also recently issued a private letter ruling in which it treated income received from hotels acquired pursuant to a bankruptcy petition as income from foreclosure property, where the hotels were operated by third party managers. P.L.R. 9420013 (2/15/94).

(31)Treas. Reg. Section 1.856-6(b)(3).

(32)Section 856(e)(2).

gains income from Marriott. Therefore, during the period prior to May 1, 1996, Marriott will not qualify as an independent contractor from whom the Company does not derive any income.(33)

V.       CONCLUSION

         Based on the assumptions stated above, it is our opinion that (i) all of the income that the Operating Partnership derives from the Denver Marriott will be treated as "qualifying income" for purposes of the 95 percent test and
(ii) all of the income the Operating Partnership derives from the Denver Marriott, will be treated as "qualifying income" for purposes of the 75 percent test.





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(33)The fact that the Operating Partnership will derive income from Marriott at a time prior to any default under the Lease should not have any affect on the treatment of any income that the Operating Partnership derives from the Denver Marriott after any default under the Lease. See, Tax Management Memorandum, p. 7 (November 7, 1975), as cited in Allen and Fisher, 107-5th T.M., Real Estate Investment Trusts , p. A-77 (the IRS has ruled privately that an entity should be treated as an independent contractor from whom a REIT derived no income for the period such entity managed the REIT's rental properties, despite the fact that the entity purchased foreclosure property from the REIT immediately after the termination of its management contract).

                               September 27, 1996

Crescent Real Estate Equities, Inc.
900 Third Avenue, Suite 1800
New York New York  10022

Ladies and Gentlemen:

         On June 30, 1995 we provided you with a memorandum analyzing the impact of the purchase of the Denver Marriott City Center (the "Hotel Property") by Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") would have on the ability of Crescent Real Estate Equities, Inc. (the "Company") to continue to qualify as a real estate investment trust (a "REIT") under section 856(c).(1) That memorandum concluded that, subject to certain assumptions, in our opinion (i) all of the income that the Operating Partnership derived from the Hotel Property would be treated as "qualifying income" for purposes of the 95 percent gross income test for REIT qualification under section 856(c)(2) (the "95 percent test") and (ii) all of the income that the Operating Partnership derived from the Hotel Property would be treated as "qualifying income" for purposes of the 75 percent gross income test for REIT qualification under section 856(c)(3) (the "75 percent test"). The June 30, 1995 memorandum was based upon, among other items, our review of an Amended and Restated Lease Agreement between dated June 30, 1995 between the Operating Partnership, as lessor, and RoseStar Management, LLC ("RoseStar"), as lessee (the "Lease"). The ownership of RoseStar remains the same as described in our June 30, 1995 memorandum.

         This letter is intended to update the opinions expressed in our June 30, 1995 memorandum. The opinions set forth herein are based upon the existing provisions of the Code, and the reported interpretations thereof by the IRS and by the courts in effect as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this letter. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. However, because our opinions are not binding upon the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS.





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(1) All section references are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

Crescent Real Estate Equities, Inc.
September 27, 1996
Page 2


    I.    Documents and Representations

          For the purpose of rendering this opinion, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following: (1) the Lease; (2) the Limited Guaranty Agreement by Gerald Haddock, John Goff and Sanjay Varma, as guarantors in favor of the Operating Partnership (the "Guaranty); (3) the Articles of Organization of RoseStar Management, LLC (the "RoseStar Articles"), (4) the Regulations of RoseStar Management, LLC (the "RoseStar Regulations"), (5) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (the "Crescent Articles"); and (6) such other documents or information as we have deemed necessary for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

          For the purpose of rendering these opinions, we have also assumed that all statements of facts and assumptions described in our June 30, 1995 memorandum remain correct, unless otherwise noted.

    II.   Opinions

          Based on the foregoing, it is our opinion that (i) the Lease will be treated as a lease for federal income tax purposes, (ii) all of the income that the Operating Partnership derives from the Hotel Property will be treated as "qualifying income" for purposes of the 95 percent test, and (iii) all of the income that Operating Partnership derives from the Hotel Property will be treated as "qualifying income" for purposes of the 75 percent test.

          In giving these opinions, we note that Marriott International, Inc. ("Marriott") which operates the Hotel Property as successor to Marriott Corporation under the terms of the agreement between the Original Owner and Marriott Corporation dated January 10, 1979, as amended on January 10, 1979, February 16, 1979, May 11, 1979, July 27, 1979, March 25, 1980, December 18,
1980, July 15, 1981, January 4, 1982, and November 19, 1993 (the "Management Agreement") is currently subleasing space from Gaskins Real Estate Brokerage, Inc. ("Gaskins"), a tenant at 301 Congress Avenue, a property in which the Operating Partnership owns an indirect interest. Under the terms of Gaskins' prime lease, Gaskins is required make a payment to the lessor (an "excess rent payment") equal to the amount by which any rents under a sublease exceed the amount that Gaskins is required to pay to the lessor under the terms of the lease. Gaskins' sublease to Marriott was entered into before the Operating Partnership acquired its interest in 301 Congress Avenue and it is scheduled to

Crescent Real Estate Equities, Inc.
September 27, 1996
Page 3

expire at the end of February 1997. Marriott has already vacated the premises sublet from Gaskins at 301 Congress Avenue and the Operating Partnership will use its best efforts to prevent any extension or renewal of this sublease. We do not believe that the existence of the sublease of space in 301 Congress Avenue by Gaskins to Marriott will affect the opinion expressed in our June 30, 1995 memorandum regarding the treatment of amounts derived from the Hotel Property in the event of a default under the Lease, to the extent any such default occurs after the termination of the sublease to Marriott. In our June 30, 1995 memorandum we indicated that amounts derived from the Hotel Property in the event of a default under the Lease would qualify as income from foreclosure property, if, among other things, at the time of the default, Marriott qualifed as an independent contractor from whom the Company did not derive any income. We do not believe that the Company will be treated as indirectly deriving income from Marriott as a result of accruing any Excess Rent Payments under the terms of Gaskins' lease at 301 Congress, and in any event, even if the Company is treated as indirectly deriving income from Marriott, it will cease to be treated as derivng such income from Marriott after the end of February 1996, if Marriott's sublease terminates at that time.

    III.  Additional Limitations

          The foregoing opinions are limited to the specific matters covered thereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter.


                                        Very truly yours,


                                        SHAW, PITTMAN, POTTS & TROWBRIDGE

                                        By:
                                            --------------------------------
                                            Charles B. Temkin, P.C.

                                   MEMORANDUM

TO:              David Dean

FROM:            Charles B. Temkin
                 Michael A. Jacobs

DATE:            December 19, 1995

RE:              Characterization of Income Derived from the Hyatt Regency
                 Albuquerque Plaza


I.       OVERVIEW

         Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") purchased the Hyatt Regency Albuquerque Plaza (the "Albuquerque Hyatt") from Albuquerque Plaza Partners (the "Prior Owner"), on December 19, 1995. Crescent Real Estate Equities, Inc. (the "Company") is currently the sole shareholder of two corporations, one of which is the sole general partner of and one of which is a limited partner of the Operating Partnership. These two corporations constitute qualified REIT subsidiaries within the meaning of section 856(i).(1)

         This memorandum analyzes the impact that the purchase of the Albuquerque Hyatt will have on the ability of the Company to continue to qualify as a real estate investment trust (a "REIT") under section 856(c).
More specifically, it analyzes whether the income the Operating Partnership derives from the Albuquerque Hyatt is "qualifying income" for purposes of the 75 percent and 95 percent gross income tests for REIT qualification. This memorandum concludes that, subject to certain assumptions, in our opinion (i) all of the income that the Operating Partnership derives from the Albuquerque Hyatt will be treated as "qualifying income" for purposes of the 95 percent test and (ii) all of the income the Operating Partnership derives from the Albuquerque Hyatt will be treated as "qualifying income" for purposes of the 75 percent test.





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(1) All section references herein are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

II.      FACTS AND ASSUMPTIONS

         The Prior Owner contracted with Hyatt Corporation ("Hyatt") to operate the Albuquerque Hyatt. Under the terms of the agreement between the Prior Owner and Hyatt dated October 11, 1988, as amended on February 14, 1990, and August 30, 1994 (the "Management Agreement"), Hyatt is obligated to provide all services in relation to the operation of the Albuquerque Hyatt and collect all hotel receipts. In exchange for these services, Hyatt is to be reimbursed for the costs of operating the Albuquerque Hyatt and paid a management fee. This fee is paid out of hotel receipts; it is based on the profits, if any, from operation of the Albuquerque Hyatt. Article 15.2 of the Management Agreement requires that all assignments of the Management Agreement be approved by Hyatt and that any assignees expressly assume the obligations of the owner under the Management Agreement. Therefore, in connection with its purchase of the Albuquerque Hyatt, the Operating Partnership assumed all of the obligations of the Prior Owner under the Management Agreement.

         When the Operating Partnership purchased the Albuquerque Hyatt, it immediately leased it to RoseStar Management, LLC ("RoseStar") pursuant to a Lease Agreement dated December 19, 1995 (the "Lease"). Pursuant to Article 2 of the Lease, the Operating Partnership assigned its interest in the Management Agreement to RoseStar; and pursuant to Article 15.2 of the Management Agreement, RoseStar assumed all of the Operating Partnership's obligations thereunder. However, as a condition of its approval of the Lease, Hyatt required that the Operating Partnership remain liable for all obligations of the Operating Partnership under the Management Agreement that was assumed by RoseStar.

         Currently, Sanjay Varma owns a 91 percent interest in the assets and net profits of RoseStar, while Gerald W. Haddock and John C. Goff, the managers of RoseStar, each own a 4.5 percent interest in its assets and net profits. RoseStar currently leases another hotel, located in Denver, Colorado (the "Denver Marriott"), from the Operating Partnership. We have provided you with a memorandum dated June 30, 1995 regarding the characterization of income derived by the Operating Partnership from the lease of the Denver Marriott to RoseStar.

         For purposes of this memorandum, we have examined and relied upon (1) the Management Agreement, (2) the Lease, (3) the Articles of Organization of RoseStar Management, LLC (the "RoseStar Articles"), (4) the Regulations of RoseStar Management, LLC (the "RoseStar Regulations"), (5) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (the "Crescent Articles"), and (6) such other documents or information as we deemed necessary for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         This memorandum is based upon existing provisions of the Code, Treasury regulations, and the reported interpretations thereof by the Internal Revenue Service ("IRS") and by the courts in effect as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this memorandum. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. However, because our opinions are not binding upon the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

         In addition, this memorandum is based on various assumptions and is conditioned upon certain representations made by the Operating Partnership and its sole general partner, Crescent Real Estate Equities, Ltd., as to factual and other matters as set forth in the attached letter.

III.     LEGAL BACKGROUND

         A.      75 Percent and 95 Percent Tests

         In order to qualify as a REIT for tax purposes, the Company must satisfy certain tests with respect to the composition of its gross income on an annual basis. First, at least 75 percent of the Company's gross income (excluding gross income from certain prohibited transactions) for each taxable year must consist of temporary investment income or of certain defined categories of income derived directly or indirectly from investments relating to real property or mortgages on real property. These categories include, subject to various limitations, rents from real property, interest on mortgages on real property, gains from the sale or other disposition of real property (including interests in real property and mortgages on real property) not primarily held for sale to customers in the ordinary course of business, income from foreclosure property, and amounts received as consideration for entering into either loans secured by real property or purchases or leases of real property.(2) Second, at least 95 percent of the Company's gross income (excluding gross income from certain prohibited transactions) for each taxable year must be derived from income qualifying under the 75 percent test and from dividends, other types of interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.(3)

         In applying these income tests, REITs that are partners in a partnership are required to include in their gross income their proportionate share of the partnership's gross income. In addition, such REITs are to treat this partnership gross income as retaining the same character as the items of gross income of the partnership for purposes of section 856.(4) Thus, the character of any





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(2)Section 856(c)(3).

(3)Section 856(c)(2).

(4)Treas. Reg. Section 1.856-3(g).

income derived by the Operating Partnership from the Albuquerque Hyatt will affect the ability of the Company to qualify as a REIT.

         B.      Rents from Real Property

         Rents from real property satisfy both the 75 percent and 95 percent tests for REIT qualification only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.(5) Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10 percent or more of the REIT, directly or constructively, owns 10 percent or more of such tenant (a "Related Party Tenant").(6) Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15 percent of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."(7) Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. However, rents will be qualified as "rents from real property" if a REIT directly performs services in connection with the lease of the property, if those services are "usually or customarily rendered" in connection with the rental of space for occupancy, and such services are not considered to be rendered to the occupant of the property.(8)

         C.      Income from Foreclosure Property

         Income from foreclosure property is treated as "qualifying income" for purposes of the 75 percent and 95 percent tests (although any net income from foreclosure property is taxed at the maximum corporate rate). Foreclosure property is any real property, and any personal property incident to such real property, acquired by a REIT through default under a mortgage or a lease. A REIT may elect to treat such property as foreclosure property for a grace period of up to two years.(9) However, such property will cease to qualify as foreclosure property if it is used by the REIT in a trade or business more than 90 days after it is acquired and it is not operated through





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(5)Section 856(d)(2)(A).

(6)Section 856(d)(2)(B).

(7)Section 856(d)(1)(C).

(8)Sections 856(d)(1)(B), 856(d)(2)(C).

(9)Section 856(e).

an independent contractor from whom the REIT does not derive or receive any income.(10) Moreover, property is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(11)

IV.      DISCUSSION

         A.      Lease Will be Treated as a Lease for Federal Income Tax
                 Purposes

         In order for any income derived by the Operating Partnership from the Albuquerque Hyatt to constitute either "rents from real property," or in the case of a default under the Lease, "gross income from foreclosure property," the Lease must be treated as a lease for federal income tax purposes and not be treated as a service contract, management contract or other type of arrangement. This determination depends on an analysis of all the surrounding facts and circumstances. In making this determination, courts have considered a variety of factors, including the following: (i) the intent of the parties,
(ii) the form of the agreement, (iii) the degree of control over the business conducted at the property that is provided to the lessee (e.g., whether the lessee has substantial rights of control over the operation of the property and its business), (iv) the extent to which the lessee has the risk of loss from operations of the business conducted as the property (e.g., whether the lessee bears the risk of increases in operating expenses and of decreases in revenues), and (v) the extent to which the lessee has the opportunity to benefit from operations of the business conducted at the property (e.g., whether the lessee benefits from decreased operating expenses or increased revenues).(12)

         In addition, section 7701(e) provides that a contract that purports to be a service contract, partnership agreement, or another type of arrangement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in any savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant





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(10)Section 856(e)(4).

(11)Treas. Reg. Section 1.856-6(b)(3).

(12)See, e.g., Xerox Corp. v. U.S., 80-2 USTC Paragraph 9530 (Ct. Cl. Tr. Div.
1980), aff'd per curiam, 656 F.2d 659 (Ct. Cl. 1981).

services to entities unrelated to the service recipient and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract, partnership agreement, or some other type of arrangement should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.(13)

         We have concluded that the Lease will be treated as a lease for Federal income tax purposes, rather than a service contract, management contract or other type of arrangement. This conclusion is based, in part, on the following facts: (i) the Operating Partnership and RoseStar intend their relationship to be that of lessor and lessee (as evidenced by the terms of the Lease), (ii) RoseStar will have the right to exclusive possession, use and quiet enjoyment of the Albuquerque Hyatt during the term of the Lease and the right to uninterrupted control in the operation of the business conducted at the Albuquerque Hyatt (subject to its assumption of the Management Agreement),
(iii) RoseStar will dictate how the Albuquerque Hyatt is maintained and improved, (iv) RoseStar will bear all the costs and expenses of operating the Albuquerque Hyatt other than the replacement of furniture, fixtures and equipment, (v) RoseStar will benefit from any savings in the costs of operating the Albuquerque Hyatt during the term of the Lease, (vi) in the event of damage or destruction to the Albuquerque Hyatt, RoseStar will be at economic risk because its obligation to make rental payments will not abate, (vii) RoseStar will indemnify the Operating Partnership against all liabilities imposed on the Operating Partnership during the term of the Lease by reason of injury to persons or damage to property occurring at the Albuquerque Hyatt or RoseStar's use, management, maintenance or repair of the Albuquerque Hyatt, (viii) RoseStar is obligated to pay substantial fixed rent for the period of use of the Albuquerque Hyatt, regardless of whether its revenues exceed its costs and expenses, and (ix) RoseStar stands to incur substantial losses (or derive substantial profits) depending on how successfully it operates the Albuquerque Hyatt.

         We do not believe that our conclusion that the Lease of the Albuquerque Hyatt will be treated as a lease for Federal income tax purposes is affected by the fact that RoseStar entered the Lease subject to its assumption of the Operating Partnership's obligations under the preexisting Management Agreement. The Management Agreement gives Hyatt control over the day-to-day operation of the Albuquerque Hyatt and allows Hyatt to share with RoseStar in the benefits of any increases in revenues or cost savings in the operation of the Albuquerque Hyatt. However, Hyatt's operation of the Albuquerque Hyatt will not be controlled by the Operating Partnership, and the Management Agreement does not affect the fact that RoseStar bears most of the risk of loss if the Albuquerque Hyatt is not successful. Moreover, the IRS has issued a private letter ruling in which it treated leases of several hotel properties as producing "rents from real property" in a situation where the lessees had contracted with a third party to conduct the day-to-day





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(13)P.L.R. 8918012 (January 24, 1989).

operations of the hotels.(14) This ruling suggests that the IRS will respect a lease of a hotel for federal income tax purposes even if the hotel is operated by an independent contractor rather than by the lessee.

         The Lease is structured in form so that the Operating Partnership retains ownership of all the personal property leased to RoseStar in connection with RoseStar's lease of the Albuquerque Hyatt (the "FF&E"). However, if the term of the Lease equals or exceeds the useful life of some or all of the FF&E, it is possible that the Lease could be treated for federal income tax purposes as a financing arrangement. In such a case, RoseStar would be treated as having acquired ownership of the FF&E for federal income tax purposes in exchange for an obligation to make future payments of principal and interest to the Operating Partnership. Nonetheless, we do not believe that the recharacterization of the Lease as a financing arrangement with respect to the FF&E would have a material effect on the ability of the Company to satisfy the requirements for taxation as a REIT. This is because, if a portion the of the payments made by RoseStar under the Lease were characterized as interest on indebtedness secured by the FF&E, rather than rents from real property, that portion would still satisfy the 95 percent gross income test (although it would not satisfy the 75% gross income test).(15)

         B.      Percentage Rent Provision is not Profit-Based

         Pursuant to the Lease, RoseStar will be obligated to pay the Operating Partnership base rent and percentage rent. Under the regulations, percentage rent based on a percentage of gross receipts or sales in excess of a floor amount, which is how the percentage rent is structured under the Lease, will not qualify as "rents from real property" unless (i) such floor amount does not depend in whole or in part on the income or profits of the lessee, (ii) the percentage and the floor amount are fixed at the time the lease is entered into, (iii) the percentage and the floor amount are not renegotiated during the term of the lease in a manner that has the effect of basing the percentage rent on income or profits, and (iv) the percentage and the floor amount conform with normal business practice.(16)

         Under the terms of Article 4.2 of the Lease, RoseStar will pay percentage rent equal on an annual basis to the sum of (i) 17.5 percent of the excess of annual gross receipts from room rentals over $6,000,000 and (ii) 2.5 percent of the excess of annual gross receipts from the food and beverage facilities at the Albuquerque Hyatt over $2,000,000. This formula effectively rewards





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(14)See, P.L.R. 8117036 (January 27, 1981).

(15)If the Lease were recharacterized as a financing arrangement with respect to the FF&E, it also might result in some minor timing differences with respect to the Company's recognition of income. These differences would result from
(a) the recharacterization of a portion RoseStar's payments under the Lease as a return of principal and (b) the Company's loss of any depreciation deductions attributable to the FF&E.

(16)Treas. Reg. Section 1.866-4(b)(3).

RoseStar for any increases in gross receipts from rooms and from other sources over the threshold amounts. This type of formula does not base the percentage rent on RoseStar's income or profits, and similar formulas have been treated by the IRS as generating "rents from real property."(17) Moreover, the Operating Partnership has represented that (i) the floor amounts used to compute the percentage rent under the Lease do not depend in whole or in part on the income or profits of any person, (ii) the percentage rent provision of the Lease will not be renegotiated during the term of the Lease or at the expiration or earlier termination of the Lease in a manner that has the effect of basing the rent on income or profits, and (iii) the percentage rent provision of the Lease conforms with normal business practice. In addition, based on our experience and an examination of the Lease and the Albuquerque Hyatt projections, the Lease appears to conform with normal business practice.

         C.      RoseStar is not a "Related Party Tenant"

         Rents received from RoseStar will not qualify as "rents from real property" if RoseStar is a "related party tenant." RoseStar will be a "related party tenant" if the Company, or an owner of 10 percent or more of the Company, directly or constructively owns 10 percent or more of the assets or net profits of RoseStar.(18) Constructive ownership is determined for purposes of this test by applying the rules of section 318(a) as modified by section 856(d)(5). Those rules generally provide that if 10 percent or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person.

         RoseStar will not be treated as a "related party tenant" because an individual, Sanjay Varma, currently owns a 91 percent interest in its assets and net profits. In reaching this conclusion, we recognize that Sanjay Varma owns certain Units of the Operating Partnership.(19) The Operating Partnership has represented that (i) Sanjay Varma does not own more than 10 percent of the value of the Company's stock, (ii) Sanjay Varma is not expected to own more than 10 percent of the value of the Company's stock in the future, and (iii) neither the Operating Partnership nor the Company intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of RoseStar at any time in the future. Moreover, Article 7.8 of the Lease limits the ability of RoseStar and its members and managers to acquire, directly or constructively, a 6 percent stock interest in the Company, and
Section 6.4 of the First Amended and





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(17)See, e.g., P.L.R. 8803007 (September 23, 1987) (percentage rent based on gross revenues in excess of gross revenues for a base year treated as "rents from real property"); cf. P.L.R. 9104018 (October 26, 1990) (interest based on gross revenues in excess of a floor amount treated as qualifying interest under section 856(f)).

(18)Section 856(d)(2)(B)(ii).

(19)See Rev. Rul. 73-194, 1973-1 C.B. 355 (management company treated as an independent contractor with respect to a REIT, where an affiliate of the management company and the REIT were partners).

Restated Articles of Incorporation of the Company prevents RoseStar and its members and managers from acquiring more than 8 percent of the Company's stock.

         In concluding that RoseStar will not be treated as a "related party tenant," we have applied the definition of related party tenant set forth in section 856(d)(2)(B)(ii), which applies to tenants which are not corporations. If RoseStar is not treated as a partnership for federal income tax purposes, but is instead treated as an association taxable as a corporation, then the applicable definition of related party tenant is the one set forth in section 856(d)(2)(B)(i), which looks to control over voting securities. If RoseStar were treated as a corporation for federal income tax purposes, Gerald W. Haddock and John C. Goff would likely be deemed to own all of its voting stock, because of the extensive powers that they are granted as managers under the RoseStar Regulations. If this were the case, it would be necessary to consider whether the ownership of such voting stock could possibly be attributed to the Company under the constructive ownership rules described above or otherwise.

         An entity which has associates and an objective to carry on a business for joint profit will be treated as a partnership for federal income tax purposes, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management; (iii) limited liability; and (iv) free transferability of interests.(20) The entity must also have no other characteristics which are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics.(21) The IRS has applied this four-factor test in determining whether limited liability companies formed under the Texas Limited Liability Company Act (the "Act") are partnerships for federal income tax purposes.(22) The IRS has issued Rev. Proc. 95-10, which specifies conditions which must be satisfied for a limited liability company to receive a favorable advanced ruling that it will be classified as a partnership for federal income tax purposes.(23) RoseStar should satisfy these conditions. However, such conditions are applicable only in determining whether rulings will be issued and are not intended as substantive rules for determination of partnership status.

         An organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time.(24)
Article 6.01





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(20)Treas. Reg. Section 301.7701-2(a).

(21)See Rev. Rul. 79-106, 1979-1 C.B. 448.

(22)See, e.g., P.L.R. 9242025 (July 22, 1992) and P.L.R. 9218078 (January 31,
1992).

(23)1995-3 I.R.B. 20.

(24)Treas. Reg. Section 301.7701-2(b)(3).

of the Act provides, in part, that except as otherwise provided in the company's regulations, a limited liability company shall be dissolved upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless there is at least one remaining member and the business of the limited liability company is continued by the consent by the number of members or class thereof stated in the articles of organization or regulations of the limited liability company or of not so stated, by all remaining members. Article 2 of the RoseStar Articles provides that the duration of RoseStar is until the close of business on December 31, 2015, or until its earlier dissolution in accordance with the provisions of the Act or the Regulations. Article 10.2 of the RoseStar Regulations provides, in part, that RoseStar shall be dissolved upon the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, unless the business of RoseStar is continued by the consent of all the remaining members within ninety days. Accordingly, RoseStar will lack the corporate characteristic of continuity of life.

         An organization will be treated as possessing the corporate characteristic of free transferability of interests if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization.(25) Article 4.05 of the Act provides, in part, that unless otherwise provided by the company's regulations, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to become, or to exercise rights or powers of a member; and until the assignee becomes a member, the assignor member continues to be a member and to have the power to exercise any rights or powers of a member, except to the extent those rights or powers are assigned.
Article 4.07 of the Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's regulations so provide, or all members consent. Article 9.3 of the RoseStar Regulations provides, in part, that no member shall have the right to substitute in its place a transferee unless consent is given by the Managers and a majority of the other members, which consent may be withheld in the discretion of the Managers or the other members. Accordingly, RoseStar will lack the corporate characteristic of free transferability of interests. Because RoseStar will lack the corporate characteristics of continuity of life and free transferability of interests, in our opinion it will be treated as partnership for federal income tax purposes.


         D.      Incidental Personal Property

         As noted above, the rents attributable to the Operating Partnership's personal property leased under or in connection with the Lease must not be greater than 15 percent of the rents received under the Lease. The rent attributable to personal property leased under or in connection with a lease of real property is the amount that bears the same ratio to total rent for the taxable year as (i) the average of the adjusted bases of the personal property leased under or in connection





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(25) Treas. Reg. Section 301.7701-2(e).

with a lease of real property at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of the real and personal property subject to the lease at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio").(26) The Operating Partnership has represented that, assuming that the Lease is not characterized as a financing arrangement with respect to the FF&E, the adjusted tax basis of the FF&E will not represent more than 15 percent of the aggregate adjusted tax basis of the Albuquerque Hyatt at any time.

         E.      Provision of Services by the Operating Partnership

                 1.       Income Derived under the Terms of the Lease

         Although the Operating Partnership may treat charges for services customarily furnished or rendered in connection with the rental of the Albuquerque Hyatt as "rents from real property," any services rendered to the occupants of the Albuquerque Hyatt must be furnished or rendered by an independent contractor from whom the Company does not derive or receive any income.(27) Moreover, to the extent that any independent contractors provide noncustomary services to the occupants of the Albuquerque Hyatt, the cost of such services must not be borne by the Operating Partnership.(28) Under the terms of the Lease, the Operating Partnership will not be required to provide any services, customary or noncustomary, in connection with the rental of the
Albuquerque Hyatt.   Instead, all services relating to the operation of the
Albuquerque Hyatt will be provided by Hyatt to RoseStar under the terms of the Management Agreement. The Operating Partnership will not bear the cost of any of the services provided by Hyatt to RoseStar. Instead, such costs will be borne by RoseStar pursuant to its assumption of the Operating Partnership's obligations under the Management Agreement.

         Based on the foregoing, we believe that the provision of any noncustomary services to the occupants of the Albuquerque Hyatt by Hyatt will have no effect on the qualification of the income derived from the Albuquerque Hyatt as "rents from real property." In fact, the IRS has issued a private letter ruling in which it has treated the income derived from several leases of hotel properties as "rents from real property" in a situation where the lessees had contracted with a third-party to conduct the day-to-day operations of the hotels.(29) Our conclusion is not altered by the fact that the Operating Partnership will remain liable for any obligations arising under the Management Agreement, to the extent that they are not satisfied by the Tenant. The Operating Partnership should not be treated as bearing the cost of the services provided by Hyatt merely because it will be liable for RoseStar's obligations under the Management Agreement. The Operating





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(26)Section 856(d)(1)(C).

(27)Sections 856(d)(1), 856(d)(2)(C); Treas. Reg. Section 1.512(b)-1(c)(5).

(28)Treas. Reg. Section 1.856-4(b)(5).

(29)See, P.L.R. 8117036 (January 27, 1981).

Partnership will not be retaining this liability in an attempt to provide services to RoseStar. Instead, it will be retaining this liability only as an accommodation, in order to gain Hyatt's consent to its purchase of the
Albuquerque Hyatt.   Moreover, the Operating Partnership believes that it is
highly unlikely that it will ever be required to reimburse Hyatt for the costs and expenses of operating the Albuquerque Hyatt because of a default by RoseStar under the Management Agreement. This is because (i) the Albuquerque Hyatt is projected to generate enough gross income to cover the payments to Hyatt under the Management Agreement, (ii) in the event that the Albuquerque Hyatt does not generate enough gross income to cover the payments to Hyatt under the Management Agreement, RoseStar may still be able to make such payments out of gross income generated by the Denver Marriott, (iii) in connection with the Lease, RoseStar has represented that it has a net worth of at least $200,000, (iv) in the view of the Operating Partnership, RoseStar's capitalization is adequate to allow RoseStar to assume RoseStar's obligations under the Lease, and (v) in connection with the Lease, RoseStar has agreed to limit distributions to its members to an amount necessary to pay federal and state income taxes on income from the Albuquerque Hyatt until RoseStar is holding sufficient reserves funds to enable it to pay at least one monthly payment of base rent under the Lease and all other leases between RoseStar and the Operating Partnership.

                2.       Income Derived in the Case of a Default under the Lease

         If the Operating Partnership were required to reimburse Hyatt for the costs of operating the Albuquerque Hyatt because of a default by RoseStar under the terms of the Management Agreement, we have concluded that the income derived by the Operating Partnership from the Albuquerque Hyatt would be treated as "qualifying income" for purposes of the 75 percent and 95 percent tests. This is because, if the Operating Partnership were required to reimburse Hyatt for the cost of operating the Albuquerque Hyatt, this would constitute an event of default under Article 16.1 of the Lease, allowing the Operating Partnership to terminate RoseStar's leasehold interest in the Albuquerque Hyatt. As a result of such a termination of the Lease, any income derived by the Operating Partnership from the Albuquerque Hyatt after the default would be treated as income from foreclosure property.

         The Operating Partnership would be able to continue to operate the Albuquerque Hyatt after any default under the Lease, without affecting its status as foreclosure property. This is because Hyatt, which will provide all services relating to the operation of the Albuquerque Hyatt, qualifies as an independent contractor from whom the Company does not derive any income. As noted above, a REIT can use foreclosure property in the conduct of an active trade or business, as long as this is done through the use of an independent contractor, from whom the REIT does not derive or receive any income.(30)





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(30)Section 856(e)(4)(C). The IRS clearly intended for REITs to be able to treat hotels operated by independent contractors as foreclosure property. For instance, the Treasury regulations defining foreclosure property refer to hotel

                                               Footnote continued on next page

         As previously noted, real property acquired upon default under a lease is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(31) This is not the case in the present situation because (i) the Albuquerque Hyatt is projected to generate enough gross income to cover the payments to Hyatt under the Management Agreement,
(ii) in the event that the Albuquerque Hyatt does not generate enough gross income to cover the payments to Hyatt under the Management Agreement, RoseStar may still be able to make such payments out of gross income generated by the Denver Marriott, (iii) in connection with the Lease, RoseStar has represented that it has a net worth of at least $200,000, (iv) in the view of the Operating Partnership, RoseStar's capitalization is adequate to allow RoseStar to assume RoseStar's obligations under the Lease, and (v) in connection with the Lease, RoseStar has agreed to limit distributions to its members to an amount necessary to pay federal and state income taxes on income from the Albuquerque Hyatt until RoseStar is holding sufficient reserves funds to enable it to pay at least one monthly payment of base rent under the Lease and all other leases between RoseStar and the Operating Partnership.

         The Albuquerque Hyatt will in any event qualify as foreclosure property only for a period of up to two years, beginning on the date of its acquisition by the Operating Partnership, unless the Operating Partnership obtains an extension of the grace period from the IRS.(32) Therefore, in the event the Operating Partnership takes possession of the Albuquerque Hyatt as a result of a default under the lease, presumably the Operating Partnership will sell the Albuquerque Hyatt or within two years rent it to another tenant under a lease that will produce "rents from real property."

V.       CONCLUSION

         Based on the assumptions stated above, it is our opinion that (i) all of the income that the Operating Partnership derives from the Albuquerque Hyatt will be treated as "qualifying income" for purposes of the 95 percent test and
(ii) all of the income the Operating Partnership derives from the Albuquerque Hyatt will be treated as "qualifying income" for purposes of the 75 percent test.





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Footnote continued from previous page

properties twice. See, Treas. Reg. Sections 1.856-6(b)(2), 1.856-6(d)(2). In addition, the IRS has also recently issued a private letter ruling in which it treated income received from hotels acquired pursuant to a bankruptcy petition as income from foreclosure property, where the hotels were operated by third-party managers. P.L.R. 9420013 (2/15/94).

(31)Treas. Reg. Section 1.856-6(b)(3).

(32)Section 856(e)(2).

                                 April 1, 1996


Crescent Real Estate Equities, Inc.
900 Third Avenue, Suite 1800
New York New York  10022

Ladies and Gentlemen:

         On December 19, 1995 we provided you with a memorandum analyzing the impact that the purchase of the Hyatt Regency Albuquerque Plaza (the "Albuquerque Hyatt") by Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") would have on the ability of Crescent Real Estate Equities, Inc. (the "Company") to continue to qualify as a real estate investment trust (a "REIT") under section 856(c).(1) That memorandum concluded that, subject to certain assumptions, in our opinion (i) all of the income that the Operating Partnership derived from the Albuquerque Hyatt would be treated as "qualifying income" for purposes of the 95 percent gross income test for REIT qualification and (ii) all of the income that the Operating Partnership derived from the Albuquerque Hyatt would be treated as "qualifying income" for purposes of the 75 percent gross income test for REIT qualification. The December 19, 1995 memorandum was based upon, among other items, our review of a Lease Agreement between the Operating Partnership, as lessor, and RoseStar Management, LLC ("RoseStar"), as lessee, dated December 19, 1995 (the "Lease").

         On March 11, 1996, the Operating Partnership conveyed all of its interest as lessor under the Lease to Crescent Real Estate Funding II, L.P., a Delaware limited Partnership ("Funding II"). Funding II assumed all of the Operating Partnership's liabilities and obligations under the Original Lease.

         On March 29, 1996, pursuant to an Assignment and Assumption of Leasehold Estate, RoseStar sold and assigned all of its interest and estate as lessee under the Lease to RoseStar Southwest, LLC, a Delaware limited liability company ("Southwest"). RoseStar owns a 99 percent interest in Southwest, while the remaining one percent interest is owned by RSSW Corp., a Delaware corporation. The ownership of RoseStar is unchanged from December 19, 1995.





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(1) All section references are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 2

         On April 1, 1996, the Lease was amended to provide that, among other things, (1) at all times during the term of the Lease, Southwest and RoseStar would maintain a cumulative net worth equal to $200,000; and (2) Southwest would retain all of the income it earns from the Albuquerque Hyatt (except distributions to its beneficial owners in an amount sufficient to pay their federal and state income taxes on such income) until such time as Southwest and any affiliate of Southwest (including RoseStar) which has entered into a long-term lease of a hotel with Funding II or any affiliate of Funding II (including the Operating Partnership) have accumulated and are holding in reserve funds in the aggregate which are sufficient to enable Southwest and any affiliated entities to pay at least one monthly payment of base rent under each lease between Southwest and any such affiliated entities and Funding II or an affiliate of Funding II.

         This letter is intended to update the opinions expressed in our December 19, 1995 memorandum to reflect the changes in the Lease and the substitution of new parties as lessor and lessee of the Albuquerque Hyatt. The opinions set forth herein are based upon the existing provisions of the Code, and the reported interpretations thereof by the IRS and by the courts in effect as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this letter. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. However, because our opinions are not binding upon the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

    I.    Documents and Representations

          For the purpose of rendering this opinion, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following: (1) the Lease; (2) the Assignment and Assumption of Leasehold Estate by and between RoseStar and Southwest dated March 29, 1996; (3) the First Amendment to the Lease dated April 1, 1996; (4) the Limited Guaranty Agreement by Gerald Haddock, John Goff and Sanjay Varma, as guarantors in favor of Funding II (the "Guaranty); (5) the Articles of Organization of RoseStar Management, LLC (the "RoseStar Articles"), (6) the Regulations of RoseStar Management, LLC (the "RoseStar Regulations"), (7) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (the "Crescent Articles"); and (8) such other documents or information as we have deemed necessary for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 3

          For the purpose of rendering this opinion, we have also assumed that all statements of facts and assumptions described in our December 19, 1995 memorandum remain correct, unless otherwise noted.

    II.   Opinions

          A.    Lease Will be Treated as a Lease for Federal Income Tax Purposes

          In order for any income derived by Funding II from the Albuquerque Hyatt to constitute either "rents from real property," or in the case of a default under the Lease, "gross income from foreclosure property," the Lease must be treated as a lease for federal income tax purposes and not be treated as a service contract, management contract or other type of arrangement. This determination depends on an analysis of all the surrounding facts and circumstances. In making this determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the business conducted at the property that is provided to the lessee (e.g., whether the lessee has substantial rights of control over the operation of the property and its business), (iv) the extent to which the lessee has the risk of loss from operations of the business conducted as the property (e.g., whether the lessee bears the risk of increases in operating expenses and of decreases in revenues), and (v) the extent to which the lessee has the opportunity to benefit from operations of the business conducted at the property (e.g., whether the lessee benefits from decreased operating expenses or increased revenues).(2)

          In addition, section 7701(e) provides that a contract that purports to be a service contract, partnership agreement, or another type of arrangement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in any savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient and (vi) the total contract price does not substantially exceed the rental





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(2) See, e.g., Xerox Corp. v. U.S., 80-2 USTC Paragraph 9530 (Ct. Cl. Tr. Div. 1980), aff'd per curiam, 656 F.2d 659 (Ct. Cl. 1981).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 4

value of the property for the contract period. Since the determination of whether a service contract, partnership agreement, or some other type of arrangement should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.(3)

          We have concluded that the Lease will be treated as a lease for Federal income tax purposes, rather than a service contract, management contract or other type of arrangement. This conclusion is based, in part, on the following facts: (i) Funding II and Southwest intend their relationship to be that of lessor and lessee (as evidenced by the terms of the Lease), (ii) Southwest has the right to exclusive possession, use and quiet enjoyment of the Albuquerque Hyatt during the term of the Lease and the right to uninterrupted control in the operation of and business conducted at the Albuquerque Hyatt (subject to its assumption of the Management Agreement), (iii) Southwest will bear the cost of, and be responsible for, capital expenditures, including maintenance and repair of the Albuquerque Hyatt, and will dictate how the Albuquerque Hyatt is maintained and improved (with the exception that Funding II, as lessor, is responsible for the cost of certain capital expenditures in situations where the funds available to Southwest are insufficient for such expenditures), (iv) Southwest will bear all the costs and expenses of operating the Albuquerque Hyatt (with the exception of the costs of replacing certain FF & E associated with the Albuquerque Hyatt, which are to be funded by Funding
II), (v) Southwest will benefit from any savings in the costs of operating the Albuquerque Hyatt during the term of the Lease, (vi) in the event of damage or destruction to the Albuquerque Hyatt, Southwest will be at economic risk because its obligation to make rental payments will not abate, (vii) Southwest will indemnify Funding II against all liabilities imposed on Funding II during the term of the Lease by reason of injury to persons or damage to property occurring at the Albuquerque Hyatt or Southwest's use, management, maintenance or repair of the Albuquerque Hyatt, (viii) Southwest is obligated to pay substantial fixed rent for the period of use of the Albuquerque Hyatt, regardless of whether its revenues exceed its costs and expenses, and (ix) Southwest stands to incur substantial losses (or derive substantial profits) depending on how successfully it operates the Albuquerque Hyatt.

          We do not believe that our conclusion that the Lease of the Albuquerque Hyatt will be treated as a lease for Federal income tax purposes is affected by the fact that Southwest assumed RoseStar's rights and obligations as lessor under the Lease subject to its assumption of Funding II's obligations under the preexisting Management Agreement. The Management Agreement gives Hyatt control over the day-to-day operation of the Albuquerque Hyatt and will allow Hyatt to share with Southwest in the benefits of any increases in revenues or cost savings in the operation of the Albuquerque Hyatt. However, Hyatt's operation of the





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(3)  P.L.R. 8918012 (January 24, 1989).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 5

Albuquerque Hyatt is not controlled by Funding II, and the Management Agreement does not affect the fact that Southwest bears most of the risk of loss if the Albuquerque Hyatt is not successful. Moreover, the IRS has issued a private letter ruling in which it treated leases of several hotel properties as producing "rents from real property" in a situation where the lessees had contracted with a third party to conduct the day-to-day operations of the hotels.(4) This ruling suggests that the IRS will respect a lease of a hotel for federal income tax purposes even if the hotel is operated by an independent contractor rather than by the lessee.

          The Lease is structured in form so that Funding II retains ownership of all the personal property leased to Southwest in connection with Southwest's lease of the Albuquerque Hyatt (the "FF&E"). However, if the term of the Lease equals or exceeds the useful life of some or all of the FF&E, it is possible that the Lease could be treated for federal income tax purposes as a financing arrangement. In such a case, Southwest would be treated as having acquired ownership of the FF&E for federal income tax purposes in exchange for an obligation to make future payments of principal and interest to Funding II. Nonetheless, we do not believe that the recharacterization of the Lease as a financing arrangement with respect to the FF&E would have a material effect on the ability of the Company to satisfy the requirements for taxation as a REIT. This is because, if a portion the of the payments made by Southwest under the Lease were characterized as interest on indebtedness secured by the FF&E, rather than rents from real property, that portion would still satisfy the 95 percent gross income test (although it would not satisfy the 75% gross income test).(5)

          B.    Percentage Rent Provision is not Profit-Based

          Pursuant to the Lease, Southwest will be obligated to pay Funding II base rent and percentage rent. Under the regulations, percentage rent based on a percentage of gross receipts or sales in excess of a floor amount, which is how the percentage rent is structured under the Lease, will not qualify as "rents from real property" unless (i) such floor amount does not depend in whole or in part on the income or profits of the lessee, (ii) the percentage and the floor amount are fixed at the time the lease is entered into, (iii) the percentage and the floor amount are not renegotiated during the term of the lease in a manner that has the effect





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(4)  See, P.L.R. 8117036 (January 27, 1981).

(5) If the Lease were recharacterized as a financing arrangement with respect to the FF&E, it also might result in some minor timing differences with respect to the Company's recognition of income. These differences would result from (a) the recharacterization of a portion Southwest's payments under the Lease as a return of principal and (b) the Company's loss of any depreciation deductions attributable to the FF&E.

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 6

of basing the percentage rent on income or profits, and (iv) the percentage and the floor amount conform with normal business practice.(6)

          Under the terms of Article 4.2 of the Lease, Southwest will pay percentage rent equal on an annual basis to the sum of (i) 17.5 percent of the excess of annual gross receipts from room rentals over $6,000,000 and (ii) 2.5 percent of the excess of annual gross receipts from the food and beverage facilities at the Albuquerque Hyatt over $2,000,000. It will effectively reward Southwest for any increases in gross receipts from rooms and from other sources over the threshold amounts. This type of formula does not base the percentage rent on Southwest's income or profits, and similar formulas have been treated by the IRS as generating "rents from real property."(7) Moreover, Funding II has represented that (i) the floor amounts used to compute the percentage rent under the Lease do not depend in whole or in part on the income or profits of any person, (ii) the percentage rent provision of the Lease has not been and will not be renegotiated during the term of the Lease or at the expiration or earlier termination of the Lease in a manner that has the effect of basing the rent on income or profits, and (iii) the percentage rent provision of the Lease conforms with normal business practice. In addition, based on our experience and an examination of the Lease and the Albuquerque Hyatt projections, the Lease appears to conform with normal business practice.

          C.    Southwest is not a "Related Party Tenant"

          Rents received from Southwest will not qualify as "rents from real property" if Southwest is a "related party tenant." Southwest will be a "related party tenant" if the Company, or an owner of 10 percent or more of the Company, directly or constructively owns 10 percent or more of the assets or net profits of Southwest.(8) Constructive ownership is determined for purposes of this test by applying the rules of section 318(a) as modified by section 856(d)(5). Those rules generally provide that if 10 percent or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person.

          Southwest will not be treated as a "related party tenant" because a 99 percent interest in Southwest's assets and net profits will be owned by RoseStar, with the remaining one





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(6)  Treas. Reg. Section 1.866-4(b)(3).

(7) See, e.g., P.L.R. 8803007 (September 23, 1987) (percentage rent based on gross revenues in excess of gross revenues for a base year treated as "rents from real property"); cf. P.L.R. 9104018 (October 26, 1990) (interest based on gross revenues in excess of a floor amount treated as qualifying interest under section 856(f)).

(8)  Section 856(d)(2)(B)(ii).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 7

percent interest owned by RSSW, Corp. An individual, Sanjay Varma, currently owns a 91 percent interest in the assets and net profits of RoseStar and RSSW, Corp. In reaching this conclusion, we recognize that Sanjay Varma owns certain
Units of the Operating Partnership.(9)   Funding II has represented that (i)
Sanjay Varma does not own more than 10 percent of the value of the Company's stock, (ii) Sanjay Varma is not expected to own more than 10 percent of the value of the Company's stock in the future, and (iii) neither Funding II nor the Company intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of RoseStar at any time in the future. Moreover, Article 7.8 of the Lease limits the ability of Southwest or any person owning an interest in Southwest (including RoseStar) to acquire, directly or constructively, a 6 percent stock interest in the Company, and
Section 6.4 of the First Amended and Restated Articles of Incorporation of the Company prevents RoseStar and its members and managers from acquiring more than 8 percent of the Company's stock.

          The conclusion that Southwest will not be treated as a "related party tenant" is based on the assumption that its member RoseStar will be treated as a partnership for federal income tax purposes. If RoseStar is not treated as a partnership for federal income tax purposes, but is instead treated as an association taxable as a corporation, then it is possible that Southwest would be treated as a "related party tenant" and the rents derived under the terms of the Lease would not be treated as "rents from real property." This is because, if RoseStar were treated as a corporation for federal income tax purposes, Gerald W. Haddock and John C. Goff would likely be deemed to own all of its voting stock, because of the extensive powers that they are granted as managers under the RoseStar Regulations. If this were the case, the ownership of such voting stock (and ownership of Southwest) might be attributed to the Company under a literal reading of the constructive ownership rules described above.(10)





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(9) See Rev. Rul. 73-194, 1973-1 C.B. 355 (management company treated as an independent contractor with respect to a REIT, where an affiliate of the management company and the REIT were partners).

(10) Richard Rainwater, Gerald Haddock and John Goff are each partners in FW-Irving Partners, Ltd. (and apparently they are partners in other partnerships as well). Richard Rainwater also owns more than 10 percent of the value of the stock of the Company. Thus, assuming that the ownership interests in RoseStar held by Gerald Haddock and John Goff constitute stock, such interests, along with Richard Rainwater's stock interest in the Company, will be attributed to FW-Irving Partners, Ltd. pursuant to section 318(a)(3)(A), which provides that stock owned, directly or indirectly, by or for a partners shall be considered as owned by the partnership. Then, FW-Irving Partners, Ltd.'s deemed interest in RoseStar would be attributed to the Company pursuant to section 318(a)(3)(C) (as modified by section 856(d)(5)), which provides that stock owned by any person that owns 10 percent or more of the value of the stock in a corporation shall be considered owned by the corporation. As you are aware, however, we have opined to you in a similar context that we do not believe that these attribution rules should be read literally.

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 8

          An entity which has associates and an objective to carry on a business for joint profit will be treated as a partnership for federal income tax purposes, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management; (iii) limited liability; and (iv) free transferability of interests.(11) The entity must also have no other characteristics which are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics.(12) The IRS has applied this four-factor test in determining whether limited liability companies formed under the Texas Limited Liability Company Act (the "Act") are partnerships for federal income tax purposes.(13) The IRS has issued Rev. Proc. 95-10, which specifies conditions which must be satisfied for a limited liability company to receive a favorable advanced ruling that it will be classified as a partnership for federal income tax purposes.(14) RoseStar should satisfy these conditions. However, such conditions are applicable only in determining whether rulings will be issued and are not intended as substantive rules for determination of partnership status.

          An organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time.(15)
Article 6.01 of the Act provides, in part, that except as otherwise provided in the company's regulations, a limited liability company shall be dissolved upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless there is at least one remaining member and the business of the limited liability company is continued by the consent by the number of members or class thereof stated in the articles of organization or regulations of the limited liability company or of not so stated, by all remaining members. Article 2 of the RoseStar Articles provides that the duration of RoseStar is until the close of business on December 31, 2015, or until its earlier dissolution in accordance with the provisions of the Act or the Regulations. Article 10.2 of the RoseStar Regulations provides, in part, that RoseStar shall be dissolved upon the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, unless the business of RoseStar is continued by the consent of all the remaining members





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(11)  Treas. Reg. Section 301.7701-2(a).

(12)  See Rev. Rul. 79-106, 1979-1 C.B. 448.

(13)  See, e.g., P.L.R. 9242025 (July 22, 1992) and P.L.R. 9218078 (January
      31, 1992).

(14)  1995-3 I.R.B. 20.

(15)  Treas. Reg. Section 301.7701-2(b)(3).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 9

within ninety days. Accordingly, RoseStar will lack the corporate characteristic of continuity of life.

          An organization will be treated as possessing the corporate characteristic of free transferability of interests if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization.(16) Article 4.05 of the Act provides, in part, that unless otherwise provided by the company's regulations, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to become, or to exercise rights or powers of a member; and until the assignee becomes a member, the assignor member continues to be a member and to have the power to exercise any rights or powers of a member, except to the extent those rights or powers are assigned. Article 4.07 of the Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's regulations so provide, or all members consent. Article 9.3 of the RoseStar Regulations provides, in part, that no member shall have the right to substitute in its place a transferee unless consent is given by the Managers and a majority of the other members, which consent may be withheld in the discretion of the Managers or the other members. Accordingly, RoseStar will lack the corporate characteristic of free transferability of interests. Because RoseStar will lack the corporate characteristics of continuity of life and free transferability of interests, in our opinion it will be treated as partnership for federal income tax purposes.

          D.    Incidental Personal Property

          As noted in the December 19, 1995 memorandum, in order for the rent under the Lease to be treated as "rents from real property," the rents attributable to personal property leased under or in connection with the Lease must not be greater than 15 percent of the rents received under the Lease. The rent attributable to personal property leased under or in connection with a lease of real property is the amount that bears the same ratio to total rent for the taxable year as (i) the average of the adjusted bases of the personal property leased under or in connection with a lease of real property at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of the real and personal property subject to the lease at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio").(17) Funding II has represented that the adjusted tax basis of the personal property leased under or in connection with the Lease has not represented and will not represent more than 15 percent of the aggregate adjusted tax basis of the Albuquerque





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(16)  Treas. Reg. Section 301.7701-2(e).

(17)  Section 856(d)(1)(C).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 10

Hyatt at any time. Moreover, in Article 36.2 of the Lease, the parties agreed that the adjusted tax basis of the personal property leased under or in connection with the Lease will not represent more than 15 percent of the aggregate adjusted tax basis of the Albuquerque Hyatt at any time.

          E.    Provision of Services by the Funding II

          1.    Income Derived under the Terms of the Lease

          Although Funding II may treat charges for services customarily furnished or rendered in connection with the rental of the Albuquerque Hyatt as "rents from real property," any services rendered to the occupants of the Albuquerque Hyatt must be furnished or rendered by an independent contractor from whom the Company does not derive or receive any income.(18) Moreover, to the extent that any independent contractors provide noncustomary services to the occupants of the Albuquerque Hyatt, the cost of such services must not be borne by the Funding II.(19)

          Under the terms of the Lease, Funding II will not be required to provide any services, customary or noncustomary, in connection with the rental of the Albuquerque Hyatt. Instead, all services relating to the operation of the Albuquerque Hyatt will be provided by Hyatt under the terms of the Management Agreement. Funding II has represented that Hyatt is an independent contractor within the meaning of section 856(d)(3), from which the Company and Funding II will not derive or receive any income. Funding II will not bear the cost of any of the services provided by Hyatt. Instead, such costs are borne by Southwest, because it has assumed Funding II's obligations, as owner, under the Management Agreement.

          Based on the foregoing, we believe that the provision of any noncustomary services to the occupants of the Albuquerque Hyatt by Hyatt will have no effect on the qualification of the income derived from the Albuquerque Hyatt as "rents from real property." In fact, the IRS has issued a private letter ruling in which it has treated the income derived from several leases of hotel properties as "rents from real property" in a situation where the lessees had contracted with a third-party to conduct the day to day operations of the hotels.(20) Our conclusion is not altered by the fact that Funding II will remain liable for any obligations arising under the Management Agreement, to the extent that they are not satisfied by Southwest. Funding II should not be treated as bearing the cost of the services provided by





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(18)  Sections 856(d)(1), 856(d)(2)(C); Treas. Reg. Section 1.512(b)-1(c)(5).

(19)  Treas. Reg. Section 1.856-4(b)(5).

(20)  See, P.L.R. 8117036 (January 27, 1981).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 11

Hyatt merely because it is liable for Southwest's obligations under the Management Agreement. Funding II is not retaining this liability in an attempt to provide services to Southwest. Instead, it is retaining this liability only
as an accommodation to Hyatt.   Moreover, Funding II believes that it is highly
unlikely that it will ever be required to reimburse Hyatt for the costs and expenses of operating the Albuquerque Hyatt. This is because (i) the Albuquerque Hyatt is projected to generate enough gross income to cover the payments to Hyatt under the Management Agreement, (ii) in connection with
Section 7.7 the Lease, as amended, Southwest has represented that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, as amended, Southwest has agreed to retain all of the income it earns from the Albuquerque Hyatt (except distributions to its beneficial owners in an amount sufficient to pay their federal and state income taxes on such income) until such time as Southwest and any affiliate of Southwest (including RoseStar) which has entered into a long-term lease of a hotel with Funding II or any affiliate of Funding II (including the Operating Partnership) have accumulated and are holding in reserve funds in the aggregate which are sufficient to enable Southwest and any affiliated entities to pay at least one monthly payment of base rent under each lease between Southwest and any such affiliated entities and Funding II or an affiliate of Funding II, (iv) pursuant to the Guaranty, RoseStar's individual members have guaranteed RoseStar's obligations under the Lease, and (v) in the view of Funding II, Southwest's capitalization is adequate to allow Southwest to assume its obligations as lessee under the Lease.

          2.    Income Derived in the Case of a Default under the Lease

          If Funding II were required to reimburse Hyatt for the costs of operating the Albuquerque Hyatt because of a default by Southwest under the terms of the Management Agreement, we have concluded that the income derived by Funding II from the Albuquerque Hyatt would be treated as "qualifying income" for purposes of the 75 percent and 95 percent tests. This is because, if Funding II were required to reimburse Hyatt for the cost of operating the Albuquerque Hyatt, this would constitute an event of default under Article 16.1(c) of the Lease, allowing Funding II to terminate Southwest's leasehold interest in the Albuquerque Hyatt. As a result of such a termination of the Lease, any income derived by Funding II from the Albuquerque Hyatt after the default would be treated as income from foreclosure property.

          Funding II would be able to continue to operate the Albuquerque Hyatt after any default under the Lease, without affecting its status as foreclosure property, because Hyatt, an independent contractor, from whom the Company will not derive any income, will provide all services relating to its operation. A REIT can use foreclosure property in the conduct of an

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active trade or business, as long as this is done through the use of an independent contractor, from whom the REIT does not derive or receive any income.(21)

          Real property acquired upon default under a lease is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(22) This is not the case in the present situation because (i) the Albuquerque Hyatt is projected to generate enough gross income to cover the payments to Hyatt under the Management Agreement, (ii) in connection with
Section 7.7 the Lease, as amended, Southwest has represented that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, as amended, Southwest has agreed to retain all of the income it earns from the Albuquerque Hyatt (except distributions to its beneficial owners in an amount sufficient to pay their federal and state income taxes on such income) until such time as Southwest and any affiliate of Southwest (including RoseStar) which has entered into a long-term lease of a hotel with Funding II or any affiliate of Funding II (including the Operating Partnership) have accumulated and are holding in reserve funds in the aggregate which are sufficient to enable Southwest and any affiliated entities to pay at least one monthly payment of base rent under each lease between Southwest and any such affiliated entities and Funding II or an affiliate of Funding II, (iv) pursuant to the Guaranty, RoseStar's individual members have guaranteed RoseStar's obligations under the Lease, and (v) in the view of Funding II, Southwest's capitalization is adequate to allow Southwest to assume its obligations as lessee under the Lease.

          The Albuquerque Hyatt would in any event qualify as foreclosure property only for a period of up to two years, beginning of the date of its acquisition by Funding II, unless Funding II obtains an extension of the grace period from the IRS.(23) Therefore, in the event Funding II takes possession of the Albuquerque Hyatt as a result of a default under the Lease, presumably Funding II will sell the Albuquerque Hyatt or, within two years, rent it to another tenant under a lease that will produce "rents from real property."





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(21) Section 856(e)(4)(C). (The IRS clearly intended for REITs to be able to treat hotels operated by independent contractors as foreclosure property. For instance, the Treasury regulations defining foreclosure property refer to hotel properties twice. See, Treas. Reg. Sections 1.856-6(b)(2), 1.856-6(d)(2). In addition, the IRS has also recently issued a private letter ruling in which it treated income received from hotels acquired pursuant to a bankruptcy petition as income from foreclosure property, where the hotels were operated by third party managers. P.L.R.
      9420013 (2/15/94).)

(22)  Treas. Reg. Section 1.856-6(b)(3).

(23)  Section 856(e)(2).

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          F.    Conclusions

          Based on the assumptions and representations stated above, it is our opinion that (i) all of the income that Funding II derives from the Albuquerque Hyatt will be treated as "qualifying income" for purposes of the 95 percent test and (ii) all of the income that Funding II derives from the Albuquerque Hyatt, will be treated as "qualifying income" for purposes of the 75 percent test.

    III.  Additional Limitations

          The foregoing opinions are limited to the specific matters covered thereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter.

                                        Very truly yours,


                                        SHAW, PITTMAN, POTTS & TROWBRIDGE


                                        By:
                                            ---------------------------------
                                            Charles B. Temkin, P.C.

                                 July 26, 1996


Crescent Real Estate Equities, Inc.
900 Third Avenue
Suite 1800
New York, New York 10022


     Re:   Canyon Ranch

Ladies and Gentlemen:

         You have requested certain opinions regarding the application of U.S. federal income tax laws to Crescent Real Estate Equities, Inc. (the "Company") and Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") in connection with the acquisition of Canyon Ranch, a health and fitness resort located in Tucson, Arizona from Canyon Ranch, Inc. ("CRI").

I.       TRANSACTION DOCUMENTS

         In rendering the opinions expressed below, we have examined and relied upon the following documents (collectively, the "Transaction Documents"):

         (i) the Contribution Agreement between CRI and the Operating Partnership, dated July 26, 1996 ("the Contribution Agreement");

        (ii) the Lease Agreement between CRI and Canyon Ranch Leasing, L.L.C. ("CRL"), dated July 26, 1996 (the "Lease");

       (iii) the Management Agreement between CRI and Canyon Ranch Management, L.L.C. ("CRM"), dated July 26, 1996 (the "Management Agreement");

        (iv) the Assignment and Assumption of Management Agreement between CRI and the Operating Partnership, dated July 26, 1996 (the "Assignment and Assumption Agreement");

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         (v) the Assignment and Assumption of Master Lease between CRI and the Operating Partnership, dated July 26, 1996;

        (vi) the Assignment and Assumption of Contracts between CRI and the Operating Partnership, dated July 26, 1996;

       (vii) the Assignment and Assumption of Store Leases between CRI and the Operating Partnership, dated July 26, 1996;

      (viii) the Asset Purchase Agreement between CRL, CRI and the Operating Partnership, dated July 26, 1996 (the "FF & E Purchase Agreement");

        (ix) the Contract of Sale between CRI and CRL, dated July 26, 1996 (the "Life Share Contract");

         (x) the Promissory Note for $2,400,000 with CRL as maker and the Operating Partnership as payee bearing interest at the rate of 10.75 percent, dated July 26, 1996 (the "Crescent FF & E Note");

        (xi) the Promissory Note in the amount of $648,360 with CRL as maker and the Operating Partnership as payee bearing interest at the rate of 10.75 percent per annum, dated July 26, 1996 (the "Life Share Note");

       (xii) the Security Agreement between CRL and the Operating Partnership, dated July 26, 1996 (the "Security Agreement");

      (xiii) the Promissory Note in the amount of $162,090 with CRL as maker and RoseStar Management, L.L.C. ("RoseStar") as payee bearing interest at the rate of 10.75 percent per annum, dated July 26, 1996 ("RoseStar Life Share Note");

       (xiv) the Guaranty Agreement between RoseStar as GUARANTOR and the Operating Partnership, dated July 26, 1996 (the "Guaranty");

        (xv)      the Limited Guaranty Agreement between Gerald Haddock, John
                  C. Goff and Sanjay Varma, together, as guarantors and the Operating Partnership, dated July 26, 1996 (the "Limited Guaranty");

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       (xvi) the Agreement Between CRI as Lessee and the Operating Partnership as Substitute Lessor, dated July 26, 1996;

      (xvii) the Option Agreement between Melvin Zuckerman ("Zuckerman") and RoseStar, dated July 26, 1996 (the "Zuckerman Option Agreement");

     (xviii) the Option Agreement between Jerry Cohen ("Cohen") and RSCR Arizona Corp., a Delaware Corporation ("RSCR"), dated July 26, 1996 (the "Cohen Option Agreement");

       (xix) the Option Agreement between CRL and the Operating Partnership, dated July 26, 1996 (the "Life Share Option Agreement");

        (xx)      the Articles of Organization of RoseStar (the "RoseStar
                  Articles");

       (xxi)      the Regulations of RoseStar (the "RoseStar Regulations");

      (xxii)      the Articles of Organization of CRL (the "CRL Articles");

     (xxiii)      the Regulations of CRL (the "CRL Regulations");

      (xxiv)      the Articles of Incorporation of RSCR;

       (xxv)      the Bylaws of RSCR;

      (xxvi) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (the "Crescent Articles"); and

     (xxvii) such other documents or information as we deemed necessary for the opinions set forth below.

II.      BACKGROUND OF TRANSACTION

         A. The Management Agreement: Under the Management Agreement, CRI, as owner of Canyon Ranch, has contracted with CRM to manage and operate Canyon Ranch, to collect all Canyon Ranch receipts, and to manage certain related properties and time share programs (as described more fully below). In addition, CRM has also agreed to honor resort memberships issued to various persons by CRI. CRM was also granted the right to issue

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additional memberships in the resort in the future. In exchange for these services, CRM is to be paid a profits-based management fee collected from the gross receipts of the resort.

         Under the Management Agreement, CRI, as owner, is obligated to establish a capital improvement reserve to be funded from gross receipts from the resort. CRM, as manager, is entitled to withdraw funds from this reserve to pay for capital improvements and additions to the furniture, fixtures and equipment used in connection with the resort.

         Section 15.2 of the Management Agreement requires that all assignments of the Management Agreement (other than certain assignments to permitted transferees) be approved by CRM and under Section 15.3 of the Management Agreement any assignees are bound by the obligations of the owner under the Management Agreement.

         B. The Lease: Under the terms of the Lease, CRL leased the following property (the "Leased Property") from CRI: (i) the land, buildings, fixtures and other improvements commonly known as Canyon Ranch; (ii) various contracts entitling persons to use the guest rooms and/or the resort facilities; (iii) various contracts (excluding employment contracts) relating to the operation of the resort; (iv) CRI's interest as owner under the Management Agreement (including the obligation to fund the capital improvement reserve); (v) CRI's interest under certain Individual Unit Management Agreements and a Common Element Management Agreement relating to the Canyon Ranch Casitas (described more fully below); (vi) CRI's interest under certain Individual Unit Management Agreements relating to the Canyon Ranch Estates (described more fully below); (vii) CRI's interest under all existing leases of the resort property; and (viii) certain personal property used in connection with the resort. The Leased Property does not include certain machinery, equipment, fixtures, furniture, vehicles, artwork, signage and other decorative items located in or used in connection with the operation of the resort (the "FF & E"), which was sold by CRI to CRL (as described more fully below).

         C. The Zuckerman and Cohen Option Agreements: Under the Zuckerman Option Agreement, Zuckerman granted to RoseStar, a Texas limited liability company, the exclusive option to purchase, on or after December 15, 1996, but not after December 31, 1996, his 99 percent interest in CRL, the Delaware limited liability company that is lessee under the Lease. In order to exercise this option, RoseStar must give notice to Zuckerman and pay him $1.00. In addition, under the Zuckerman Option Agreement, Zuckerman has the right to require RoseStar to purchase his 99 percent interest in CRL for $1.00 at any time on or after December 15, 1996, but not after December 31, 1996.

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         Currently, Sanjay Varma owns a 91 percent interest in the assets and net profits of RoseStar, while Gerald W. Haddock and John C. Goff, the managers of RoseStar, each own a 4.5 percent interest in its assets and net profits.

         Under the Cohen Option Agreement, Cohen granted to RSCR the exclusive option to purchase, on or after December 15, 1996, but not after December 31, 1996, his one percent interest in CRL. In order to exercise this option, RSCR must give notice to Cohen and pay him $1.00. In addition, under the Cohen Option Agreement, Cohen has the right to require RSCR to purchase his one percent interest in CRL for $1.00 at any time on or afterDecember 15, 1996, but not after December 31, 1996.

         Sanjay Varma owns 91 percent of the stock of RSCR. Gerald W. Haddock and John C. Goff each own 4.5 percent of the stock of RSCR.

         D.      The Contribution Agreement and the Assignment and Assumption
Agreement: Under the Contribution Agreement, CRI contributed the land, buildings, fixtures and other improvements commonly known as Canyon Ranch, as well as certain personal property used in connection with the operation of the resort to the Operating Partnership, subject to the Lease and the Management Agreement, in exchange for Units in the Operating Partnership. Under the Contribution Agreement, the Operating Partnership also acquired CRI's interest as owner under the Management Agreement and as lessor under the Lease.

         Under the Assignment and Assumption Agreement, the Operating Partnership assumed and agreed to perform all obligations of CRI as owner under the Management Agreement to the extent that such obligations are not performed by CRL as lessee under the Lease.

         E. FF & E: As noted above, the Operating Partnership did not acquire any of the FF & E. Instead, CRL purchased the FF & E from CRI under the Asset Purchase Agreement with the proceeds of a loan. The loan, in the principal amount of $2,400,000, was made to CRL by the Operating Partnership, is evidenced by the Crescent FF & E Note, and is secured by the FF & E under the terms of the Security Agreement.

         F. Canyon Ranch Casitas: Adjacent to Canyon Ranch is the Canyon Ranch Casitas Subdivision, consisting of 47 platted lots. Immediately prior to the execution of the Contribution Agreement and the Life Share Property Contract, CRI owned interests in 19 of these lots. The interests owned by CRI consisted of: (a) the fee interest in 10 developed lots, which are used for accommodations just like other rooms contained in Canyon Ranch proper, (b) the fee interest in 6 unimproved lots, and (c) the fee interest in three improved lots (the

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Page 6

"Casitas Time Share Lots") dedicated to the Canyon Ranch Casitas time share program (described more fully below). Under the terms of the Contribution Agreement, CRI's fee interest in the 10 developed and 6 undeveloped lots in the Casitas Subdivision was contributed to the Operating Partnership subject to the Lease and the Management Agreement. As a consequence, CRM will be responsible for operating these lots for CRL. CRI sold its interest in the Casitas Time Share Lots to CRL under the terms of the Life Share Property Contract. CRL borrowed funds pursuant to the Life Share Note to acquire these lots.

         The other 28 lots in the Canyon Ranch Casitas subdivision are not owned by CRI (one is owned by Zuckerman and the other 27 are owned by third parties) and have not been contributed to the Operating Partnership. However, under the terms of the Management Agreement, CRM has assumed the obligation to manage approximately 20 of these lots under the terms of certain Individual
Unit Management Agreements between CRI and the owners of these lots.   CRM has
also assumed CRI's obligation to maintain certain common areas in the Canyon Ranch Casitas subdivision under the terms of a Common Element Management Agreement. Under prior agreements, CRI granted third parties using the Casitas units the right to use the resort facilities in exchange for an additional fee. Under the terms of the Management Agreement, CRM has assumed CRI's obligations under these prior agreements.

         G. Canyon Ranch Estates: Also adjacent to Canyon Ranch is the Canyon Ranch Estates Subdivision. Immediately prior to the execution of the Contribution Agreement, CRI owned interests in five units in the Canyon Ranch Estates Subdivision. The interests owned by CRI consisted of: (a) the fee interest in one house in the Canyon Ranch Estates Subdivision used for accommodations just like other rooms contained in Canyon Ranch proper, and (b) the fee interest in three improved lots (the "EstatesTime Share Lots") dedicated to the Canyon Ranch Hacienda time share program (described more fully below). Under the terms of the Contribution Agreement, CRI's fee interest in the house in the Canyon Ranch Estates subdivision was contributed to the Operating Partnership subject to the Lease and the Management Agreement. As a consequence, CRM will be responsible for operating this unit for CRL. CRI sold its interest in the Estates Time Share Lots to CRL under the terms of the Life Share Property Contract. CRL borrowed funds pursuant to the Life Share Note to acquire these lots.

         The other units in the Canyon Ranch Estates Subdivision were not contributed to the Operating Partnership.

         H. Time Share Arrangements: Time share arrangements exist with respect to the Casitas Time Share Lots and the Estates Time Share Lots. Purchasers of time share interests

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Page 7

in these properties ("Interval Owners") entered into agreements with CRI that allow the Interval Owners to (i) become members of Canyon Ranch, (ii) use the time share accommodations for a certain period of time each year, and (iii) receive certain personal health benefits. However, an Interval Owner must pay to CRI additional fees for use of the spa, for meals and any special services utilized. Interval Owners must also pay an annual maintenance fee to their life share association (described more fully below). Under the Management Agreement, CRM has agreed to perform all duties of CRI, as owner, under these time share arrangements, to the extent such duties do not arise after the termination of the Management Agreement. CRM has also agreed not to sell any more time share interests under any of the above described programs.

III.     REQUESTED OPINIONS

         You have asked for our opinion concerning the impact that the purchase of Canyon Ranch will have on the ability of the Company to continue to qualify as a real estate investment trust (a "REIT") under section 856.(1) Specifically, you have requested that we render opinions addressing the following:

         1. whether the Lease will be treated as a lease for federal income tax purposes;

         2. whether the income that the Operating Partnership derives from the Lease will be treated as "qualifying income" for purposes of the 95 percent and 75 percent gross income tests for REIT qualification under section 856(c); and

         3. whether the income that the Operating Partnership derives from the Crescent FF & E Note and the Life Share Note will be treated as "qualifying income" for purposes of the 75 percent gross income test for REIT qualification under section 856(c)(3).

IV.      LEGAL BACKGROUND

         A.      75 Percent and 95 Percent Tests

         In order to qualify as a REIT for tax purposes, the Company must satisfy certain tests with respect to the composition of its gross income on an annual basis. First, at least 75 percent of the Company's gross income (excluding gross income from certain prohibited





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(1) All section references herein are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

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Page 8

transactions) for each taxable year must consist of temporary investment income or of certain defined categories of income derived directly or indirectly from investments relating to real property or mortgages on real property. These categories include, subject to various limitations, rents from real property, interest on mortgages on real property, gains from the sale or other disposition of real property (including interests in real property and mortgages on real property) not primarily held for sale to customers in the ordinary course of business, income from foreclosure property, and amounts received as consideration for entering into either loans secured by real property or purchases or leases of real property.(2) Second, at least 95 percent of the Company's gross income (excluding gross income from certain prohibited transactions) for each taxable year must be derived from income qualifying under the 75 percent test and from dividends, other types of interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.(3)

         In applying these income tests, REITs that are partners in a partnership are required to include in their gross income their proportionate share of the partnership's gross income. In addition, such REITs are to treat this partnership gross income as retaining the same character as the items of gross income of the partnership for purposes of section 856.(4) Thus, the character of any income derived by the Operating Partnership from Canyon Ranch will affect the ability of the Company to qualify as a REIT.

         B.      Rents from Real Property

         Rents from real property satisfy both the 75 percent and 95 percent tests for REIT qualification only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.(5) Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10 percent or more of the REIT, directly or constructively, owns 10 percent or more of such tenant (a "Related Party Tenant").(6) Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15 percent of the total rent received under the lease, then the portion of rent attributable to such personal





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(2) Section 856(c)(3).

(3) Section 856(c)(2).

(4) Treas. Reg. Section 1.856-3(g).

(5) Section 856(d)(2)(A).

(6) Section 856(d)(2)(B).

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Page 9

property will not qualify as "rents from real property."(7) Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. However, rents will be qualified as "rents from real property" if a REIT directly performs services in connection with the lease of the property, if those services are "usually or customarily rendered" in connection with the rental of space for occupancy, and such services are not considered to be rendered to the occupant of the property.(8)

         C.      Income from Foreclosure Property

         Income from foreclosure property is treated as "qualifying income" for purposes of the 75 percent and 95 percent tests (although any net income from foreclosure property is taxed at the maximum corporate rate). Foreclosure property is any real property, and any personal property incident to such real property, acquired by a REIT through default under a mortgage or a lease. A REIT may elect to treat such property as foreclosure property for a grace period of up to two years.(9) However, such property will cease to qualify as foreclosure property if it is used by the REIT in a trade or business more than 90 days after it is acquired and it is not operated through an independent contractor from whom the REIT does not derive or receive any income.(10) Moreover, property is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(11)

V.       OPINIONS

         A.      Lease Will be Treated as a Lease for Federal Income Tax
                 Purposes

         In order for any income derived by the Operating Partnership from Canyon Ranch to constitute either "rents from real property," or in the case of a default under the Lease, "gross income from foreclosure property," the Lease must be treated as a lease for federal income tax





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(7)  Section 856(d)(1)(C).

(8)  Sections 856(d)(1)(B), 856(d)(2)(C).

(9)  Section 856(e).

(10) Section 856(e)(4).

(11) Treas. Reg. Section 1.856-6(b)(3).

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Page 10

purposes and not be treated as a service contract, management contract or other type of arrangement. This determination depends on an analysis of all the surrounding facts and circumstances. In making this determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the business conducted at the property that is provided to the lessee (e.g., whether the lessee has substantial rights of control over the operation of the property and its business), (iv) the extent to which the lessee has the risk of loss from operations of the business conducted at the property (e.g., whether the lessee bears the risk of increases in operating expenses and of decreases in revenues), and (v) the extent to which the lessee has the opportunity to benefit from operations of the business conducted at the property (e.g., whether the lessee benefits from decreased operating expenses or increased revenues).(12)

         In addition, section 7701(e) provides that a contract that purports to be a service contract, partnership agreement, or another type of arrangement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in any savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract, partnership agreement, or some other type of arrangement should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.(13)

         We have concluded that the Lease will be treated as a lease for Federal income tax purposes, rather than a service contract, management contract or other type of arrangement. This conclusion is based, in part, on the following facts: (i) the Operating Partnership and CRL intend their relationship to be that of lessor and lessee (as evidenced by the terms of the





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(12) See, e.g., Xerox Corp. v. U.S., 80-2 USTC Paragraph 9530 (Ct. Cl. Tr. Div. 1980), aff'd per curiam, 656 F.2d 659 (Ct. Cl. 1981).

(13) P.L.R. 8918012 (January 24, 1989).

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Page 11

Lease), (ii) CRL, as tenant under the Lease, will have the right to exclusive possession, use and quiet enjoyment of Canyon Ranch during the term of the Lease and the right to uninterrupted control in the operation of the business conducted at Canyon Ranch (subject to its assumption of the Management Agreement), (iii) CRL will dictate how Canyon Ranch is maintained and improved,
(iv) CRL will bear all the costs and expenses of operating Canyon Ranch, (v) CRL will benefit from any savings in the costs of operating Canyon Ranch during the term of the Lease, (vi) in the event of damage or destruction to Canyon Ranch, CRL will be at economic risk because its obligation to make rental payments will not abate, (vii) CRL will indemnify the Operating Partnership against all liabilities imposed on the Operating Partnership during the term of the Lease by reason of injury to persons or damage to property occurring at Canyon Ranch or CRL's use, management, maintenance or repair of Canyon Ranch,
(viii) CRL is obligated to pay substantial fixed rent for the period of use of Canyon Ranch, regardless of whether its revenues exceed its costs and expenses, and (ix) CRL stands to incur substantial losses (or derive substantial profits) depending on how successfully it operates Canyon Ranch.

         We do not believe that our conclusion that the Lease of Canyon Ranch will be treated as a lease for Federal income tax purposes is affected by the fact that CRL entered the Lease subject to its assumption of CRI's obligations under the preexisting Management Agreement. The Management Agreement gives CRM control over the day-to-day operation of Canyon Ranch and allows CRM to share with CRL in the benefits of any increases in revenues or cost savings in the operation of Canyon Ranch. However, CRM's operation of Canyon Ranch will not be controlled by the Operating Partnership, and the Management Agreement does not affect the fact that CRL bears most of the risk of loss if Canyon Ranch is not successful. Moreover, the IRS has issued a private letter ruling in which it treated leases of several hotel properties as producing "rents from real property" in a situation where the lessees had contracted with a third party to conduct the day-to-day operations of the hotels.(14) This ruling suggests that the IRS will respect a lease of a hotel for federal income tax purposes even if the hotel is operated by an independent contractor rather than by the lessee.

         B.      Percentage Rent Provision is not Profit-Based

         Pursuant to the Lease, CRL will be obligated to pay the Operating Partnership base rent and percentage rent. Under the regulations, percentage rent based on a percentage of gross receipts or sales in excess of a floor amount, which is how the percentage rent is structured under the Lease, will not qualify as "rents from real property" unless (i) such floor amount does not depend in whole or in part on the income or profits of the lessee, (ii) the percentage and the floor amount are fixed at the time the lease is entered into, (iii) the





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(14) See, P.L.R. 8117036 (January 27, 1981).

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 12

percentage and the floor amount are not renegotiated during the term of the lease in a manner that has the effect of basing the percentage rent on income or profits, and (iv) the percentage and the floor amount conform with normal business practice.(15)

         Under the terms of Article 4.2 of the Lease, the Lessee will pay percentage rent during the first seven years of the Lease on an annual basis equal to the sum of (i) 15 percent of the amount by which gross receipts from the Leased Property exceed $29,000,000 (with such amount not exceeding $4,000,000), (ii) 11 percent of the amount by which gross receipts from the Leased Property exceed $33,000,000 (with such amount not exceeding $7,000,000), and (iii) 8.5 percent of the amount by which gross receipts from the Leased Property exceed $40,000,000. During years eight through ten of the Lease the Lessee will pay percentage rent equal to the sum of (i) 20 percent of the amount by which gross receipts from the Leased Property exceed $29,000,000 (with such amount not exceeding $4,000,000), (ii) 16 percent of the amount by which the gross receipts from the Leased Property exceed $33,000,000 (with such amounts not exceeding $7,000,000) and (iii) 15 percent of the amount by which gross receipts from the Leased Property exceed $40,000,000. This formula effectively rewards the tenant for any increases in gross receipts over the threshold amounts. This type of formula does not base the percentage rent on the tenant's income or profits, and similar formulas have been treated by the IRS as generating "rents from real property."(16) Moreover, the Operating Partnership has represented that (i) the floor amounts used to compute the percentage rent under the Lease do not depend in whole or in part on the income or profits of any person, (ii) the percentage rent provision of the Lease will not be renegotiated during the term of the Lease or at the expiration or earlier termination of the Lease in a manner that has the effect of basing the rent on income or profits, and (iii) the percentage rent provision of the Lease conforms with normal business practice. In addition, based on our experience and an examination of the Lease and certain projections regarding Canyon Ranch's expected future performance, the Lease appears to conform with normal business practice.

         C.      CRL is not a "Related Party Tenant"

         Rents derived under the Lease will not qualify as "rents from real property" if CRL is treated as a "related party tenant." CRL will be treated as a "related party tenant" if the Company, or an owner of 10 percent or more of the Company, directly or constructively owns





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(15) Treas. Reg. Section 1.866-4(b)(3).

(16) See, e.g., P.L.R. 8803007 (September 23, 1987) (percentage rent based on gross revenues in excess of gross revenues for a base year treated as "rents from real property"); cf. P.L.R. 9104018 (October 26, 1990) (interest based on gross revenues in excess of a floor amount treated as qualifying interest under section 856(f)).

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10 percent or more of the entity's assets or net profits.(17) Constructive ownership is determined for purposes of this test by applying the rules of section 318(a) as modified by section 856(d)(5). Those rules generally provide that if 10 percent or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person. In determining whether CRL is a "related party tenant" it is necessary to consider not only CRL's current ownership, but also its potential ownership after the exercise of the Zuckerman and Cohen Options. This is because, for federal income tax purposes, the Zuckerman and Cohen Options are likely to be treated as currently exercised. These options are likely to be treated as currently exercised, because each is composed of a matching put and call option for CRL stock with a nominal exercise price.

                 1.       CRL's Current Ownership

         CRL will not be treated as a "related party tenant" under its current ownership because two individuals, Zuckerman and Cohen, collectively own a 100 percent interest in CRL's assets and net profits. In reaching this conclusion, we recognize that Zuckerman and Cohen each own certain Units of the Operating Partnership as a result of the Acquisition Transaction.(18) We also recognize that the Operating Partnership has an option to acquire a 30 percent interest in a management company that will also be owned by Zuckerman. The Operating Partnership has represented that (i) Zuckerman and Cohen do not individually, or as a group, own more than 10 percent of the value of the Company's stock,
(ii) in the future Zuckerman and Cohen are not expected to own more than 10 percent of the value of the Company's stock individually, or as a group, and
(iii) neither the Operating Partnership nor the Company intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of CRL at any time in the future. Moreover, Article 7.8 of the Lease will prevent CRL and its members and managers from acquiring, directly or constructively, a greater than six percent stock interest in the Company without the Operating Partnership's prior written consent, and Section 6.4 of the First Amended and Restated Articles of Incorporation of the Company prevents CRL and its members and managers from acquiring more than 8 percent of the Company's stock.



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(17) Section 856(d)(2)(B)(ii).

(18) See Rev. Rul. 73-194, 1973-1 C.B. 355 (management company treated as an independent contractor with respect to a REIT, where an affiliate of the management company and the REIT were partners).

Crescent Real Estate Equities, Inc.
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                 2. CRL's Ownership-Treating the Zuckerman and Cohen Options as Exercised

         CRL will not be treated as a "related party tenant" if the Zuckerman and Cohen Options are treated as exercised because after exercise of these options a 99 percent interest in CRL's assets and net profits will be owned by RoseStar, with the remaining one percent interest owned by RSCR. An individual, Sanjay Varma, currently owns a 91 percent interest in the assets and net profits of RoseStar and 91 percent of the stock of RSCR. In reaching this conclusion, we recognize that Sanjay Varma owns certain Units of the Operating Partnership.(19) The Operating Partnership has represented that (i) Sanjay Varma does not own more than 10 percent of the value of the Company's stock, (ii) Sanjay Varma is not expected to own more than 10 percent of the value of the Company's stock in the future, and (iii) neither the Operating Partnership nor the Company intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of RoseStar at any time in the future. In concluding that CRL will not be treated as a "related party tenant" if the Zuckerman and Cohen Options are treated as exercised, we have applied the definition of related party tenant set forth in section 856(d)(2)(B)(ii), which applies to tenants which are not corporations. If CRL is not treated as a partnership for federal income tax purposes, but is instead treated as an association taxable as a corporation, then the applicable definition of related party tenant is the one set forth in section 856(d)(2)(B)(i), which looks to control over voting securities. If CRL were treated as a corporation for federal income tax purposes, Gerald W. Haddock and John C. Goff could possibly be deemed to control all of its voting stock, because of the extensive powers that they are granted as managers of RoseStar under the RoseStar Regulations. If this were the case, it would be necessary to consider whether the ownership of such voting stock could possibly be attributed to the Company under the constructive ownership rules described above or otherwise.

         An entity which has associates and an objective to carry on a business for joint profit will be treated as a partnership for federal income tax purposes, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management; (iii) limited liability; and (iv) free transferability of interests.(20) The entity must also have no other characteristics which are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics.(21) The IRS has applied this four-factor test in determining whether





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(19) See Rev. Rul. 73-194, 1973-1 C.B. 355 (described above).

(20) Treas. Reg. Section 301.7701-2(a).

(21) See Rev. Rul. 79-106, 1979-1 C.B. 448.

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limited liability companies formed under the ArizonaLimited Liability Company Act (Ariz. Rev. Stat. Ann., Title 29, Chapter 4, sections 29-601 through 29-857
(1992), referred to herein as the "Act") are partnerships for federal income tax purposes.(22) The IRS has issued Rev. Proc. 95-10, which specifies conditions which must be satisfied for a limited liability company to receive a favorable advanced ruling that it will be classified as a partnership for federal income tax purposes.(23) CRL should satisfy these conditions.
However, such conditions are applicable only in determining whether rulings will be issued and are not intended as substantive rules for determination of partnership status.

         An organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time.(24)
Section 29-781.A of the Act provides that an LLC organized under the Act is dissolved on the occurrence of the first of the following: (1) at the time or on the happening of the events specified for dissolution in the articles of organization or an operating agreement; (2) the written consent to dissolve by all members; (3) an event of withdrawal of a member under section 29-733 of the Act, unless the business of the LLC is continued by one or more managers or members pursuant to a right to continue stated in an operating agreement or, if an operating agreement does not provide a right to continue, by agreement or consent of all of the remaining members within 90 days after the event of withdrawal; (4) entry of a judgment of dissolution under section 29-785 of the Act; or (5) acquisition by a single person of all outstanding interests in the LLC. Section 29-733 of the Act provides that, except as approved by the written consent of all members at the time, a person ceases to be a member of an LLC on the occurrence of any of the following events of withdrawal: (1) the member withdraws from the LLC as provided in section 29-734; (2) on assignment of all the member's interest and admission of one or more of the assignees as a member; (3) the member is expelled as a member pursuant to the articles of organization or a operating agreement; (4) unless otherwise provided in an operating agreement, the member does any of the following: (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudicated as bankrupt or insolvent, (d) files a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or rule, (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in a bankruptcy, insolvency, reorganization or similar proceeding, (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the member or of all or any substantial part of the





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(22) See, e.g., Rev. Rul. 93-93, 1993-42 I.R.B. 13; and P.L.R. 9321047
(February 25, 1993).

(23) 1995-3 I.R.B. 20.

(24) Treas. Reg. Section 301.7701-2(b)(3).

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member's property; or (5) if a member is a natural person, the member's death, or the entry of an order or judgment by a court of competent jurisdiction adjudicating the member incompetent to manage the member's person or the member's estate. Section 7.1.1 of the CRL Articles provides that CRL shall be dissolved upon any withdrawal event, as defined in Section 29-733 of the Act, unless a majority in interest of the remaining members consent to continue CRL (and CRL has a least two remaining members). Accordingly, CRL will lack the corporate characteristic of continuity of life.An organization will be treated as possessing the corporate characteristic of free transferability of interests if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization.(25) Section 29-732.A of the Act provides that an interest in an LLC is personal property and, is assignable in whole or in part; an assignment of an interest in an LLC does not dissolve the LLC or entitle the assignee to participate in the management of the business and affairs of the LLC or to become a member or to exercise the rights of a member, unless the assignee is admitted as a member as provided in section 29-731 of the Act. Section 29-731.B.2 of the Act provides that after an LLC's initial articles of organization are filed, a person who is an assignee of all or part of a member's interest in an LLC may become a member on the approval or consent of all members or of any one or more members who have the right under an operating agreement to admit additional members. Section 29-731.B.3 provides that if the person is an assignee of an interest in the LLC of a member who has the power under an operating agreement to grant the assignee the right to become a member, the assignee may become a member on the exercise of the power in compliance with all conditions limiting the member's exercise of the power. Article 5 of the CRL Articles provides, in part, that no member shall have the right to substitute in its place a transferee. Accordingly, CRL will lack the corporate characteristic of free transferability of interests.

         An organization will be treated as lacking the corporate characteristic of centralization of management if management decisions are made by a vote of the majority of beneficial owners.(26) Section 3.1 of the CRL Articles provides that CRL's management is vested in its members. Accordingly, CRL will lack the corporate characteristic of centralization of management. Because CRL will lack the corporate characteristics of continuity of life , free transferability of interests and centralization of management, in our opinion it will be treated as partnership for federal income tax purposes.





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(25) Treas. Reg. Section 301.7701-2(e).

(26) Treas. Reg. Section 301.7701-2(g), Ex. (7).

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         D.      Incidental Personal Property

                 1. Rents Attributable to Personal Property Will Be Treated as "Rents from Real Property"

         As noted above, the rents attributable to the Operating Partnership's personal property leased under or in connection with the Lease must not be greater than 15 percent of the rents received under the Lease. The rent attributable to personal property leased under or in connection with a lease of real property is the amount that bears the same ratio to total rent for the taxable year as (i) the average of the adjusted bases of the personal property leased under or in connection with a lease of real property at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of the real and personal property subject to the lease at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio").(27)
Section 36.2 of the Lease provides that the average of the adjusted bases of the personal property leased to the lessee under the Lease at the beginning and end of any calendar year shall not exceed 15 percent of the average of the adjusted tax bases of the Leased Property at the beginning and at the end of each such calendar year. In addition, the Operating Partnership has represented that the adjusted tax basis of the personal property leased under or in connection with the Lease will not represent more than 15 percent of the aggregate adjusted tax basis of Canyon Ranch at any time.

         2. Payments Attributable to RoseStar's Acquisition of Certain Personal Property Will Not Be Treated as "Rents from Real Property"

         Pursuant to Article I of the Contribution Agreement, the conveyance to the Operating Partnership did not include the FF & E. Instead, the FF & E was sold by CRI to CRL in exchange for the proceeds of loans from the Operating Partnership. Under the terms of Article 7.5 of the Lease, however, the lessee is obligated to transfer and assign the FF & E upon termination of the Lease to a person designated by the lessor at a price equal to the then existing fair market value of the FF & E.

         The Operating Partnership will not be treated as the tax owner of the FF & E. The FF & E is owned by CRL. The payments that the Operating Partnership will receive under the Crescent FF & E Note will not qualify as "rents from real property." Instead, such payments will be treated for federal income tax purposes as payments of principal and interest resulting from the Operating Partnership's financing of CRL's purchase of the FF & E. The payments pursuant to this financing, to the extent they constitute interest, will be "qualifying income" for





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(27) Section 856(d)(1)(C).

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purposes of the 75 percent test. However, because the financing will be secured by personal property under the terms of the Security Agreement, rather than real property, such interest will not be "qualifying income" for purposes of the 95 percent test. Similarly , interest accruing under the Life Share Note, which is also secured by the FF & E under the terms of the Security Agreement, will also be treated as "qualifying income" for purposes of the 75 percent test, but not for purposes of the 95 percent test.

         E.      Provision of Services by the Operating Partnership

                 1.       Income Derived under the Terms of the Lease

         Although the Operating Partnership may treat charges for services customarily furnished or rendered in connection with the rental of Canyon Ranch as "rents from real property," any services rendered to the occupants of Canyon Ranch must be furnished or rendered by an independent contractor from whom the Company does not derive or receive any income.(28) Moreover, to the extent that any independent contractors provide noncustomary services to the occupants of Canyon Ranch, the cost of such services must not be borne by the Operating Partnership.(29) Under the terms of the Lease, the Operating Partnership will not be required to provide any services, customary or noncustomary, in
connection with the rental of Canyon Ranch.   Instead, all services relating to
the operation of Canyon Ranch will be provided by CRM under the terms of the Management Agreement. The Operating Partnership will not bear the cost of any of the services provided by CRM. Instead, such costs will be borne by CRL, which as lessee under the Lease has assumed the obligations of the owner under the Management Agreement.

         Based on the foregoing, we believe that the provision of any noncustomary services to the occupants of Canyon Ranch by CRM will have no effect on the qualification of the income derived from Canyon Ranch as "rents from real property." In fact, the IRS has issued a private letter ruling in which it has treated the income derived from several leases of hotel properties as "rents from real property" in a situation where the lessees had contracted with a third-party to conduct the day-to-day operations of the hotels.(30) Our conclusion is not altered by the fact that the Operating Partnership will remain liable for any obligations arising under the Management Agreement, to the extent that they are not satisfied by CRL, as lessee under the Lease. The Operating Partnership should not be treated as bearing the cost of the services provided by CRM merely because it could possibly be held liable for CRL's obligations under




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(28) Sections 856(d)(1), 856(d)(2)(C); Treas. Reg. Section 1.512(b)-1(c)(5).

(29) Treas. Reg. Section 1.856-4(b)(5).

(30) See, P.L.R. 8117036 (January 27, 1981).

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the Management Agreement. The Operating Partnership is not retaining this liability in an attempt to provide services to CRL. Instead, it is retaining this liability only as an accommodation, in order to gain CRM's consent to its purchase of Canyon Ranch. Moreover, the Operating Partnership believes that it is highly unlikely that it will ever be required to reimburse CRM for the costs and expenses of operating Canyon Ranch because of a default by CRL in its obligations as owner under the Management Agreement. This is because (i) Canyon Ranch is projected to generate enough gross income to cover the payments to CRM under the Management Agreement, (ii) in connection with Section 7.7 of the Lease, CRL represents that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, CRL covenants that it will retain all income generated by the Leased Property and shall not distribute any earnings to its beneficial owners, except as needed for federal and state income taxes payable on taxable income from the Leased Property, until the tenant has accumulated and is holding in reserve funds which are sufficient to pay at least one monthly payment of Base Rent under the Lease, plus at least one monthly payment of Base Rent under all other leases between lessor and lessee, (iv) RoseStar has guaranteed CRL's obligations under the Lease and its individual members have guaranteed CRL's obligations under the Lease (as well as the Crescent FF & E Note and the Life Share Note) up to $200,000, and (v) in the view of the Operating Partnership, RoseStar's capitalization is adequate to allow RoseStar to assume its obligations as guarantor under the Guaranty.

                2.       Income Derived in the Case of a Default under the Lease

         If the Operating Partnership were required to reimburse CRM for the costs of operating Canyon Ranch because of a default by the Tenant under the terms of the Management Agreement, we have concluded that the income derived by the Operating Partnership from Canyon Ranch would be treated as "qualifying income" for purposes of the 75 percent and 95 percent tests. This is because, if the Operating Partnership were required to reimburse CRM for the cost of operating Canyon Ranch, this would constitute an event of default under Article 16.1(c) of the Lease, allowing the Operating Partnership to terminate the lessee's leasehold interest in Canyon Ranch. As a result of such a termination of the Lease, any income derived by the Operating Partnership from Canyon Ranch after the default would be treated as income from foreclosure property.

         The Operating Partnership would be able to continue to operate Canyon Ranch after any default under the Lease, without affecting its status as foreclosure property. This is because CRM will provide all services relating to the operation of Canyon Ranch and CRM will qualify as an independent contractor from whom the Company will not derive any income. As noted above, a REIT can use foreclosure property in the conduct of an active trade or

Crescent Real Estate Equities, Inc.
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business, as long as this is done through the use of an independent contractor, from whom the REIT does not derive or receive any income.(31)

         As noted above, real property acquired upon default under a lease is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(32) This is not the case in the present situation because (i) Canyon Ranch is projected to generate enough gross income to produce a profit for CRL, (ii) in connection with Section 7.7 of the Lease, the Tenant represents that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, the tenant covenants that it will retain all income generated by the Leased Property and shall not distribute any earnings to its beneficial owners, except as needed for federal and state income taxes payable on taxable income from the Leased Property, until the tenant has accumulated and is holding in reserve funds which are sufficient to pay at least one monthly payment of Base Rent under the Lease, plus at least one monthly payment of Base Rent under all other leases between lessor and lessee, (iv) RoseStar has guaranteed CRL's obligations under the Lease and its individual members have guaranteed CRL's obligations under the Lease (as well as the Crescent FF & E Note and the Life Share Note) up to $200,000, and (v) in the view of the Operating Partnership, RoseStar's capitalization is adequate to allow RoseStar to assume its obligations as guarantor under the Guaranty.

         Canyon Ranch would qualify as foreclosure property only for a period of up to two years, beginning on the date of its acquisition by the Operating Partnership, unless the Operating Partnership obtains an extension of the grace period from the IRS.(33) Therefore, in the event the Operating Partnership takes possession of Canyon Ranch as a result of a default under the Lease, presumably the Operating Partnership will sell Canyon Ranch or within two years rent it to another tenant under a lease that will produce "rents from real property."

VI.      ASSUMPTIONS AND REPRESENTATIONS

         In providing these opinions, we have with your permission assumed the following: (i) the due authorization, execution and delivery by all parties thereto of the Transaction





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(31) Section 856(e)(4)(C). The IRS clearly intended for REITs to be able to treat hotels operated by independent contractors as foreclosure property. For instance, the Treasury regulations defining foreclosure property refer to hotel properties twice. See, Treas. Reg. Sections 1.856-6(b)(2), 1.856-6(d)(2). In addition, the IRS has also recently issued a private letter ruling in which it treated income received from hotels acquired pursuant to a bankruptcy petition as income from foreclosure property, where the hotels were operated by third party managers. P.L.R. 9420013 (2/15/94).

(32) Treas. Reg. Section 1.856-6(b)(3).

(33) Section 856(e)(2).

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Page 21

Documents, (ii) the authenticity of the originals of the Transaction Documents and the genuineness of all signatures; (iii) the conformity to the original of all documents submitted to us as copies; (iv) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions;
(v) that each party to the Transaction Documents has the power and authority to enter into and perform all of its obligations thereunder; (vi) that each of the Transaction Documents is a legal, valid and binding obligation, enforceable in accordance with its terms; and (vii) that each legal entity that is a party to the Transaction Documents validly existing and in good standing under the laws of the United States of America or one of the States thereof or the District of Columbia. As to questions of fact material to such opinions, we have with your permission, when relevant facts were not independently established. relied upon, and assumed the truth, accuracy and completeness of, written and oral statements and representations made by or on behalf of the parties to the Transaction Documents by their respective officers or agents. With your permission, we have further assumed that each of the parties to each of the Transaction Documents fully complies with its obligations thereunder.

         In addition, these opinions are conditioned upon certain representations made by the Company and the Operating Partnership as to factual and other matters as set forth in the attached letter. Unless facts material to the opinions expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the representations made by the Company and the Operating Partnership. We are not, however, aware of any facts or circumstances contrary to or inconsistent with the representations. To the extent the representations are with respect to matters set forth in the Code or Treasury Regulations, we have reviewed with the individuals making such representations the relevant provisions of the Code, the Treasury Regulations and published administrative interpretations.

         Our opinions contained herein are based in part upon our conclusion that the U.S. federal income tax treatment of the transactions contemplated by the Transaction Documents will be determined based on their economic substance. Although there can be no assurance that the IRS will not take one or more contrary positions, it is our opinion that none of those positions, if asserted by the IRS, would prevail. However, because our opinions are not binding on the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS. Our opinions are based upon the present provisions of the Code, the regulations promulgated thereunder, administrative rulings, judicial decisions, and any other applicable authorities published and in effect on the date hereof (all of which are subject to change, both prospectively and retroactively).

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         This letter and the opinions contained herein are based solely upon our knowledge of the relevant facts. In this opinion, the words "our knowledge" or words to similar effect signify that, in the course of our representation of the Company or the Operating Partnership, in matters with respect to which we have been engaged as counsel by such entity, no information has come to the attention of those attorneys in our firm having detailed knowledge of this transaction and the substance of this opinion that gives such attorneys current, actual knowledge that any such opinions are not accurate.
In rendering this opinion, we have undertaken no investigation with respect to such matters and we have not undertaken to communicate the details of this transaction to all members or employees of our firm who may have performed, and are currently performing, services for the Company or the Operating Partnership, or any other person or entity.

         The opinions contained herein are issued, and our opinions herein are expressed, as of the date hereof. These opinions and this letter are limited to the matters expressly set forth herein, and no statements or opinions may be inferred beyond such matters. We do not assume any responsibility to update these opinions or advise you of changes resulting from events (whether or note they come to our attention) that may occur after the date hereof, including, without limitation, future transactions or other actions under the Transaction Documents, or any inaccuracy in any of the representations or warranties upon which we have relied in rendering these opinions.

VII.     CONCLUSION

         Based on the assumptions stated above, it is our opinion that (i) the Lease will be treated as a lease for federal income tax purposes, (ii) all of the income that the Operating Partnership derives under the Lease will be treated as "qualifying income" for purposes of the 95 percent test, and (iii) all of the income the Operating Partnership derives under the Crescent FF & E Note and the Life Share Note will be treated as "qualifying income" for purposes of the 75 percent test.

                                            Very Truly Yours,

                                            SHAW, PITTMAN, POTTS & TROWBRIDGE